UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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Merck & Co., Inc.
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MERCK

2026

Notice of Annual Meeting & Proxy Statement

MERCK
Merck & Co., Inc.
126 East Lincoln Avenue
Rahway, N.J. 07065 U.S.A.

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Notice of Annual Meeting of Shareholders

To Shareholders:

You are invited to the Annual Meeting of Shareholders of Merck & Co., Inc., Rahway, NJ, U.S.A. (the “Company”) on Tuesday, May 26, 2026, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2026 (the “2026 Annual Meeting”).

The purposes of the 2026 Annual Meeting are to:

1. Elect the 13 Director nominees named in this proxy statement;

2. Consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

3. Consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026;

4. Consider and act upon a shareholder proposal regarding a report on DEI risks in federal contracting, if properly presented at the meeting;

5. Consider and act upon a shareholder proposal regarding a report on healthcare coverage gaps, if properly presented at the meeting;

6. Consider and act upon a shareholder proposal regarding a report on political contributions, if properly presented at the meeting; and

7. Transact such other business as may properly come before the meeting.

By order of the Board of Directors,

Kelly E. W. Grez

Corporate Secretary

Vote Right Away—Advance voting methods and deadlines

We encourage all shareholders of record to read this proxy statement with care and vote right away using any of the following methods, even if they intend to attend the 2026 Annual Meeting. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET*	www.proxyvote.com

BY PHONE*	In the U.S. or Canada dial toll-free 1-800-690-6903

BY QR CODE	Scan this QR code with your mobile device to be directed to www.proxyvote.com

BY MAIL**	Cast your ballot, sign your proxy card and send in our prepaid envelope

Only shareholders listed on the Company’s records at the close of business on March 27, 2026 are entitled to vote.

The Company began distributing its Notice of Internet Availability of Proxy Materials, proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 10-K”) and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plan participants on April 8, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2026:

The Notice of Annual Meeting of Shareholders, proxy statement and the 2025 10-K are available free of charge at www.proxyvote.com.

The principal executive offices of the Company are located at 126 East Lincoln Avenue, Rahway, NJ 07065 U.S.A.

* The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 25, 2026.

** You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank, or nominee.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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Dear Fellow Shareholders,

In 2025, we made meaningful progress transforming our portfolio and positioning our Company for success into the next decade and beyond. Guided by our purpose to use the power of leading-edge science to save and improve lives, we launched a wave of new products, advanced important clinical programs, and expanded our pipeline and portfolio through strategic business development. Momentum continues to build, and I am increasingly confident we have the right foundation to continue to deliver breakthrough medicines and vaccines to millions of patients around the world.

Following our strong progress in 2025, we now have line of sight to a potential commercial opportunity of over $70 billion by the mid-2030s coming from just a select group of our late-stage pipeline assets. This is $20 billion more than we projected just one year ago thanks in part to our business development efforts. Also underpinning this increase is the largest and most diverse pipeline in our Company’s recent history, with approximately 80 ongoing Phase 3 studies across multiple therapeutic areas and modalities. Based on our pipeline today, we see opportunity to launch over 20 potential new growth drivers — each of which holds the promise of advancing patient care, and almost all of which have blockbuster potential. A majority of the $70 billion-plus commercial opportunity stems from 10 of these potential new growth drivers alone. Of these, three have been approved already and are making a meaningful impact for patients — WINREVAIR, OHTUVAYRE and ENFLONSIA — and the remaining ones are anticipated to readout key study data over the next 12 to 18 months, representing important catalysts for their development and clinical outlook.

In oncology, we are continuing our relentless work to deliver new treatment options for patients with cancer. We were pleased that the U.S. Food and Drug Administration (FDA) approved KEYTRUDA QLEX, which enables

“	Based on our pipeline today, we see opportunity to launch over 20 potential new growth drivers — each of which holds the promise of advancing patient care, and almost all of which have
	blockbuster potential.	”

subcutaneous administration of the medicine in KEYTRUDA across all solid tumor indications, and that the European Commission (EC) also approved the subcutaneous route of administration for KEYTRUDA across all adult indications in Europe. This innovation provides an important new option for patients, and we believe it further expands access to KEYTRUDA and reinforces its foundational role in the treatment of certain cancers. We also achieved important clinical milestones, with data readouts in new tumor types and earlier stages of disease for KEYTRUDA as well as WELIREG, our HIF-2 alpha inhibitor. In addition, we are progressing sacituzumab tirumotecan (sac-TMT), an investigational anti-TROP2 antibody-drug conjugate being developed in collaboration with Kelun-Biotech, which we’re evaluating in 17 Phase 3 trials. The FDA awarded sac-TMT a priority review voucher under the Commissioner’s National Priority Voucher (CNPV) pilot program, for use when our future application is submitted.

In cardiometabolic and respiratory, we are also pleased that enlicitide, our investigational oral PCSK9 inhibitor for the treatment of adults with high LDL cholesterol, was also awarded a CNPV. Positive results from three Phase 3 trials underscore the potential of enlicitide to be the first approved oral PCSK9 option to help address the cardiovascular (CV) epidemic. Additionally, since its launch in 2024, WINREVAIR has proven to be an important medicine for a broad spectrum of adults with pulmonary arterial hypertension (PAH). And OHTUVAYRE, obtained through our acquisition of Verona Pharma, provides a first-in-class maintenance treatment for adults with chronic obstructive pulmonary disease (COPD).

In vaccines and infectious diseases, we were proud to launch ENFLONSIA in the U.S., the first and only respiratory syncytial virus (RSV) preventive option administered to infants during their first RSV season without the need for weight-based dosing. And, we continue to see increased uptake of our adult pneumococcal vaccine, CAPVAXIVE, given its strong clinical profile. We also continue to have positive data readouts from our HIV pipeline, including for our investigational once-daily, oral, two-drug, single-tablet regimen doravirine/islatravir for the treatment of HIV-1 infection. We believe islatravir has the potential to serve as a novel anchor medicine that will provide the basis for new daily and weekly treatment options for adults living with HIV. In addition, we initiated Phase 3 trials for our investigational, once-monthly oral candidate for HIV-1 pre-exposure prophylaxis (PrEP), alimatravir (also known as

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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MK-8527). Lastly, GARDASIL and GARDASIL 9 remain important products for preventing certain HPV-related cancers in males and females. We are proud of these as well as our other vaccines and the role they play in supporting public health.

Expanding our pipeline has been a priority, and we are making progress across multiple additional therapeutic areas. In immunology, we broadened our clinical development program for tulisokibart, our TL1A monoclonal antibody, with the initiation of Phase 2b trials in three additional inflammatory disease indications beyond the ongoing Phase 3 trials in ulcerative colitis and Crohn’s disease. In ophthalmology, we are advancing MK-3000, our Wnt agonist, potentially the first new mechanism of action in two decades for patients with certain retinal diseases. We also initiated a Phase 2/3 study for MK-8748, our Tie2 agonist/VEGF bispecific, another potential treatment for certain retinal diseases.

Animal Health remains an important contributor to our growth, and we are delivering a wave of new products in large and growing markets. In 2025, we received EC approval of NUMELVI tablets for dogs, a second-generation JAK inhibitor for atopic dermatitis, and recently received FDA approval for NUMELVI. We expect to double our commercial Animal Health business from a 2024 base by the mid-2030s.

Business development continues to be a core part of our growth strategy. In addition to closing the Verona Pharma acquisition in 2025, in January of this year we completed the acquisition of Cidara Therapeutics, which brought us MK-1406, a potential first-in-class drug-Fc conjugate long-acting antiviral, to help protect high-risk individuals from influenza. Since 2021, we have invested over $60 billion in business development, and we will build on our track record by moving with discipline and intention where science and value align.

In addition, we continue to build on our long-standing commitment to advancing access to health, operating responsibly and implementing strategies that protect the health of people, animals and the planet. Our medicines and vaccines reached more than 400 million people worldwide in 2025 through our commercial channels, clinical trials, voluntary licensing and product donations — a testament to the impact and reach of the critical work we do. In the U.S. between 2018 and 2024, we invested more than $80 billion in R&D and $12 billion in manufacturing. In 2025, we committed to investing more than $70 billion over the next several years to expand domestic manufacturing and R&D — not including investments associated with future business development — to drive long-term growth and strengthen the U.S. as a global leader in biopharmaceutical innovation. We continue to prioritize developing and manufacturing medicines and vaccines close to patients in the U.S. while maintaining our global presence and aligning our manufacturing to best serve patients worldwide.

Our teams made significant strides in 2025 to bring forward our next generation of growth drivers. To help continue their commercial success, we are organizing our Human Health business into an Oncology Business Unit and a Specialty, Pharma & Infectious Diseases Business Unit. This will enable us to sustain long-term leadership in oncology, while supporting a growing number of launches across an increasingly broad and diverse portfolio. As we continue our important work, my conviction is stronger than ever in the sustainable, long-term value we are positioned to deliver for patients and our shareholders.

Thank you for your continued support of our Company and our purpose. We encourage you to participate in the Annual Meeting by exercising your right to vote.

“	My conviction is stronger than ever in the sustainable, long-term value we are positioned
	to deliver for patients and our shareholders.	”

Robert M. Davis Chairman, Chief Executive Officer and President

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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A Message from our Independent Lead Director

Dear Fellow Shareholders,

On behalf of the Board, thank you for your investment in the Company and your continued support. I am honored to serve as Lead Director and pleased to highlight a few of the ways the Board remains committed to you through dedicated, independent oversight.

Board Oversight and Independence

As noted by our Chairman and CEO Robert M. Davis in his letter, the Company made strong progress in 2025 to bring forward its next generation of growth drivers, launching a wave of new products, advancing important clinical programs, and expanding its pipeline and offerings through strategic business development. The Company’s progress was guided by its continued focus on using the power of leading-edge science to save and improve lives, a purpose that also guides the Board in our work to oversee the Company’s affairs and fulfill our responsibilities. In 2025, leveraging our varied backgrounds, the Board engaged actively with senior leaders on a range of topics, including research and development, capital allocation, and human capital management. Most recently, the Board provided guidance in connection with leadership changes in the Company’s Human Health and Manufacturing divisions as part of regular management succession planning discussions.

Independence is central to effective governance. In my role as independent Lead Director, I am actively engaged in ensuring the Board provides independent and effective oversight, including by presiding over an executive session at every Board meeting without management present, leading the Board’s annual self-evaluation, and working with the Chairman to set Board meeting agendas. All members of our four standing committees are independent, and each committee is chaired by an independent Director who provides strong leadership and helps guide the Board’s work.

Board Composition

The Board takes a thoughtful approach to evaluating its composition and planning for succession through ongoing discussion. We work to ensure the Board collectively has the skills, experience, and perspectives necessary to oversee the Company’s current and future global business priorities and strategic initiatives. In doing so, we seek an appropriate balance of fresh perspectives and the insights of longer-tenured Directors.

Our annual self-evaluation gives Directors a formal avenue to comment on Board composition and identify opportunities to strengthen Board and committee effectiveness. Directors offer input across many areas, including core Board responsibilities, structure, priorities, and operations. Our most recent evaluation helped identify priority topics for this year — reviewing pipeline strategy and execution, the Company’s approach to digital technologies, including artificial intelligence, and assessing the changing external and regulatory environment and related risks and opportunities. It also prompted practical improvements to our Board operations, such as continuing to streamline pre-read materials and reserve adequate time for discussion.

Shareholder Engagement

Regular communication with shareholders helps us understand your views and make well-informed, measured decisions that serve the Company’s long-term interests. The Company continued a robust, proactive shareholder engagement program in 2025 and plans to continue to do so in 2026. I joined management in several of those conversations and valued the chance to present the Board’s perspective and hear shareholders’ priorities directly. Discussions covered corporate strategy, capital allocation, risk oversight, the board evaluation process, and board composition. The Board takes investor feedback seriously and has used it to inform the Company’s policies, practices, and disclosures.

Thank you again for your investment and continued support.

Thomas H. Glocer Independent Lead Director April 8, 2026

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time Tuesday, May 26, 2026 9:00 a.m. ET	Record Date March 27, 2026

Location Via Webcast at www.virtualshareholdermeeting.com/MRK2026

Voting Matters	Page(s)	Board’s Recommendation

Proposal 1 Election of Directors	32	FOR each Nominee

Proposal 2 Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	42	FOR

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2026	87	FOR

Shareholder Proposals

Proposals 4 - 6 Shareholder Proposals	90-94	AGAINST

Business Highlights

Revenue increase in 2025 driven by growth in Oncology, Cardiometabolic & Respiratory, Diabetes, and Animal Health, largely offset by declines in Vaccines, Immunology, and Virology
$15.8B	GAAP investment in R&D in 2025

Capital Returned & Dividend Increase

$13.3B	Capital Returned to Shareholders (dividends and share repurchases)

Increase to quarterly dividend beginning in January 2026

Total Shareholder Return(1)

Year End 2025

1-Year	3-Year
9.8%	1.3%

5-Year
9.6%

(1) Relative Total Shareholder Return, a component of our Performance Share Unit program that is described on page 56, is calculated on a different basis.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proxy Summary	÷ ÷ ÷ ÷	7

2025 NEOs and Compensation Highlights (Page 48)

Below is a list of our 2025 Named Executive Officers, or “NEOs”, and select compensation highlights from 2025. For additional information on our elements of 2025 compensation, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 43.

	Annual Base Salary $(1)	Target Annual Incentive %	Target Long-Term Incentive $	Target TDC Increase %(2)
2025 NEOs

Robert M. Davis Chairman, Chief Executive Officer, and President	$1,650,000	150%	$16,900,000	+7.6%
	.............................................................................................................................................................................
Caroline Litchfield Executive Vice President and Chief Financial Officer	1,170,000	100	5,000,000	+11.4
	.............................................................................................................................................................................
Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division(3)	979,479	100	3,300,000	+0.0
	.............................................................................................................................................................................
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	1,456,000	100	6,000,000	+4.7
	.............................................................................................................................................................................
Jennifer Zachary Executive Vice President and General Counsel(4)	1,059,307	100	3,750,000	—(4)

(1)	Reflects base salary as of December 31, 2025.

(2)

Target Total Direct Compensation (“TDC”) is defined as the sum of annual base salary, target annual incentive, and target long-term incentive. This column reflects the increase in target TDC from 2024 to 2025.

(3)	Although Mr. Chattopadhyay was not an NEO in 2024, he was an NEO in 2023. As such, pursuant to SEC rules, we have included his 2024 compensation information in the Summary Compensation table.

(4)	Ms. Zachary was not an NEO in 2024.

Variable Compensation is Critical to Achieve Our Objectives (Page 51)

The Company’s compensation programs are designed to align the interests of our executives with the interests of our shareholders, among other objectives. For this reason, a significant portion of our NEOs’ pay is variable and at-risk, subject to Company performance as measured against financial, operating, and strategic objectives, as well as Relative Total Shareholder Return, or “Relative TSR” or “R-TSR” (as defined in Appendix B). These performance measures continue to demonstrate a strong linkage between pay and performance.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

8	ç ç ç ç	Proxy Summary

Annual Cash Incentive

The Company Scorecard (described in more detail on page 52) focuses on our most critical business drivers — the Company’s revenue (“Revenue”), non-GAAP pre-tax income (“Pre-Tax Income”), the Company’s research and development goals (“Pipeline”), and the Company’s focus on driving greater access to health for patients around the world and on the engagement and inclusion of our employees (“Sustainability”) — and is used to determine the payout of our annual incentive for most employees, including our NEOs under the Executive Incentive Plan. Our Company Scorecard performance during 2025 resulted in an achievement of 94% of target.

Long-Term Incentive

The Long-Term Incentive (“LTI”) program, consisting of a mix of Performance Share Units (“PSUs”), Restricted Stock Units (“RSUs”) and stock options, provides our NEOs with the opportunity to own Company common stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders.

The 2023 PSU program (described in more detail on page 56) paid out at 94% of target based on achievement of three-year Earnings Per Share (“EPS”) and three-year R-TSR metrics during the performance period (2023-2025), weighted at 50% and 50%, respectively.

Say-On-Pay Advisory Vote (Page 46)

In 2025, shareholders continued their historically strong support for our executive compensation programs with approximately 91% of the votes cast in favor of approving the say-on-pay proposal. Based on this outcome, feedback received from shareholders, and the Compensation and Management Development (“C&MD”) Committee’s ongoing analysis of the program’s ability to support our strategic, financial, and human capital objectives, we did not make significant changes to our executive compensation program in 2025. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42. For additional information, please refer to the CD&A beginning on page 43 of this proxy statement.

Shareholder Engagement and Feedback (Page 24)

The Company communicates regularly with shareholders to better understand their perspectives and has established a shareholder engagement program that is both proactive and cross-functional. Our independent Lead Director, who is also Chair of our Governance Committee, participates in substantive engagements with some of the Company’s largest shareholders. In 2025, discussions with shareholders covered a wide range of topics of interest to shareholders, including the Board’s composition and leadership structure, management and director succession, strategic priorities, capital allocation, executive compensation programs, sustainability reporting and goals, human capital management, and other governance matters. These discussions provided valuable insights into shareholder views, which are varied, and we heard from many shareholders that they greatly appreciated the opportunity to engage with the Company.

We will continue to engage with shareholders on a regular basis to better understand and consider their views, including on our executive compensation programs, our corporate governance practices, and our sustainability approach that is aligned to our Company strategy.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proxy Summary	÷ ÷ ÷ ÷	9

Board Composition and Refreshment (Page 20)

At least annually, the Governance Committee considers the size, structure, and needs of the Board. The Governance Committee reviews possible candidates for the Board and recommends Director nominees to the Board for approval. In addition, as part of the Board’s annual self-evaluation process, Directors provide feedback on Board composition-related matters. Directors also discuss Board composition-related matters from time to time in executive session.

In selecting Director nominees, the Board considers its composition, including the skills, perspectives, areas of expertise, and experience then-represented on the Board. The Board also considers the Company’s current and future global business strategies, opportunities, and challenges. Such considerations have resulted in the election of six new independent Directors since 2020. For more information, see “Board Succession Planning, Criteria for Board Membership, and Director Nomination Process” beginning on page 20.

Our 2026 Director Nominees Snapshot

Our Director nominees possess broad expertise, skills, experience, and perspectives that will facilitate effective oversight of the Company’s current and future global business and strategic initiatives, opportunities, and challenges, and strengthen and support senior management. As illustrated by the following chart, our slate of Director nominees consists of individuals with expertise in fields that align with the Company’s business and long-term strategy.

Board Skills and Qualifications (of 13 Director Nominees)	No. of Nominees*

CEO Leadership	9

Financial	6

Scientific / Technology	5

Healthcare Industry	7

Global Strategy & Operations	10

Marketing / Sales	6

Digital	7

Public Company Governance	12

Public Policy & Regulation	5

Talent Management	11

Capital Markets Experience	6

* See page 21 of this proxy statement under Nominee Skills Matrix for how these Board skills and qualifications are defined and how they are represented by each Director nominee individually.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

10	ç ç ç ç	Proxy Summary

Nominees for Director (Page 32)

The following provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each individual’s background, skillsets, and areas of expertise can be found beginning on page 33.

			Current Committee Memberships

			Audit	C&MD	Governance	Research
Director Nominee	Age	Director Since
Douglas M. Baker, Jr.	67	2022
Mary Ellen Coe	59	2019
Pamela J. Craig	69	2015
Robert M. Davis Management	59	2021
Thomas H. Glocer Lead Director	66	2007
Surendralal L. Karsanbhai	56	2025
Risa J. Lavizzo-Mourey, M.D.	71	2020
Stephen L. Mayo, Ph.D.	64	2021
Paul B. Rothman, M.D.	68	2015
Patricia F. Russo	73	1995
Christine E. Seidman, M.D.	73	2020
Inge G. Thulin	72	2018
Kathy J. Warden	54	2020
Number of Meetings in 2025			8	4	4	5

Committee Chair

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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Corporate Governance

The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board’s primary mission is to represent and protect the interests of our shareholders. To that end, the Board selects and oversees the senior management team, which is charged with conducting the Company’s daily business.

The Board has adopted corporate governance guidelines (the “Policies of the Board”) that, together with our Restated Certificate of Incorporation, By-Laws, and Board committee charters, form the governance framework for the Board and its committees. The Policies of the Board cover a wide range of subjects, including the philosophy and functions of the Board, the composition of the Board, the independent Lead Director’s responsibilities, categorical independence standards, Director qualifications, assessment of the Board, committee responsibilities, Director transition and retirement, service on other boards, Director compensation, Board refreshment, stock ownership guidelines, chairmanship of meetings, Director orientation and continuing education, incumbent Director resignation, and related person transactions. From time to time, the Board updates the Policies of the Board and Board committee charters in response to changing regulatory or legal requirements, evolving best practices, and the perspectives of our shareholders and other constituents.

Governance Materials

The following items relating to corporate governance at our Company are available on our website at www.merck.com/company-overview/leadership/board-of-directors:

•	Restated Certificate of Incorporation

•	By-Laws

•	Policies of the Board — a statement of the Company’s corporate governance guidelines

•	Board Committee Charters

•	Code of Conduct — Our Values and Standards

For convenience, this proxy statement includes references to various other reports, such as our Purpose for Progress Impact Report, that we make available on our website. These reports are not incorporated by reference into this proxy statement.

Governance Highlights

We believe good corporate governance is essential to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of our Company and its many stakeholders. For this reason, we devote considerable time and resources to making sure that our policies reflect our values and business goals, we have an effective corporate governance structure, and we operate in an open, honest, and transparent way. In addition, we evaluate our practices against prevailing best practices as well as emerging and evolving topics identified in a variety of ways, including through shareholder engagement and corporate governance organizations.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

12	ç ç ç ç	Corporate Governance Board Leadership Structure

We highlight some significant aspects of our corporate governance practices below.

Board Independence and Oversight	Accountability and Alignment with Shareholder Interests

•

We have a strong independent Lead Director.

•

Our independent Directors convene regular executive sessions.

•

All four of our standing Board committees, the Audit Committee, the C&MD Committee, the Governance Committee, and the Research Committee, are comprised solely of independent Directors.

•

Twelve of our thirteen Director nominees are independent.

•

The full Board and each individual Board committee is responsible for overseeing risk.

•

The full Board oversees corporate strategy.

•

The Board actively engages in CEO succession planning.

•

Our Board of Directors as a whole, and each Board committee, conducts a self-evaluation every year to, among other things, identify ways to enhance the overall effectiveness of the Board and its committees.

•

Directors stand for re-election every year and are elected by majority vote.

•

We have an incumbent director resignation policy.

•

Officers and Directors are prohibited from engaging in hedging, pledging, or short sale transactions involving the Company’s securities.

•

Executives and Directors must hold prescribed meaningful amounts of the Company’s common stock.

•

We have a robust shareholder engagement program.

•

We have a proxy access provision in our By-Laws (shareholders owning 3% or more of our outstanding common stock for 3+ years may nominate up to 20% of Board members).

•

Holders of at least 15% of our shares may call a special meeting.

•

We do not have a shareholder rights plan (also known as a poison pill).

•

We do not have any supermajority voting provisions.

Transparency & Operating Responsibility	Compensation Practices

•

We have strong control over our political spending and disclose corporate political activity and contributions in the U.S. and other countries as applicable.

•

We disclose aspects of our public policy engagement, including our key lobbying/advocacy issues.

•

We disclose philanthropic grants and charitable contributions in the U.S.

•

We have a longstanding commitment to operating responsibly.

•

All of our employees must adhere to a robust Code of Conduct, and we maintain mechanisms to report concerns and uphold a culture of integrity

•

We have conducted an annual say-on-pay advisory vote since 2011.

•

All incentive compensation paid to executives is subject to clawback policies that exceed NYSE listing requirements.

•

Our incentive compensation awards are designed to align pay with performance.

•

Our C&MD Committee uses an independent compensation consultant to assist in supporting our business strategy and human resource objectives

Board Leadership Structure

Currently, the Board is led by Robert M. Davis, who serves as the Chairman of the Board and CEO of our Company, and by Thomas H. Glocer, an independent Director, who serves as the Board’s Lead Director. The Board believes that the Company

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance Lead Director	÷ ÷ ÷ ÷	13

and our shareholders are best served by allowing the Board to exercise its judgment regarding the most appropriate leadership structure for the Company and the Board at a given time. The Board’s discretion should not be unduly constrained in advance because the most appropriate leadership structure at any given time will depend on a variety of factors, including the leadership, skills, and experience of each of the CEO, the independent Lead Director, and the other members of the Board, as well as the needs of the business and other factors. The independent Directors evaluate our Board leadership structure at least annually.

As Chairman, Mr. Davis presides over meetings of the Board and shareholders, and he focuses on Board operations and governance matters. He serves as the liaison between the Board and management, working closely with the independent Lead Director. Mr. Davis is also in charge of the general supervision, direction, and control of the business and affairs of the Company subject to the Board’s overall oversight. The Board meets in executive session without Mr. Davis at each regular Board meeting. During these executive sessions led by Mr. Glocer, as independent Lead Director, the Directors discuss topics such as the Board’s leadership structure, succession planning for the CEO and key management positions, and points of follow-up with management on strategic matters. The Board believes that having Mr. Davis serve as Chairman and CEO adds strategic and operational perspective to the Chairman role because he can draw on his detailed institutional knowledge of the Company and industry experience. At the same time, there is strong independent oversight with Mr. Glocer as independent Lead Director and four independent Board committees chaired by independent Directors. Mr. Glocer can communicate with Mr. Davis between meetings and act as a “sounding board” and advisor, and he is also vested with key duties and responsibilities as discussed below.

Lead Director

Appointed by the independent members of the Board of Directors, the position of Lead Director has a clear mandate and significant authority and responsibilities set forth in the Policies of the Board. These include:

Board Meetings and Executive Sessions	• The authority to call meetings of the independent members of the Board.
• Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent members of the Board.

Communicating with Management	• Serving as the principal liaison on Board-wide issues between the independent members of the Board and the Chairman and CEO.

Agendas	• Approving meeting agendas and information sent to the Board, including supporting material for meetings.

Meeting Schedules	• Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items.

Communicating with Shareholders and Stakeholders	• Being available for consultation and direct communication with major shareholders, as appropriate.
• Serving as a liaison between the Board and shareholders on investor matters.

Board Performance Evaluation	• Leading the annual performance evaluation of the Board.

Chairman and CEO Performance Evaluations	• Leading the annual performance evaluation of the Chairman and CEO.

CEO Succession	• Leading the CEO succession planning process.

Each of the Board’s four standing committees is comprised solely of independent Directors. As further described below, each of these committees also plays an active role in the Board’s leadership structure. The independent chairs of these committees provide strong leadership to guide the important work of the Board. They work with the Company’s senior executives to ensure the committees are discussing key strategic risks and opportunities of the Company. The Board believes the Company and its shareholders are well served by the current leadership structure for all the foregoing reasons.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

14	ç ç ç ç	Corporate Governance Board Meetings and Committees

Board Meetings and Committees

In 2025, the Board of Directors met eight times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, applicable Board committee meetings, and annual shareholder meetings.

The independent Directors of the Board met in 6 executive sessions in 2025. The Lead Director of the Board presided over the executive sessions. All 13 Directors nominated for election at the 2025 Annual Meeting of Shareholders attended the meeting.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2025.

The Board of Directors has four standing committees, each of which is made up solely of independent Directors: Audit Committee; C&MD Committee; Governance Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. All standing committees are governed by Board-approved charters, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors. The committees evaluate their performance and review their charters annually. Additional information about the committees is provided below. As a non-independent director, Mr. Davis is not a member of any Board committee but may participate in meetings at the request of the committees.

Audit Committee

Pamela J. Craig Chair

 Overview

The Audit Committee oversees our accounting and financial reporting processes, as well as our internal controls and audits, and consults with management, the internal auditors, and the independent auditors on, among other items, matters related to the annual audit, the published financial statements, and the accounting principles applied. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors (as described on page 88 of this proxy statement) and for the approval of the annual internal audit plan as executed by the internal audit organization.

The Audit Committee’s Report is included on page 88 of this proxy statement.

 The Primary Functions of this Committee are to:

•

Oversee the Company’s accounting and financial reporting processes, internal controls, and audits;

•

Appoint, evaluate and retain, and maintain direct responsibility for the compensation, termination, and oversight of the Company’s independent auditors, including evaluating their qualification, performance, and independence;

•

Oversee the Company’s compliance with legal and regulatory requirements, including monitoring compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reporting on these items to the Board;

•

Establish procedures for the receipt, retention, and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

•

Oversee the Enterprise Risk Management process;

•

Regularly meet with the Chief Information Officer regarding the Company’s information technology and have primary responsibility for Board oversight of the Company’s cybersecurity risk management program managed by the Chief Information Security Officer; and

•

Review any significant issues concerning litigation and contingencies with management, counsel, and the independent public accountants.

Other Members Douglas M. Baker, Jr. Surendralal L. Karsanbhai Stephen L. Mayo, Ph.D. Paul B. Rothman, M.D. Christine E. Seidman, M.D.

Number of Meetings in 2025: 8

Financial Experts on Audit Committee

The Board has determined that each of Mr. Baker, Ms. Craig and Mr. Karsanbhai is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance Board Meetings and Committees	÷ ÷ ÷ ÷	15

Compensation and Management Development Committee

Patricia F. Russo Chair

 Overview

The C&MD Committee annually reviews and approves corporate goals and objectives relevant to the compensation opportunity for the Company’s executive officers, including the CEO; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target TDC and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the CD&A section of this proxy statement beginning on page 43. The independent members of the full Board ultimately make the final compensation decisions for the CEO.

The C&MD Committee Report is included on page 61 of this proxy statement.

 The Primary Functions of this Committee are to:

•

Establish and maintain a competitive portfolio of fair compensation and benefits policies, practices and programs designed to attract, engage, and retain a workforce that helps the Company achieve immediate and long-term success;

•

Discharge the Board’s responsibilities for compensating our officers;

•

Oversee/monitor

–

The competence and qualifications of our executive officers,

–

The soundness of the organizational structure,

–

The Company’s programs, policies and practices related to its management of human capital resources, and provide input on the same, and

–

Other related matters necessary to ensure the effective management of the business; and

•

Review the CD&A for inclusion in our proxy statement.

Other Members Mary Ellen Coe Thomas H. Glocer Risa J. Lavizzo-Mourey, M.D. Inge G. Thulin Kathy J. Warden

Number of Meetings in 2025: 4

C&MD Committee Interlocks and Insider Participation There were no C&MD Committee interlocks or insider (employee) participation during 2025.

Governance Committee

Thomas H. Glocer Chair | Lead Director

 Overview

The Governance Committee oversees the Company’s corporate governance, including the practices, policies, and procedures of the Board and its committees. Further, the Governance Committee annually reviews the size, structure, and needs of the Board and its committees; reviews possible candidates for the Board; and recommends Director nominees to the Board for approval. The details of the review process and assessment of candidates are described under “Board Succession Planning, Criteria for Board Membership, and Director Nomination Process” beginning on page 20 of this proxy statement.

 The Primary Functions of this Committee are to:

•

Coordinate an annual evaluation of Board performance, and review Board compensation, related person transactions, and Director and Officer indemnity and fiduciary liability insurance coverage for the Company’s officers and non-employee Directors;

•

Oversee the Board’s Incumbent Director Resignation Policy;

•

Review the Company’s Good Manufacturing Practice compliance, including with respect to internal and external manufacturing as well as internal and external audits, worker safety practices, and privacy policies and practices;

•

Review social, political, and economic trends that affect our business, the positions and strategies we pursue to influence public policy, and corporate responsibility initiatives with significant financial and/or reputational impact, as appropriate; and

•

Monitor and evaluate the Company’s corporate responsibility programs and activities, including the support of charitable, political, and educational organizations, and political candidates and causes;

•

Review the Company’s environmental sustainability practices, its supply chain manufacturing strategy and governance, as well as its third-party sourcing programs; and

•

Ensure that applicable sustainability matters are subject to review by Board committees with relevant areas of competency.

Other Members Pamela J. Craig Surendralal L. Karsanbhai Patricia F. Russo Inge G. Thulin Kathy J. Warden

Number of Meetings in 2025: 4

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

16	ç ç ç ç	Corporate Governance Board’s Role in Strategic Planning

Research Committee

Paul B. Rothman, M.D. Chair

 Overview

The Research Committee oversees the overall strategy, direction, and effectiveness of the Company’s operations for the research and development of pharmaceutical products and vaccines. As part of this oversight, the Research Committee focuses on a variety of areas, including drug and vaccine discovery, licensing and development strategies, decision-making procedures, and outcomes, as well as processes and procedures for identifying, evaluating, and capitalizing on cutting edge scientific developments and advancements and enabling technologies.

 The Primary Functions of this Committee are to:

•

Identify areas and activities that are critical to the success of our product and vaccine discovery, development, and licensing efforts, and evaluate the effectiveness of our strategies and operations in those areas;

•

Keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations; and

•

Assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of the Company’s research and development.

Other Members Douglas M. Baker, Jr. Mary Ellen Coe Risa J. Lavizzo-Mourey, M.D. Stephen L. Mayo, Ph.D. Christine E. Seidman, M.D.

Number of Meetings in 2025: 5

Board’s Role in Strategic Planning

Acting both as a whole and through its four standing committees, the Board is fully engaged and involved in the Company’s strategic planning process. All of our Directors have an obligation to keep informed about the Company’s business and strategies, so they can provide guidance to management in formulating and developing plans and exercise their decision-making authority on matters of importance to the Company.

The Board’s oversight and guidance are inextricably linked to the development and review of the Company’s strategic plan. By exercising sound and independent business judgment on the strategic issues that are important to the Company’s business, the Board facilitates the Company’s long-term success.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance Board’s Role in Strategic Planning	÷ ÷ ÷ ÷	17

Our Strategic Planning Cycle

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

18	ç ç ç ç	Corporate Governance Risk Oversight

Risk Oversight

Overseeing risk is an important component of the Board’s engagement on strategic planning. The Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency.

The Company’s Enterprise Risk Management (“ERM”) program allows for full Board oversight of the most significant risks facing the Company. It was established to ensure a complete Company-wide approach to evaluating risk over six distinct but overlapping risk areas:

Responsibility and Reputation	Risks that may impact the well-being of the Company, its employees, customers, patients, communities, or reputation

Strategy	Macro risks that may impact our ability to achieve long-term business objectives

Operations	Risks in operations and cybersecurity that may impact our ability to achieve business objectives

Compliance	Risks related to compliance with laws, regulations, and Company values, ethics, and policies

Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures

Safety	Risks to employee, patient, or community health and safety

This ERM process seeks to identify emerging risks and address them appropriately to limit negative consequences to the Company and the data it maintains. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk, and to monitor risk and agreed-upon mitigating action. Furthermore, if a risk transforms into an incident, the ERM process ensures that effective response and business continuity plans are in place and implemented. If the ERM process identifies a material risk, it will be elevated through the CEO and the Company’s executive team to the full Board for consideration. Through the ERM process, each Board committee oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Company’s executive team, and the heads of business divisions, compliance, and corporate functions. A committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the full Board or another Board committee.

The Board committees also oversee risk based on their specific areas of competency. For example, the Audit Committee has primary responsibility for Board oversight of the Company’s cybersecurity risk management program. It receives periodic reports that include updates on the Company’s cybersecurity risks and threats, the status of projects intended to strengthen its information security systems, assessments of the information security program (including remediation, mitigation, and management of identified vulnerabilities), and the emerging threat landscape. The Governance Committee is responsible for oversight in the area of privacy and receives periodic updates regarding the Company’s Global Privacy Program, designed to promote organizational accountability for privacy, data governance, and data protection across our business and with our collaborative partners and suppliers. The Governance Committee also monitors and assists the Board in overseeing the Company’s strategy for sustainability-related matters, including ensuring review by Board committees with relevant areas of competency.

The Company is aware that it must continuously evolve its controls to address new threats, adhere to changing laws and standards, and reduce the risk associated with the introduction of new, innovative technology. While everyone at the Company plays a part in information security, cybersecurity, and data privacy, oversight responsibility is shared by the Board, its committees, and management.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance Risk Oversight	÷ ÷ ÷ ÷	19

A summary of the Board’s approach to risk oversight follows.

Board of Directors Oversees risk through ERM process and functioning of Board committees.

Audit Committee	Compensation and Management Development Committee

•

Has responsibility for reviewing the ERM process to ensure it is robust and functioning effectively.

•

Has primary responsibility for Board oversight of the Company’s cybersecurity risk management program; provides feedback on the Company’s framework for assessing, prioritizing, and mitigating cybersecurity risk and receives periodic updates based on this framework, including from the Chief Information Officer and the Chief Information Security Officer, as well as third-party and internal audit assessments.

•

Oversees risk relating to finance, business integrity, and internal controls over financial reporting through its interactions with the Chief Financial Officer, Chief Ethics and Compliance Officer, Controller, and head of internal audit.

•

Evaluates relationships between risk and reward as it relates to our executive compensation program.

•

When setting incentive plan targets each year, through awareness of pertinent risks, ensures Company programs do not incentivize excessive risk-taking behaviors in order to meet targets.

•

Oversees the Company’s programs, policies, and practices related to its management of human capital resources.

Governance Committee	Research Committee

•

Oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees; considers the size, structure, and needs of the Board; reviews possible candidates for the Board; and recommends Director nominees to the Board for approval.

•

Plays a role in compliance oversight, including in the areas of manufacturing quality, privacy, and worker safety.

•

Assists the Board in its oversight of sustainability matters and strategy.

•

Assists the Board in its oversight of matters pertaining to the Company’s strategies and operations for its research and development operations.

•

Monitors compliance with the highest standards of scientific integrity in the conduct of the Company’s research and development.

Management Identification, assessment and management of risk through Company-wide ERM process.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

20	ç ç ç ç	Corporate Governance Board Succession Planning, Criteria for Board Membership, and Director Nomination Process

Board Succession Planning, Criteria for Board Membership, and Director Nomination Process

In Board succession planning, the Governance Committee and the Board consider, among other things, the needs of the Board and the Company in light of the overall composition of the Board, with a view toward achieving a balance of the skills, experience and perspectives that are essential to the Board’s oversight role. The Board is deliberate in its evaluation and planning to ensure that the Board can provide effective oversight as the opportunities and challenges facing the Company evolve. The Board also strives to ensure an appropriate mix of tenure on the Board with a balance of experienced and newer directors. The Board also has a policy set forth in the Policies of the Board that Directors may not be nominated for re-election to the Board after they reach the age of 75. The Board believes that, in addition to its ongoing review of the overall composition of the Board, this policy promotes regular refreshment of the Board and is considered as part of overall succession planning.

The Governance Committee is responsible for screening and nominating director candidates to be considered for election by the Board. As part of this process, the Governance Committee considers the composition of the Board at the time. The Governance Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended by other Board members, management, shareholders, or search consultants.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider recommendations for Director candidates made by shareholders and will evaluate those individuals using the same criteria applied to other candidates. Shareholder recommendations must be sent to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, NJ 07065 U.S.A., and must include detailed background information regarding the recommended candidate that demonstrates how that candidate meets the Board membership criteria.

Candidates are evaluated initially based on materials submitted by them or on their behalf. If a proposed or recommended candidate continues to be of interest to the Governance Committee, we obtain additional information through inquiries to various sources and, if warranted, interviews.

Individual Experience, Qualifications, Attributes, and Skills

In its regular discussions regarding Board composition — and especially in conjunction with the annual Board evaluation — the Governance Committee works with the Board to determine the appropriate mix of professional experience, expertise, educational background and other qualifications that are particularly desirable in light of our current and future business strategies. The Governance Committee uses this input in its planning and Director search process.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

•	Be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

•	Have demonstrated ability and sound judgment that usually will be based on broad experience;

•	Be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings, and annual shareholder meetings;

•	Possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

•	Be committed to building sound, long-term Company growth.

In addition to these criteria, the following matrix highlights the mix of key skills and qualifications the Board considers for future candidates. These attributes are amply represented by our current Director nominees. Additional biographical information on each nominee is set out starting on page 33.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance Nominee Skills Matrix	÷ ÷ ÷ ÷	21

Nominee Skills Matrix

The following biographical disclosures include information regarding nominees for election at the 2026 Annual Meeting.

Skills and Experience of our 2026 Director Nominees

CEO Leadership Experience serving as a chief executive officer at a publicly traded or private organization	●			●	●	●	●		●	●		●	●

Financial Experience or expertise in financial accounting and reporting processes or the financial management of a major organization	●		●	●		●						●	●

Scientific / Technology Scientific or technological degree or work experience in a scientific or technological field							●	●	●		●		●

Healthcare Industry Experience with complex issues within the healthcare industry	●			●			●	●	●		●	●

Global Strategy & Operations Leadership experience overseeing and/or driving strategic direction and growth of an organization globally	●	●	●	●	●	●			●	●		●	●

Marketing / Sales Experience in marketing, advertising, social media and consumer insight functions, including product development and brand building	●	●		●	●					●		●

Digital Experience or expertise in information technology (including cybersecurity and data privacy) or the use of digital media to facilitate business objectives		●	●		●			●	●	●			●

Public Company Governance Experience as a board member of another publicly-traded company	●	●	●	●	●	●	●	●	●	●		●	●

Public Policy & Regulation Experience with public policy and regulation in the healthcare industry or other highly- regulated industries		●		●			●		●				●

Talent Management Experience in executive recruiting, succession planning and talent management, including retaining key talent and driving employee engagement	●	●	●	●	●		●		●	●	●	●	●

Capital Markets Experience Experience in corporate lending or borrowing, capital market transactions, significant mergers or acquisitions, private equity or investment banking	●			●	●	●				●		●

Certain Demographic Information

Independence (92% independent)	●	●	●		●	●	●	●	●	●	●	●	●

Tenure (years) (average ~9)	4	7	11	5	19	1	6	5	11	31	6	8	6

Age (average 65)	67	59	69	59	66	56	71	64	68	73	73	72	54

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

22	ç ç ç ç	Corporate Governance Management Succession Planning

Management Succession Planning

Succession planning and talent development are important at all levels within the Company. The Board regularly reviews short- and long-term succession plans for the CEO and other executive officers. In assessing possible CEO candidates, the independent Directors identify the skills, experience, and attributes they believe are required for an effective CEO in light of the Company’s global business strategies, opportunities, and challenges. More broadly, the Board engages with the Company’s leadership team on matters of talent and culture, including around the development of the Company’s talent pipeline and supporting the Company’s strategy across the enterprise. The Board’s succession planning activities are strategic, long-term, and supported by the Board’s committees and external consultants, as needed, and Directors have substantial opportunities to engage with possible succession candidates.

Most recently, the Board provided guidance in connection with leadership changes in the Company’s Human Health and Manufacturing divisions. As previously announced, the Company is organizing its Human Health business into an Oncology Business Unit and a Specialty, Pharma & Infectious Diseases Business Unit to enable the Company to sustain long-term leadership in oncology while maintaining a sharp focus in support of a growing number of launches across an increasingly broad and diverse portfolio. Jannie Oosthuizen, formerly President, Human Health U.S., was appointed Executive Vice President and President, Oncology and MSD International, and Brian Foard, who joined the Company on March 2, 2026 and most recently served as Executive Vice President and Head of the Specialty Care Business Unit at Sanofi, was appointed Executive Vice President and President, Specialty, Pharma & Infectious Diseases. Chirfi Guindo, who most recently served as Chief Marketing Officer, was appointed Executive Vice President, Strategic Access, Policy & Communications. In addition, Joseph Romanelli, formerly President, MSD International Human Health, retired from the Company effective April 6, 2026.

Additionally, as previously disclosed, Sanat Chattopadhyay, Executive Vice President and President, Merck Manufacturing Division, will be retiring from the Company, effective July 1, 2026, and David R. Maraldo, currently Senior Vice President, Human Health Operations, Merck Manufacturing Division, will assume that role, effective May 1, 2026. Mr. Chattopadhyay will remain in a strategic advisory role at the Company until his retirement.

The Board has approved the appointments of Mr. Oosthuizen, Mr. Foard, and Mr. Guindo, each of whom is an executive officer. The Board also has approved the appointment of Dr. Maraldo, who will become an executive officer effective May 1, 2026.

Annual Board Evaluation

Each year, the Board conducts an evaluation of its performance and effectiveness, as well as that of its four standing committees. The Governance Committee is charged with reviewing and approving the form of the Board evaluation each year. The independent Lead Director leads the evaluation process.

The purpose of the evaluation is to identify ways to enhance the overall effectiveness of the Board and its committees, track progress in certain areas targeted for improvement, and provide opportunities to discuss other important topics. Directors provide feedback on a wide range of areas, including related to basic Board responsibilities, structure, priorities, and operations.

Among other topics, each Director provides feedback on the following topics:

•	The Board’s effectiveness in evaluating and monitoring the Company’s strategy and risks;

•	Whether the Board has the right mix of skills, experiences, and attributes in light of the current issues facing the Company and its strategy for the future;

•	Whether the Board’s leadership structure remains appropriate and effective, including with respect to Board committees and committee Chairs;

•	The contributions of such Director and the contributions of other Directors; and

•	Whether there is adequate time to raise questions, and make comments, both during and between Board meetings.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance 2025 Board Evaluation Process	÷ ÷ ÷ ÷	23

In addition, each committee member evaluates their respective committees, including with respect to leadership, composition, and functioning.

The Board considers the feedback provided and determines whether and how to implement it.

2025 Board Evaluation Process

In 2025, the Board evaluation was conducted in 3 phases.

Questionnaires

First, each Director completed a written questionnaire developed by the Governance Committee to provide feedback on the effectiveness of the Board, the Board's leadership structure, the committees, and the level and quality of the Directors' individual contributions, as well as any areas that the Director believes warrant heightened focus in the year ahead.

Interviews

Second, the independent Lead Director, Thomas H. Glocer, conducted an interview with each Board member to gather additional suggestions for improving Board effectiveness and to solicit additional feedback on Board operations, composition, and priority agenda topics.

Feedback

Finally, the collective feedback of the Board members was compiled and presented to the full Board. During discussion led by independent Lead Director, Thomas H. Glocer, Directors considered areas of strength and opportunities to enhance the operations of the Board.

The 2025 Board evaluation process led to refinements from an operational perspective, such as continued focus on streamlining pre-read materials and allowing ample time for discussion, as well as identification of priority agenda topics for the Board to address in 2026. These include maintaining focus on review of digital strategies, including artificial intelligence, the evolving external environment, the Company's pipeline of internally and externally acquired assets, and cybersecurity.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

24	ç ç ç ç	Corporate Governance Shareholder Engagement and Feedback

Shareholder Engagement and Feedback

The Company regularly communicates with shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, members of Investor Relations, the Office of the Secretary, Human Resources, and the Sustainability Function, as well as other subject-matter experts within the Company, engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management, and the Board. We also regularly seek to take advantage of other engagement opportunities and events.

Twice a year, during proxy season and outside of proxy season, the Company conducts a formal outreach program led by the Office of the Secretary that is focused on governance, executive compensation, and sustainability. The Company has found that engaging with shareholders outside of the proxy season is a particularly productive way for management and the Board to gather information about shareholder perspectives. This, in turn, enables them to make educated and deliberate decisions that are balanced and appropriate for the Company’s diverse shareholder base and in the Company’s best interest. Given our large shareholder base, we concentrate our formal outreach efforts on those of our largest 50 shareholders, who have stewardship teams involved in proxy voting. Our largest 50 shareholders represented approximately 56% of our ownership as of December 31, 2025, based on filings made by our shareholders with the SEC on or before March 1, 2026.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance Shareholder Communications with the Board	÷ ÷ ÷ ÷	25

In 2025, specifically, we followed this process and held discussions with a number of our shareholders in the spring before the Annual Meeting of Shareholders that year and once again in late fall. Our independent Lead Director, who is also Chair of the Governance Committee, participated in substantive engagements with some of the Company’s shareholders.

Topics Discussed with Shareholders during 2025

• Company strategy • Board leadership, composition, refreshment, and tenure • Board evaluation process • Management succession • Policy environment • Risk oversight	• Capital allocation • Human capital management and company culture • Cybersecurity • Artificial Intelligence • Sustainability reporting and goals and the Company’s focus areas	• Shareholder proposals • Global access to our Company’s products • Lobbying expenditures • Executive compensation programs

Proxy Access

Our By-Laws allow a shareholder (or a group of no more than twenty shareholders) who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years to include Director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. Our By-Laws, which prescribe additional requirements for proxy access, are available on our website at www.merck.com/company-overview/leadership/board-of-directors.

Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties may communicate directly with the Board, the independent Lead Director, the non-management or independent Directors as a group or other members of the Board by emailing office.secretary@merck.com, or by writing to the following address: Board of Directors, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, NJ 07065 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Office of the Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director, or the Chair of a particular committee. The Office of the Secretary will not transmit:

•	Communications that advocate that the Company engage in illegal activity;

•	Communications that, under community standards, contain offensive or abusive content;

•	Communications that have no relevance to the role of the Board or to the business of the Company;

•	Resumes or other job-related inquiries; and

•	Mass mailings, solicitations, and advertisements.

Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to the Chair of the Governance Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&MD Committee.

In addition, the Audit Committee has established procedures for the receipt, retention, and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Company Code of Conduct — Our Values and Standards.

The Company Code of Conduct is available on our website at www.merck.com/company-overview/culture-and-values/code-of-conduct/values-and-standards.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

26	ç ç ç ç	Corporate Governance Strategic Integration of Sustainability Across the Business

Strategic Integration of Sustainability Across the Business

Delivering medicines and vaccines to patients around the world depends on our ability to operate responsibly at scale, across complex scientific, manufacturing, and regulatory environments. These considerations are integral to how we execute our Company strategy and support long-term performance.

Sustainability is embedded in the way we make decisions, allocate resources, and manage our operations — because it strengthens our ability to develop, manufacture, and deliver innovative medicines and vaccines safely, reliably, and efficiently. This approach supports access to health, strengthens trust with regulators and partners, and helps us manage risks that matter to our business and our shareholders.

Embedded Across Strategy, Operations, and Oversight

Our approach to sustainability is aligned with our Company strategy and integrated across our operations. Addressing sustainability topics that have impact on our business supports our ability to operate effectively and deliver value over the long term.

We’ve structured our sustainability work into four focus areas: Access to Health, Employees, Environmental Sustainability, and Ethics & Values. Together, they support our purpose and guide how we work to serve patients, customers, employees and other stakeholders, including how we:

•	Expand access to medicines and vaccines, particularly in communities with unmet need;

•	Support our workforce;

•	Manage environmental considerations associated with our operations; and

•	Uphold ethical standards that underpin trust in our Company and our industry.

These considerations are reflected in our governance processes, including oversight by management and the Board, to ensure that sustainability-related considerations remain connected to business outcomes. Further reinforcing accountability, our 2025 Company Scorecard included sustainability metrics to assess our ability to deliver meaningful progress in enabling access to health for people around the world, as well as the engagement and inclusion of our employees, as discussed on page 52.

Transparency and Ongoing Review

We have a long history of providing transparent and meaningful disclosures on sustainability-related topics that are relevant to our business. As expectations for our Company and industry continue to evolve, we regularly review and refine our approach to help ensure it remains aligned with our business priorities and is responsive to the needs of patients, shareholders, customers, and other stakeholders.

Additional information on our sustainability strategy and progress is available in our annual Purpose for Progress Impact Report on our website at www.merck.com/company-overview/sustainability.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

Our Company is committed to participating constructively and responsibly in the political process and to providing clarifying analysis and information regarding the issues that affect our business and patient care. Our participation in the political process is guided by the following principles: improving patient access to healthcare, including access to medicines and vaccines; improving access to animal health products; and encouraging innovation. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. Our political contributions are made in accordance with all applicable laws and Company policies and procedures and are overseen by senior management. The Governance Committee monitors all such contributions, and the full Board receives a bi-annual report.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance Independence of Directors	÷ ÷ ÷ ÷	27

In addition, the Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures on our website at www.merck.com/company-overview/sustainability/transparency-disclosures. This information includes the Company’s contributions, categorized by state, candidate, and amount, for our corporate political and political action committee contributions in the U.S. and other countries as applicable. In addition, a list of U.S. industry and trade groups in which we are members where our dues are greater than $25,000, along with the amount of our dues spent by these groups on lobbying and political activities in the U.S., is available on our website at www.merck.com/wp-content/uploads/sites/124/2026/03/2025-Trade-Association-Dues-Attachment-3.pdf.

Independence of Directors

The Policies of the Board require that a substantial majority of our Directors be independent. In making independence determinations, the Board observes all relevant criteria established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”), as well as categorical independence standards set forth in the Policies of the Board. The Board considers all relevant facts and circumstances in making an independence determination.

To be considered independent, an outside director must meet the bright line independence tests established by the NYSE, and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company.

The Board also rigorously considers all relevant heightened independence requirements for members of the Audit Committee and the C&MD Committee. The Governance Committee reviews the Board’s approach to determining director independence periodically and recommends changes, as appropriate, for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed relationships between the Company and each Director. As a result of that review, the Board has determined that, with the exception of Robert M. Davis, our Chairman and CEO, each Director has only immaterial relationships with the Company, and accordingly, each is independent under these standards. The Board also has determined that each member of the Audit Committee, the C&MD Committee, and the Governance Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and the rules of the SEC.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where Directors serve, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and the Company or one of our subsidiaries. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence.

Dr. Seidman and Dr. Lavizzo-Mourey are employed at or affiliated with medical or academic institutions with which the Company engages in purchase and/or sale transactions in the ordinary course of business. Mr. Karsanbhai is employed by Emerson Electric Co., and the Company engages in routine business transactions with Emerson Electric Co. Ms. Coe is employed by YouTube Inc., and the Company engages in routine business transactions with its parent, Google LLC, a subsidiary of Alphabet Inc. The Board reviewed transactions with each of these entities and determined that the applicable individual Director had no role with respect to the Company’s decision to make any of the purchases or sales, and the aggregate amounts in each case were less than 2% of the consolidated gross revenues of the other organization and the Company.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

28	ç ç ç ç	Corporate Governance Related Person Transactions

Related Person Transactions

Related Person Transaction Policy

The Board has adopted a written Related Person Transaction Policy (the “Policy”) that is incorporated into the Policies of the Board and administered by the Governance Committee. The Policy governs the review and approval of any transactions involving amounts exceeding $120,000 to which the Company or a subsidiary is a party and in which a “related person” has a direct or indirect material interest. A “related person” is any Director, Director nominee, executive officer, or holder of more than 5% of any outstanding class of the Company’s voting securities, as well as immediate family members or certain affiliated entities of any of the foregoing persons.

Pursuant to the Policy, management determines whether a transaction requires review by the Governance Committee, in which case the transaction, along with all material information, will be disclosed to the Governance Committee for review, approval, ratification, or termination. In the event a related person transaction is approved by the Governance Committee, such transaction will be subject to ongoing monitoring to ensure that the transaction remains fair and reasonable to the Company. For additional information, the full Policy is available on the Company’s website at www.merck.com/company-overview/leadership/board-of-directors in the Policies of the Board.

Certain Related Person Transactions

Each Director and executive officer of the Company annually, and each Director nominee before such nominee’s nomination, completes and submits to the Company a Director & Officer (“D&O”) Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer, or their immediate family members had an interest in any transaction or proposed transaction with the Company or its subsidiaries or has a relationship with a company that has entered or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized, and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions, and appropriate supplemental information to the Governance Committee for its review. Based on this information for 2025, the Governance Committee has determined that no transactions require disclosure under Item 404(a) of SEC Regulation S-K.

Compensation Consultants

Role of Compensation Consultants

The C&MD Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. The C&MD Committee has retained FW Cook as its compensation consultant. In addition, the Governance Committee has retained, and may in the future retain, FW Cook to assist with a review of the Directors’ compensation program.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Corporate Governance Compensation Consultants	÷ ÷ ÷ ÷	29

Independence of the Compensation Consultant

Since retaining FW Cook as its compensation consultant in 2008, the C&MD Committee has annually reviewed the services provided by FW Cook and has concluded that FW Cook is independent in providing executive compensation consulting services. The C&MD Committee evaluated its relationship with FW Cook in 2025 and determined that FW Cook’s work for the C&MD Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and the NYSE. In making this determination, the C&MD Committee reviewed information provided by FW Cook on the following factors:

•	The provision of other services to the Company by FW Cook;

•	The fees received from the Company by FW Cook as a percentage of the total revenue of FW Cook;

•	The policies and procedures of FW Cook that are designed to prevent conflicts of interest;

•	Any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee of FW Cook and a member of the C&MD Committee;
•	Any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee at FW Cook and an executive officer of the Company; and

•	Any stock of the Company owned by any member of FW Cook’s consulting team advising the C&MD Committee or their immediate family members.

In particular, the C&MD Committee noted that (i) FW Cook provided no other services to the Company; and (ii) FW Cook’s work is performed directly on behalf of the Board working in cooperation with management, to assist both the C&MD Committee and the Governance Committee, as applicable, with executing their respective responsibilities.

Services Performed During 2025

During 2025, FW Cook supported the C&MD Committee in the following areas:

•	Competitive market data with respect to the compensation of the CEO and other senior executives;

•	Guidance and analysis on executive compensation plan design, market trends, regulatory developments, and best practices;

•	Design and setting of performance goals in the variable incentive plans;
•	Target TDC and payouts under the Executive Incentive Plan for the CEO;

•	Preparation of public filings related to executive compensation, including the CD&A, CEO pay ratio, Pay versus Performance disclosure, and the accompanying tables and footnotes; and

•	Review of the Company’s primary and supplemental peer groups.

Since 2010, management has retained Pay Governance LLC to provide consulting services on an as-needed basis. In November 2024, Pay Governance performed a biennial risk assessment of our compensation programs. The report was reviewed by FW Cook and presented to the C&MD Committee. The assessment indicated that our compensation programs do not create incentives for excessive risk-taking and include meaningful safeguards to mitigate compensation program risk.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

30	ç ç ç ç

Stock Ownership Information

Stock Ownership of Directors and Officers

The table below reflects the number of shares of the Company’s common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation table; and (c) all Directors and executive officers as a group. These numbers are rounded to the nearest whole share. As of February 28, 2026, 2,471,284,780 shares of Company common stock were issued and outstanding. Unless otherwise noted, the information is stated as of February 28, 2026, and the beneficial owners exercise sole voting and/or investment power over their shares. In addition, unless otherwise indicated, the address for each person named below is c/o Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, NJ 07065, U.S.A.

As of February 28, 2026, each Director and executive officer listed below and all Directors and executive officers as a group beneficially owned less than 1% of the Company’s outstanding shares of common stock.

	Company Common Stock
Name of Beneficial Owner	Shares Beneficially Owned(1)	Phantom Stock Units(2)	Total

Robert M. Davis	1,226,775	0	1,226,775

Douglas M. Baker, Jr.	16,000	9,597	25,597

Mary Ellen Coe	10	29,453	29,463

Pamela J. Craig	1,715	32,858	34,573

Thomas H. Glocer	5,100	107,888	112,988

Surendralal L. Karsanbhai	1	3,514	3,515

Risa J. Lavizzo-Mourey	1,000	15,784	16,784

Stephen L. Mayo	100	12,880	12,980

Paul B. Rothman	100	32,858	32,958

Patricia F. Russo	13,148	60,109	73,257

Christine E. Seidman	100	19,171	19,271

Inge G. Thulin	2,933	25,435	28,368

Kathy Warden	500	15,924	16,424

Sanat Chattopadhyay	557,622	15,727	573,349

Dean Li	404,503	0	404,503

Caroline Litchfield	377,501	0	377,501

Jennifer Zachary	124,680	0	124,680

All Directors and Executive Officers as a Group (24 individuals)(3)	3,731,203	381,198	4,112,401

(1)

The shares shown in this column include the following shares of the Company’s common stock that our current Directors and executive officers have the right to acquire within 60 days after February 28, 2026: (1) through the exercise of vested stock options: Mr. Davis — 769,873, Mr. Chattopadhyay — 355,817, Dr. Li — 307,746, Ms. Litchfield — 283,374, and Ms. Zachary — 52,813, and all Directors and executive officers as a group — 2,436,714; and (2) pursuant to the vesting of RSUs: Mr. Davis — 13,300, Mr. Chattopadhyay — 2,597, Dr. Li — 4,722, Ms. Litchfield — 3,935, and Ms. Zachary — 2,951 and all Directors and executive officers as a group — 14,990. In addition, this column reflects the equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, for all Directors and executive officers as a group — 1,369 shares.

(2)	This column reflects phantom shares denominated in Company common stock under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation.

(3)

Includes all Directors and Executive Officers as of February 28, 2026. As such, Mr. Romanelli, who retired from the Company after February 28, 2026, is included, and Mr. Foard and Dr. Maraldo, who became, or will become, executive officers of the Company after February 28, 2026, are excluded. For more information, see “Management Succession Planning” on page 22.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Stock Ownership Information Insider Trading Policy	÷ ÷ ÷ ÷	31

Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale, and other dispositions of its securities by its directors, officers, employees, and the Company itself, that it believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of the insider trading policy was incorporated by reference as an exhibit to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025.
Hedging and Pledging
As part of our insider trading policy, our Company prohibits Directors and management level employees, including officers, from engaging in short sales, derivative transactions, hedging transactions, and pledging of Company securities.
Stock Ownership of Certain Beneficial Owners
The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of the Company’s common stock as of the dates indicated in the footnotes below. Information is based on a review of the most recently available filings made with the SEC on Schedule 13G. Applicable percentage ownership is based on 2,471,284,780 shares of the Company’s common stock issued and outstanding as of February 28, 2026, and is rounded.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	201,836,434 (1)	8.17%

(1)
As reported on Amendment No. 14 to Schedule 13G (the “BlackRock filing”) filed with the SEC on January 26, 2024, which is the most recently filed Schedule 13G with respect to the Company. According to the BlackRock filing, of the 201,836,434 shares of Company common stock beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2023, BlackRock has the sole power to vote or direct the vote with respect to 182,531,000 shares and sole power to dispose or to direct the disposition of 201,836,434 shares.

Merck & Co., Inc., Rahway, NJ, U.S.A.,
2026 Proxy Statement

32	ç ç ç ç

Proposal 1 – Election of Directors

The Board has recommended 13 nominees for election as Directors at the 2026 Annual Meeting: Mr. Douglas M. Baker, Jr., Ms. Mary Ellen Coe, Ms. Pamela J. Craig, Mr. Robert M. Davis, Mr. Thomas H. Glocer, Mr. Surendralal L. Karsanbhai, Dr. Risa J. Lavizzo-Mourey, Dr. Stephen L. Mayo, Dr. Paul B. Rothman, Ms. Patricia F. Russo, Dr. Christine E. Seidman, Mr. Inge G. Thulin, and Ms. Kathy J. Warden. All nominees, other than Mr. Davis, our Chairman and Chief Executive Officer, satisfy the New York Stock Exchange independence requirements.

All Director nominees currently serve on the Board and were elected by the shareholders at the 2025 Annual Meeting of Shareholders.

In addition, all Director nominees meet the Board’s criteria for membership and were recommended by the Governance Committee, and approved by the Board, for election by shareholders at the 2026 Annual Meeting. All of them hold, or have held, senior leadership positions in large, complex organizations, including multi-national corporations, medical or academic institutions, or charitable organizations. In these positions, our Director nominees have demonstrated their leadership, intellect, and analytical skills and have gained deep experience in core disciplines significant to their oversight responsibilities at the Company. Their varied roles and experiences reflect a variety of perspectives, skills, and expertise to address the Company’s current and anticipated needs as the Company’s opportunities and challenges evolve. If elected, each nominee will serve until the 2027 Annual Meeting of Shareholders or until a successor has been duly elected and qualified, subject to their earlier resignation, death, or removal.

Any Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent Directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election will be “held over” and continue as Directors of the Company until they resign, or their successors are elected at the next election of directors. Our Incumbent Director Resignation Policy, included in the Policies of the Board, provides that an incumbent Director who is not re-elected must promptly submit a resignation. The Governance Committee will evaluate whether to accept such resignation and make a recommendation to the full Board. The Board must act on the recommendation no later than 90 days following certification of the shareholder vote and publicly disclose its decision and rationale.

If any Director nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute Director nominee or nominees as may be designated by the Board, unless the Board reduces its size.

There are no family relationships among the Company’s executive officers and Directors.

Provided below is biographical information for each Director nominee, including key experience, qualifications, and skills such Director nominee contributes to the Board in light of our current needs and business priorities.

FOR

The Board of Directors recommends that the shareholders vote FOR the election of each of the Director Nominees.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	33

Nominees for Director

Douglas M. Baker, Jr. Independent
Age: 67

Director Since: 2022

Committees:

Audit	Research

Experience

Mr. Baker has wide-ranging expertise in corporate governance and general and organizational management, including a deep understanding of global marketing, sales, financial management, and operations of public companies. Mr. Baker is a Founding Partner of E2SG Partners, a company that invests in environmentally sustainable technologies. Previously, Mr. Baker was Chairman & Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial, and energy markets. Mr. Baker is also a member of the Board of Target Corporation and served as their Lead Independent Director from 2015 to 2021. This directorship as well as his previous directorship at U.S. Bancorp provide him with deep experience on governance issues facing large public companies.

Career Highlights

E2SG Partners • Founding Partner (2022-present) Ecolab Inc. • Executive Chairman (2021-2022) • Chairman and Chief Executive Officer (2006-2020) • Chief Executive Officer (2004-2006)

Other Public Directorships

Current • Target Corporation (2013-present) Former • Ecolab Inc. (2006-2022) • U.S. Bancorp (2008-2018)

Mary Ellen Coe Independent
Age: 59

Director Since: 2019

Committees:

C&MD	Research

Experience

Ms. Coe has a deep understanding of the digital, media, and technology landscape, as well as global strategy and operations, based on her experience as the Chief Business Officer at YouTube Inc. as well as her experience at Google Inc. At YouTube, Ms. Coe leads all global business operations, business development, and partnerships across product and content licensing and distribution, support operations, and YouTube’s monetization, including advertising and subscription revenue. At Google, Ms. Coe served as the President of Google Customer Solutions, overseeing the global ads business for mid-market and small businesses, serving millions of customers and thousands of partners worldwide. She also has extensive marketing, sales and commercial strategy expertise from her tenure as a partner at McKinsey, and leader of the consumer marketing practice.

Career Highlights

YouTube Inc.

•

Chief Business Officer (2022-present)

Google Inc.

•

President, Google Customer Solutions
(2017-2022)

•

Vice President, Go-to-Market Vice President, Go-to-Market Operations and
Strategy (2012-2017)

Other Public Directorships

Current • None Former • Whole Foods Market, Inc. (2016-2017)

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

34	ç ç ç ç	Proposal 1 Election of Directors

Pamela J. Craig Independent
Age: 69

Director Since: 2015

Committees:

Audit (Chair)	Governance

Experience

Ms. Craig has extensive finance, management, operational, technology, and international business expertise, including her history of accomplishment and executive ability as Chief Financial Officer of Accenture plc. In addition, her directorships at other public companies, including her service as chair of the Audit Committee and as a member of the Information Technology Committee of Corning Incorporated, and as chair of the Technology Committee and a member of the Compensation and Talent Committee of Progressive Insurance as well as her previous service as a member of the Audit Committee and Chair of the Compensation & Talent Committee of 3M Company, provide her with valuable experience on governance issues facing public companies.

Career Highlights

Accenture plc, global management consulting, technology services, and outsourcing company

•

Chief Financial Officer (2006-2013)

•

Senior Vice President, Finance
(2004-2006)

•

Group Director, Business Operations and Services (2003-2004)

•

Managing Partner, Global Business Operations (2001-2003)

Other Public Directorships

Current • Progressive Insurance (2018-present) • Corning Incorporated (2021-present) Former • 3M Company (2019-2023) • Akamai Technologies, Inc. (2011-2019) • Wal-Mart Stores, Inc. (2013-2017)

Robert M. Davis Management
Age: 59

Director Since: 2021

Experience

Mr. Davis, the Company’s Chairman, Chief Executive Officer, and President, has extensive management, financial, and operational expertise. Previously, Mr. Davis served as the Company’s President, with responsibility for its operating divisions, Human Health, Animal Health, Manufacturing, and Merck Research Laboratories. Prior to that, he served as the Company’s Chief Financial Officer and Executive Vice President, Global Services, with broad responsibilities, including with respect to finance, risk management, real estate operations, corporate strategy, business development, information technology, and procurement. In addition, Mr. Davis’s service on the board of directors of Duke Energy, including his roles as Chair of the Finance & Risk Management Committee and member of the Corporate Governance Committee, has provided him with valuable experience on governance issues facing public companies.

Career Highlights

Merck & Co., Inc.

•

Chairman (2022-present)

•

Chief Executive Officer and President (2021-present)

•

Chief Financial Officer and Executive Vice President, Global Services (2016-2021)

•

Chief Financial Officer and Executive Vice President (2014-2016)

Baxter International, Inc.

•

Corporate Vice President and President, Medical Products (2010-2014)

•

Corporate Vice President and Chief Financial Officer (2006-2010)

•

Corporate Vice President and Treasurer (2004-2006)

Other Public Directorships

Current • Duke Energy (2018-present) Former • C.R. Bard (2015-2017)

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	35

Thomas H. Glocer Independent Lead Director
Age: 66

Director Since: 2007

Committees:

C&MD	Governance (Chair)

Experience

Mr. Glocer has extensive management, operational, technology, and international business expertise. This includes Mr. Glocer’s history of accomplishment and executive ability as CEO and a Director of Thomson Reuters Corporation, a news and information provider for businesses and professionals. In addition, his directorships at other public companies, including his service as Lead Director and as a member of the Governance Committee at Morgan Stanley, provide him with valuable experience on governance issues facing public companies.

Career Highlights

Angelic Ventures LP, a family office investing in early-stage technology and data companies

•

Founder and Managing Partner (2012-present)

Thomson Reuters Corporation, multi-national media and information firm

•

Chief Executive Officer (2008-2011)

•

Chief Executive Officer, Reuters Group PLC (2001-2008)

Other Public Directorships

Current • Morgan Stanley (2013-present) • Publicis Groupe (2016-present) Former • None

Surendralal L. Karsanbhai Independent
Age: 56

Director Since: 2025

Committees:

Audit	Governance

Experience

Mr. Karsanbhai has broad experience in global business leadership as President and Chief Executive Officer of Emerson Electric Co., a global technology and software company that provides innovative solutions for customers in a wide range of markets around the world. Mr. Karsanbhai has extensive expertise in strategy, technologies, manufacturing, and business development in diverse markets globally, as evident in varied leadership positions he has held since joining Emerson in 1995. These positions include lead for Emerson’s Automation Solutions business, where he elevated Emerson’s software profile and digital transformation business, and President of Emerson’s Rosemount business. In addition, Mr. Karsanbhai currently serves as the Chair of the Federal Reserve Bank of St. Louis and is a Trustee of Washington University. He is fluent in Portuguese, French, and English, and has lived and worked in Europe, Africa, and North America.

Career Highlights

Emerson Electric Co. • President and Chief Executive Officer (2021-present) • Executive President, Emerson Automation Solutions (2018-2021)

Other Public Directorships

Current • Emerson Electric Co. (2021-present) Former • None

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

36	ç ç ç ç	Proposal 1 Election of Directors

Risa J. Lavizzo-Mourey, M.D. Independent
Age: 71

Director Since: 2020

Committees:

C&MD	Research

Experience

Dr. Lavizzo-Mourey has extensive health policy experience, serving as Robert Wood Johnson Foundation Population Health and Health Equity Professor Emerita at the University of Pennsylvania and formerly as President and Chief Executive Officer of Robert Wood Johnson Foundation, the nation’s largest healthcare-focused philanthropic organization. Her role at Robert Wood Johnson Foundation provided her with deep management, strategic, human capital, and talent development expertise. In addition, her directorships at other public companies, including her service as Lead Director and Chair of the Governance Committee of GE Healthcare Technologies, Inc., provide her with extensive experience on corporate governance matters. Dr. Lavizzo-Mourey was elected to the National Academy of Medicine, American Academy of Arts and Sciences and The American Philosophical Society.

Career Highlights

University of Pennsylvania

•

Robert Wood Johnson Foundation Population Health and Health Equity Professor Emerita (2021-present)

•

Penn Integrates Knowledge Professor of Health Equity and Health Policy
(2018-2021)

Robert Wood Johnson Foundation

•

President Emerita (2017-present)

•

President and Chief Executive Officer (2003-2017)

•

Senior Vice President and Director (2001-2002)

Other Public Directorships

Current • GE HealthCare Technologies, Inc. (2023-present) Former • Better Therapeutics (2021-2023) • General Electric Company (2017-2023) • Hess Corporation (2004-2020) • Intel Corporation (2018-2025)

Stephen L. Mayo, Ph.D. Independent
Age: 64

Director Since: 2021

Committees:

Audit	Research

Experience

Dr. Mayo has extensive scientific experience relevant to the biopharmaceutical industry, including being the Bren Professor of Biology and Chemistry, Merkin Institute Professor and former Chair of the Division of Biology and Biological Engineering at the California Institute of Technology (“Caltech”) and co-founder of Xencor, a public antibody engineering company. In addition, in his role as the former Vice Provost at Caltech, Dr. Mayo oversaw Caltech’s technology licensing program. Elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design, Dr. Mayo has also served as a presidential appointee on the National Science Foundation’s National Science Board and as an elected board member for the American Association for the Advancement of Science. Dr. Mayo also serves as a member of the board of directors of Sarepta Therapeutics, Inc. and Allogene Therapeutics, Inc.

Career Highlights

California Institute of Technology

•

Merkin Institute Professor (2021-present)

•

Bren Professor of Biology and Chemistry (2007–present)

•

Chair, Division of Biology and Biological Engineering (2010–2020)

•

Vice Provost for Research (2007–2010)

Howard Hughes Medical Institute, non-profit medical research organization

•

Investigator (1994–2007)

Other Public Directorships

Current • Allogene Therapeutics (2021-present) • Sarepta Therapeutics (2021-present) Former • None

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	37

Paul B. Rothman, M.D. Independent
Age: 68

Director Since: 2015

Committees:

Audit	Research (Chair)

Experience

Dr. Rothman has extensive expertise in patient care, science and medicine relevant to the pharmaceutical industry, including through his past experiences as (a) the CEO of Johns Hopkins Medicine and the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and (b) Dean and Head of Internal Medicine at Carver College of Medicine at the University of Iowa. His vast operational and management experience leading a large-scale medical organization provide him with a deep understanding of the complexities of the U.S. healthcare delivery system and policy environment. In addition, Dr. Rothman’s directorship at Labcorp, including his service as Chair of the Quality & Compliance Committee, provides him with additional experience on corporate governance matters and risk oversight.

Career Highlights

Johns Hopkins University

•

Dean of the Medical Faculty and Vice President for Medicine (2012-2022)

Johns Hopkins Medicine

•

Chief Executive Officer (2012-2022)

Carver College of Medicine at the University of Iowa

•

Dean (2008-2012)

•

Head of Internal Medicine (2004-2008)

Other Public Directorships

Current • Labcorp (2023-present) Former • None

Patricia F. Russo Independent
Age: 73

Director Since: 1995(1)

Committees:

C&MD (Chair)	Governance

Experience

Ms. Russo has extensive management, operational, international business and financial expertise, as well as a broad understanding of the technology industry, which includes her career achievements during her tenure as CEO and Director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her roles as the Non-executive Chair of Hewlett Packard Enterprise Company and Chair of the Governance and Corporate Responsibility Committee of General Motors, provide her with deep experience on governance issues facing large public companies.

Career Highlights

Hewlett Packard Enterprise Company, technology company

•

Non-executive Chair (2015-present)

Alcatel-Lucent, global telecommunications equipment company

•

Chief Executive Officer and Director (2006-2008)

•

Chairman, Lucent Technologies Inc. (2003-2006)

•

President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Other Public Directorships

Current

•  General Motors Company (2009-present), Independent Lead Director (2010-2014; 2021-present)

•  Hewlett Packard Enterprise Company (2015-present), Non-executive Chair (2015-present)

•  KKR Management Inc. (the managing partner of KKR & Co., L.P.) (2011-present)

Former

•  Arconic, Inc. (2016-2018) formerly Alcoa, Inc. (2008-2016)

(1)	Ms. Russo was on the Board of Directors of Schering-Plough Corporation from 1995 until 2009 when it became Merck & Co., Inc.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

38	ç ç ç ç	Proposal 1 Election of Directors

Christine E. Seidman, M.D. Independent
Age: 73

Director Since: 2020

Committees:

Audit	Research

Experience

Dr. Seidman has extensive scientific experience relevant to the biopharmaceutical industry. She also has managerial experience relevant to scientific research, including through her role leading the Seidman Laboratory, a research laboratory focusing on integrating clinical medicine and molecular technologies to define disease-causing gene mutations and genetic variations that increase disease risk. The recipient of many honors, Dr. Seidman was elected to the American Society for Clinical Investigation, the National Academy of Sciences, American Academy of Arts and Sciences, and the National Academy of Medicine.

Awards

•

The Ray C. Fish Award for Scientific
Achievement (2020)

•

American Heart Association Medal for Genomic and Precision Medicine (2019)

•

Vanderbilt Prize in Biomedical Sciences (2019)

Career Highlights

Harvard Medical School/Brigham and Women’s Hospital (Harvard University)

•

Thomas W. Smith Professor of Medicine and Genetics (2005-present)

•

Professor of Genetics and Medicine (1998-2005)

•

Professor of Medicine (1997-1998)

Howard Hughes Medical Institute, non-profit medical research organization

•

Investigator (1994-present)

Brigham and Women’s Hospital

•

Director, Cardiovascular Genetics Center (1992-present)

•

Attending Physician, Cardiovascular Division (1987-present)

Other Public Directorships

Current • None Former • None

Inge G. Thulin Independent
Age: 72

Director Since: 2018

Committees:

C&MD	Governance

Experience

Mr. Thulin has extensive management, operational, technology, and international business expertise, as demonstrated by a track record of success leading 3M Company. Mr. Thulin possesses broad industry experience drawn from 3M’s diverse businesses, commitment to research and strong life sciences division. He also brings valuable insight into driving innovation, based on his experience with new product development and manufacturing. In addition, his previous directorships at other public companies provide him with deep experience on governance issues facing large public companies.

Career Highlights

3M Company, global technology company

•

Executive Chairman (2018-2019)

•

Chairman, President and Chief Executive Officer (2012-2018)

•

President and Chief Executive Officer (2012)

•

Executive Vice President and Chief Operating Officer (2011-2012)

•

Executive Vice President, International Operations (2004-2011)

Other Public Directorships

Current • None Former • 3M Company (2012-2019) • Chevron Corporation (2015-2019)

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	39

Kathy J. Warden Independent
Age: 54

Director Since: 2020

Committees:

C&MD	Governance

Experience

Ms. Warden has broad experience in operational leadership as Chair, CEO and President of Northrop Grumman Corporation, an innovative company using science, technology, and engineering to create and deliver products and services. Ms. Warden has extensive expertise in strategy, performance, and business development in government and commercial markets, as well as cybersecurity expertise. Prior to joining Northrop Grumman, Ms. Warden held leadership roles at General Dynamics and General Electric. In addition, Ms. Warden is a former chair of the board of the Richmond Federal Reserve Bank.

Career Highlights

Northrop Grumman Corporation, global security company

•

Chair, Chief Executive Officer and President (2019-present)

•

President and Chief Operating Officer (2018)

•

Corporate Vice President and President, Mission System Sector (2016-2017)

•

Corporate Vice President and President, Information Systems Sector (2013-2015)

•

Vice President, Cyber Intelligence Division (2011-2012)

Other Public Directorships

Current • Northrop Grumman Corporation (2018-present) Former • None

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

40	ç ç ç ç

Director Compensation

Our non-employee Directors receive cash compensation, as well as cash-settled equity compensation in the form of deferred stock units, for their Board service. During 2025, non-employee Directors were compensated for their Board service as shown in the chart below.

Schedule of Director Fees

Compensation Element(1)	Director Compensation Program
Annual Retainer	$120,000
Annual Mandatory Deferral	$220,000 credit to Director’s Company common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$35,000 for the Audit Committee(2)
$25,000 for the Governance Committee(3)
$25,000 for the C&MD Committee
$25,000 for the Research Committee
Audit Committee Member Retainer	$10,000(2)
Lead Director Retainer	$50,000(3)
(1)	All compensation is annual. Retainers are paid in quarterly installments and may be voluntarily deferred at the Director’s election.
(2)	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.
(3)

The Lead Director is the Chair of the Governance Committee as prescribed by the Governance Committee charter. As a result of the combined responsibility, the Lead Director retainer totals $75,000 in the aggregate.

Directors’ Deferral Plan

Annual Retainer

Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”), each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash installments or as a lump sum generally no sooner than one year after service as a Director ceases.

Annual Mandatory Deferral

In addition to the annual retainer, upon election (or re-election) at an Annual Meeting of Shareholders, each Director receives a credit, which for 2025, was valued at $220,000 in the form of phantom shares denominated in Company common stock to that Director’s account under the Directors’ Deferral Plan. Directors who join the Board after an Annual Meeting of Shareholders are credited with a pro rata portion. All distributions from the Directors’ deferred accounts are payable in cash installments or as a lump sum and are generally made no sooner than one year after service as a Director ceases.

Expenses and Matching Gift Program

We reimburse all Directors for travel and other necessary business expenses incurred in the performance of their services for us. We also extend coverage to Directors under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Partnership for Giving matching gift program. The maximum gift total for an active Director participating in the matching gift program is $30,000 in any calendar year.

Director Stock Ownership Guidelines

Upon joining the Board, each Director must own at least one share of Company common stock. Directors must attain a target ownership level of the Company’s common stock having a value equal to five times the annual cash retainer within five years of joining the Board, or as soon thereafter as practicable. Deferred stock units held in the Company common stock account under the Directors’ Deferral Plan are counted toward the target goal. Any Director may request that the Governance Committee consider whether the target ownership level is appropriate in view of such Director’s personal circumstances. As of December 31, 2025, all Directors serving at least three years have either met or exceeded these stock ownership requirements. Mr. Karsanbhai joined the Board effective January 1, 2025 and is making progress toward meeting the stock ownership requirements.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Director Compensation 2025 Director Compensation	÷ ÷ ÷ ÷	41

2025 Director Compensation

The table below summarizes the annual compensation for our non-employee Directors for the fiscal year ended December 31, 2025. All dollar amounts are rounded.

Mr. Davis is the only Director who was an officer and employee of the Company during 2025, and he did not receive any additional compensation for his Board service in 2025.

	Director Compensation for Fiscal Year Ended December 31, 2025
Name	Fees Earned or Paid in Cash ($)	All Other Compensation(1) ($)		Total ($)

Douglas M. Baker, Jr.	$130,000	$220,000		$350,000

Mary Ellen Coe	120,000	220,000		340,000

Pamela J. Craig	155,000	250,000		405,000

Thomas H. Glocer	195,000	220,000		415,000

Surendralal L. Karsanbhai	130,000	275,000	(2)	405,000

Risa J. Lavizzo-Mourey, M.D.	120,000	220,000		340,000

Stephen L. Mayo, Ph.D.	130,000	220,000		350,000

Paul B. Rothman, M.D.	155,000	250,000		405,000

Patricia F. Russo	145,000	220,000		365,000

Christine E. Seidman, M.D.	130,000	255,000		385,000

Inge G. Thulin	120,000	220,000		340,000

Kathy Warden	120,000	220,000		340,000
(1)

Amounts in this column represent the annual mandatory deferral credits in the form of cash-settled deferred stock units (phantom shares) of the Company’s common stock to the Directors’ Deferral Plan and also include charitable contributions made under the Partnership for Giving matching gift program on behalf of the following Directors:

Director Name	Matched Charitable Contribution ($)

Craig(i)	$30,000

Rothman(ii)	30,000

Seidman(iii)	35,000

(i)	Represents charitable contributions made under the Partnership for Giving matching gift program in 2025 in connection with gifts made by Ms. Craig during the 2024 calendar year.

(ii)	Includes $5,000 of charitable contributions made under the Partnership for Giving matching gift program in 2025 in connection with gifts made by Dr. Rothman during the 2024 calendar year.

(iii)	Represents charitable contributions made under the Partnership for Giving matching gift program in 2025 in connection with gifts made by Dr. Seidman during the 2023 and 2024 calendar years.

(2)

Mr. Karsanbhai was elected to the Board effective January 1, 2025. During 2025, Mr. Karsanbhai received a prorated portion of the 2024 credit under the Directors’ Deferral Plan (plan year ending March 31, 2025), as well as the full 2025 portion.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

42	ç ç ç ç

Proposal 2 – Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs as disclosed in this proxy statement, including the CD&A, compensation tables, and the narrative discussion accompanying the tables, beginning on page 43. As described in the CD&A, our executive compensation programs are principally designed to reward executives based on the achievement of Company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our NEOs is also designed to enable us to attract, engage, and retain talented, high-performing, and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our NEOs is allocated to annual cash incentives and long-term equity incentives, which are both directly linked to Company and/or stock price performance. For 2025, approximately 92% and 83%, respectively, of the CEO’s and other NEOs’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

In addition, management and the C&MD Committee continually review the compensation programs for the NEOs to ensure they achieve the desired goals of reinforcing alignment of officer incentives with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 46 to further align pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking.

We are asking shareholders to indicate their support for the NEO compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2026 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 43-86 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management, the C&MD Committee, or the Board and will not be construed as overruling any decision by management, the C&MD Committee or the Board. However, the Board and the C&MD Committee value the opinions of our shareholders as expressed through their votes and other communications. In 2025, shareholders continued their support of our executive compensation programs with approximately 91% of the votes cast in favor of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

At our 2023 Annual Meeting of Shareholders, our shareholders voted in support of annual advisory votes on future executive compensation proposals. The Board of Directors has adopted a policy providing for annual “say on pay” advisory votes. The Board expects that the next “say on pay” vote will occur in 2027.

FOR

The Board of Directors recommends that shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

÷ ÷ ÷ ÷	43

Compensation Discussion and Analysis

This CD&A describes the material elements of compensation for our 2025 Named Executive Officers.

Named Executive Officers

Robert M. Davis

Chairman, Chief Executive Officer, and President

Caroline Litchfield

Executive Vice President and Chief Financial Officer

Sanat Chattopadhyay

Executive Vice President and President, Merck Manufacturing Division

Dean Li, M.D., Ph.D.

Executive Vice President and President, Merck Research Laboratories

Jennifer Zachary

Executive Vice President and General Counsel

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

44	ç ç ç ç	Compensation Discussion and Analysis Executive Summary

Executive Summary

In 2025, our Company advanced its purpose to save and improve lives through innovative medicines and vaccines, while navigating a challenging external environment and preparing for the loss of exclusivity for KEYTRUDA. Our results reflect the strength of our oncology and Animal Health businesses, increasing contributions from new launches, and meaningful progress in transforming our expanding innovative portfolio for sustainable, long-term growth.

We delivered revenue growth of 2%(1), driven by continued global demand for KEYTRUDA, strong demand for WINREVAIR, a treatment for certain adults with pulmonary arterial hypertension, and CAPVAXIVE, our 21-valent pneumococcal conjugate vaccine, and robust Animal Health performance. These contributions were partially offset by declining sales of GARDASIL/GARDASIL 9, loss of rights to Simponi/Remicade, and slowing sales of LAGEVRIO. Disciplined cost management and the introduction of our multiyear optimization initiative, targeting approximately $3 billion of annual cost savings by the end of 2027, are enabling greater investment in our expansive pipeline, launches, and capabilities.

We continued to advance our broad and deep pipeline, with roughly 80 Phase 3 studies underway and launches from the first wave of more than 20 potential new growth drivers, almost all with blockbuster potential. Key 2025 milestones included the approvals of KEYTRUDA QLEX, which enables subcutaneous administration of the immunotherapy in KEYTRUDA, additional KEYTRUDA based regimens in earlier stage cancers, and ENFLONSIA, for the prevention of RSV lower respiratory tract disease for infants born during or entering their first RSV season. We also reported positive late stage data for enlicitide, our investigational oral PCSK9 inhibitor for hypercholesterolemia. With cardiovascular disease being the leading cause of death globally, we see the potential for enlicitide to help address a significant unmet need. We also shared positive Phase 3 results for islatravir in combination with doravirine, our single-tablet regimen for the treatment of adults living with HIV-1 infection. In total, we announced positive results from 18 Phase 3 trials and initiated 21 new Phase 3 studies spanning cardiometabolic and respiratory, immunology, infectious diseases, oncology, and ophthalmology.

Science-led, disciplined, and value-enhancing business development remained a pillar of our long-term value creation strategy as demonstrated by our acquisitions of Verona Pharma and Cidara Therapeutics. Through Verona Pharma, we added to our respiratory product portfolio with OHTUVAYRE, a maintenance treatment for adults with chronic obstructive pulmonary disease. Through Cidara Therapeutics, we expanded our infectious disease pipeline with MK-1406, a drug-Fc conjugate antiviral in Phase 3 trials that is designed to prevent influenza infection in people at higher risk for that disease’s serious complications.

In summary, 2025 was a year of solid financial performance, disciplined execution, and significant strategic progress. We continued to deliver for patients and shareholders while investing for the future. The actions taken this year to advance our late stage assets, expand our pipeline and portfolio of potential growth drivers, and drive productivity through our optimization program have further positioned the Company for sustainable long-term growth.

Scorecard Performance 2025(2)

Financial Performance

	Target($B)	Actual($B)	Weighting	Score
Revenue	$65.63	$63.86	35%	73%
Pre-Tax Income	$27.43	$26.37	35%	73%
Non-Financial Performance
Pipeline			20%	167%
Sustainability			10%	100%
Total Payout				94%

PSU Performance (2023-2025)(2)

	Target	Actual	Weighting	Score

3-Year EPS	$24.12	$26.65	50%	187%

	Peer Median	Merck	Weighting	Score

3-Year R-TSR	12.0%	0.3%	50%	0%

Total Payout				94%

(1)	Excluding the impact of foreign exchange.
(2)

Excluding the impact of fluctuations in currency exchange rates versus budget and certain other items, consistent with plan design, rounded. Please refer to page 52 and page 56 for a detailed discussion of the 2025 Company Scorecard and the 2023-2025 PSU Performance, respectively.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Compensation Discussion and Analysis Executive Compensation Overview	÷ ÷ ÷ ÷	45

Executive Compensation Overview

Our Industry Environment

The pharmaceutical industry is science-focused and requires experimentation and long-term commitment of financial resources to foster innovation. Our Company is at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals. Ultimately, our work has the potential to have an enormous impact on global health and well-being. Because of the inherent complexity and dynamic science of human and animal health, even with flawless execution, we risk failure. In addition:

•	The costs associated with innovation are increasing while relative return is decreasing due to ongoing pricing pressure.

•	The number of products available to treat or prevent a particular disease or condition typically increases over time, which can limit the commercial potential of key products.

•	Generally, it takes 10 to 15 years to discover, develop, and bring a new medicine or vaccine to market.

•	Competition for qualified talent in the pharmaceutical industry is intense, both in the U.S. and internationally.

Our Executive Compensation Strategy

We strive to deliver market-competitive pay within a framework that provides an appropriate mix of fixed and variable, at-risk compensation to attract, retain, and motivate talent while reinforcing our pay-for-performance objectives.

Our executive compensation program is designed to…

Support our efforts to attract and retain the brightest and most innovative minds in business, research, and academia.

Align the interests of our executives with the interests of our shareholders to ensure prudent actions that will generate long-term value.

Reward our executives based on the achievement of sustained financial and operational performance, pipeline advancements, and demonstrated leadership.

Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

46	ç ç ç ç	Compensation Discussion and Analysis Executive Compensation Overview

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely align pay with operational performance and increases in long-term shareholder value while mitigating incentives that could lead to excessive risk-taking. To support these objectives, we have adopted the following policies and practices:

We do…	We do not...

Utilize a Relative Total Shareholder Return (“R-TSR”) metric in the Performance Share Unit (“PSU”) program to align the payout with long-term stock performance and shareholder experience

Allow Directors and management employees, including officers, to engage in transactions involving short sales, derivative transactions, hedging, or pledging of Company securities

Grant stock options with an exercise price less than fair market value

Re-price underwater stock options without shareholder approval

Pay tax gross-ups on any payments made in connection with a change in control event

Monitor Long-Term Incentive (“LTI”) program share utilization relative to industry standards and our primary and supplemental peer groups
Conduct annual competitive benchmarking to ensure executive officer compensation is aligned to market
Include caps on annual cash incentive and PSU program payouts and thresholds below which no payouts are earned
Offer limited perquisites that are supported by business interests
Retain an independent compensation consultant that reports directly to the C&MD Committee
Maintain robust stock ownership requirements and share retention policies
Maintain rigorous incentive recoupment (i.e., clawback) policies that exceed the NYSE listing requirements
Conduct assessments to identify and mitigate risk in our compensation programs
Provide dividend equivalents only on earned Restricted Stock Units (“RSUs”) and PSUs
Require double-trigger vesting of equity in the event of a change in control (i.e., there must be both a change in control and an involuntary termination)

Avoid employment agreements

Say-on-Pay Advisory Vote

In 2025, shareholders continued their historically strong support for our executive compensation programs with approximately 91% of the votes cast in favor of the say-on-pay proposal. Based on this outcome, feedback received from shareholders, and the C&MD Committee’s ongoing analysis of the program’s ability to support our strategic, financial, and human capital objectives, we did not make significant changes to our executive compensation program in 2025. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure ongoing alignment between the interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Compensation Discussion and Analysis Peer Groups	÷ ÷ ÷ ÷	47

Peer Groups

Primary Peer Group

Individual executive officer compensation levels and opportunities are compared to a peer group of large multinational pharmaceutical companies approved by the C&MD Committee that participate in a pharmaceutical industry compensation survey conducted by Willis Towers Watson, an independent consulting firm. In setting compensation levels for 2025, the C&MD Committee reviewed the survey results for the following peer companies that the Company competes with to attract talented, high-performing executives (the “primary peer group”). The C&MD Committee regularly reviews segmented information focused on the companies in the primary peer group that are headquartered in the U.S. because practices outside the U.S. can differ based on the geographic region.

Primary Peer Group

Companies

AbbVie

Amgen

AstraZeneca

Bristol-Myers Squibb

Eli Lilly

Gilead Sciences

GlaxoSmithKline

Johnson & Johnson

Novartis

Pfizer

Roche Holding AG

Sanofi

All numbers are as of 12/31/2025

Supplemental Peer Group

In addition to the primary peer group described above, we also use a supplemental peer group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a secondary reference for CEO compensation and for other compensation-related practices (for example, share usage and dilution, change in control policy design, and stock ownership and retention guidelines). The Company is a member of the Dow Jones Industrial Average, and we believe this group provides insight into practices among companies of similar scale and complexity that operate across a variety of industries, providing us with a broader view of market pay, policies, and practices.

Supplemental Peer Group Companies(1)

Revenue
$ Billions
$65.01
$84.28
Market
Capitalization
$ Billions
$261.26
$299.03
Number of
Employees
73,000
109,000
Merck
Supplemental Peer Group Median

3M Amazon Amgen Apple Boeing Caterpillar Chevron Cisco Systems Coca-Cola Home Depot Honeywell IBM Johnson & Johnson	McDonald’s Microsoft Nike Nvidia Procter & Gamble salesforce.com Sherwin-Williams UnitedHealth Group Verizon Visa Walmart Walt Disney
All numbers are as of 12/31/2025
(1) Reflects Dow Jones Industrial Average companies (excluding the financial services companies) as of the beginning of 2025.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

48	ç ç ç ç	Compensation Discussion and Analysis Detailed Discussion and Analysis

Our overarching strategy is to position executive compensation competitively relative to the market for comparable roles. In evaluating target Total Direct Compensation (“TDC”), the C&MD Committee considers the median level of compensation as a reference point. It then determines appropriate compensation for each executive based on a range of factors, including the scope and complexity of the role, market availability of proven talent, experience, leadership, sustained performance over time, potential for advancement as part of succession planning, and other unique factors that may exist from time to time. As a result, target compensation levels may vary above or below market benchmarks based on these factors, and realized compensation ultimately depends on the achievement of longer-term goals and changes in shareholder value. This approach helps ensure compensation outcomes are aligned with performance and that costs are reasonable and sustainable relative to market practices.

Detailed Discussion and Analysis

Additional information regarding our 2025 NEOs and the material elements of their compensation, as reported in the Summary Compensation table on page 62, is described below(1).

Compensation Decisions for 2025
Robert M. Davis Chairman, Chief Executive Officer, and President	• Increased annual base salary by $35,000 • Maintained annual incentive target percentage • Increased LTI target by $1,400,000 • Change resulted in a 7.6% increase in target TDC

$685,143
Change in Pension Value
$1,645,302
Base Salary
$658,058
All Other Compensation
Total Annual Compensation
$20.80M
$15,482,842
Annual Stock+Option Award Value
$2,326,500
Non-Equity Incentive Plan (Annual Cash Incentive)

Age: 59

Tenure: 12 Years

Compensation Decisions for 2025
Caroline Litchfield Executive Vice President and Chief Financial Officer	• Maintained annual base salary • Maintained annual incentive target percentage • Increased LTI target by $750,000 • Change resulted in an 11.4% increase in target TDC
Age: 57

Tenure: 35 Years

(1)	Compensation shown for each executive is rounded to the nearest dollar and age/tenure is rounded to the nearest year.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Compensation Discussion and Analysis Detailed Discussion and Analysis	÷ ÷ ÷ ÷	49

Compensation Decisions for 2025
Sanat Chattopadhyay(2) Executive Vice President and President, Merck Manufacturing Division	• Maintained annual base salary • Maintained annual incentive target percentage • Maintained LTI target
Age: 66

Tenure: 16 Years

Compensation Decisions for 2025
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	• Maintained annual base salary • Maintained annual incentive target percentage • Increased LTI target by $400,000 • Change resulted in a 4.7% increase in target TDC
Age: 64

Tenure: 9 Years

(2)

As discussed in “Management Succession Planning” on page 22, Mr. Chattopadhyay will retire from the Company and will cease to be an executive officer on July 1, 2026 and May 1, 2026, respectively. Mr. Chattopadhyay will not be eligible for severance benefits in connection with his retirement. For information on payments and benefits in connection with a retirement, see “Potential Payments Upon Termination or a Change in Control” on page 80.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

50	ç ç ç ç	Compensation Discussion and Analysis Detailed Discussion and Analysis

Compensation Decisions for 2025
Jennifer Zachary Executive Vice President and General Counsel	• Set annual base salary at $1,059,307 • Set annual incentive target at 100% • Set LTI target at $3,750,000
Age: 48

Tenure: 8 Years

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Compensation Discussion and Analysis The Elements of 2025 Compensation	÷ ÷ ÷ ÷	51

The Elements of 2025 Compensation

How Our Compensation Program Works

What We Reward	How We Link Pay To Performance	How We Pay

•

Top and bottom-line performance that meets or exceeds the Board approved annual and long-term operating plans

•

Pipeline accomplishments that advance our position as an industry-leading biopharmaceutical company

•

Achievement of strategic sustainability priorities that focus on greater access to health and on the engagement and inclusion of employees

•

Decision-making that yields long-term value creation for shareholders

•

Executing on our growth strategy by consistently seeking opportunities that complement or supplement our broad portfolio in key areas, including Oncology, Vaccines, Cardiometabolic and Respiratory, Immunology, Infectious Diseases, and Animal Health

•

Inclusion of key financial and non-financial metrics in our annual cash incentive plan to ensure executives are rewarded for top and bottom-line performance, pipeline advancement that leads to longer-term revenue opportunities, and metrics focusing on driving sustainable business outcomes

•

LTIs comprised of a mix of PSUs, RSUs, and stock options, linking a substantial amount of pay opportunity to long-term company performance and increased shareholder value

•

Majority of total target pay opportunity is at-risk and tied to company performance and/or long-term stock value

•

Overall target total pay opportunity, as well as each pay element, is assessed for competitiveness relative to primary and/or supplemental peer groups, which include similarly-sized pharmaceutical peers and Dow Jones Industrial Average companies, excluding financial services companies

•

Competitive positioning is targeted to median of market; actual positioning varies based on a variety of factors, including scope and complexity of role, years of experience, sustained leadership, demonstrated performance over time, and other factors

(1)	Rounded based on full year LTI and annual incentive targets (excluding one-time special awards).

Each year, the C&MD Committee recommends, and the independent members of the Board of Directors approve, the compensation for our CEO. The C&MD Committee reviews and approves compensation for all other NEOs each year based on a variety of factors, including scope and complexity of role, experience, sustained leadership, and performance and competitive positioning as compared to our primary and supplemental peer groups as described in more detail on page 47. Additional details regarding the roles and responsibilities of the C&MD Committee are provided on page 15.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

52	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2025 Compensation

Base Salary

The C&MD Committee must balance the need to deliver a competitive level of base salary with ensuring the appropriate mix of fixed to variable compensation for each NEO.

The table shows adjustments made to
base salaries in 2025. Adjustments are made based on competitive positioning and are aligned with an assessment of performance and leadership.

	Named Executive Officer	Annual Base Salary Increase %		New Annual Base Salary(1)
	Davis	2.2%		$1,650,000
	Litchfield	No change		1,170,000
	Chattopadhyay	No change	(2)	979,479
	Li	No change		1,456,000
	Zachary	—	(3)	1,059,307

(1)  Reflects annual base salary as of December 31, 2025.

(2)  Although Mr. Chattopadhyay was not an NEO in 2024, he was an NEO in 2023. As such, pursuant to SEC rules, we have included his 2024 compensation information in the Summary Compensation table.

(3)  Ms. Zachary was not an NEO in 2024.

Annual Cash Incentive

The NEOs participate in the Executive Incentive Plan (“EIP”).

Award amounts under the EIP are determined based upon achievement of Company performance measures as reflected by the Company Scorecard. The overall EIP award cannot exceed 200% of the annual incentive target for the executive. The maximum award amount for each NEO for 2025, excluding the impact of the Company Scorecard, is listed in the Grants of Plan-Based Awards table on page 71.

	Named Executive Officer	2024 Target Annual Incentive % of Base Salary(1)		2025 Target Annual Incentive % of Base Salary(1)
	Davis	150%		150%
	Litchfield	100		100
	Chattopadhyay	100	(2)	100
	Li	100		100
	Zachary	—	(3)	100

(1)  Reflects annual incentive targets as of December 31 of the applicable year.

(2)  Although Mr. Chattopadhyay was not an NEO in 2024, he was an NEO in 2023. As such, pursuant to SEC rules, we have included his 2024 compensation information in the Summary Compensation table.

(3)  Ms. Zachary was not an NEO in 2024.

2025 Company Scorecard

Our Company Scorecard translates our strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating metrics and critically important strategic drivers of long-term value creation. In 2025, these metrics focused on Revenue, Pre-Tax Income, Pipeline goals tied to our research and development programs, and Sustainability.

The Company Scorecard is also measured in the context of compliance, health, safety, and environmental outcomes, and may be adjusted based on these outcomes in recognition of the important role they play in driving the Company’s values and a culture of integrity. In 2025, there was no such adjustment.

Revenue and Pre-Tax Income are equally weighted at 35%, each based on the C&MD Committee’s belief that they are the key financial measures of our success during the year. The Pipeline goals are collectively weighted at 20% and are designed to ensure we are focused on internal and external early discovery opportunities, late-stage clinical development progression, and regulatory filings and approvals. Our Sustainability goals are collectively weighted at 10%.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Compensation Discussion and Analysis The Elements of 2025 Compensation	÷ ÷ ÷ ÷	53

The target, threshold, and maximum Revenue and Pre-Tax Income goals are set in relation to the Board-approved annual operating plan and the expectations of management. Each year, the Pipeline goals are recommended by the President of Merck Research Laboratories, reviewed by the Research Committee, and approved by the C&MD Committee. The Sustainability goals are recommended by the Company’s Global Market Access, Sustainability, and Human Resources teams and approved by the C&MD Committee. Failure to achieve threshold performance for any goal results in forfeiture of the opportunity associated with that goal. If the aggregate performance across all four metrics does not reach at least 50%, no payout is earned. The overall results of the Company Scorecard are calibrated so individuals may receive between 50% and 200% of their target award opportunity established for the annual performance period. Pre-determined adjustments are applied to Revenue and Pre-Tax Income results using a consistent framework approved by the C&MD Committee to accurately reflect the operating performance of our business. For further explanation of these pre-determined adjustments to reported financial results for incentive plan purposes, please refer to Appendix B on page 103. The 2025 Company Scorecard results are summarized below.

2025 Company Scorecard(1)

Financial	Weighting	Performance	Score
Revenue ($ Billions)	35%	$63.86 (actual); $61.03 (threshold); $65.63 (target) – 100% payout; $70.22 (maximum) – 200% payout	73%
Pre-Tax Income ($ Billions)	35%	$26.37 (actual); $24.96 (threshold); $27.43 (target) – 100% payout; $30.72 (maximum) – 200% payout	73%

Non-Financial	Weighting	Component & Weighting		Performance & Score		Score
Pipeline	20%	Discovery & Early Development	8.0	Above Target	13.2	167%
		Approvals	4.0	Above Target	8.0[2]	
		Global Development	3.5	Above Target	5.1	
		Filings	3.5	Above Target	5.6	
		Value and Implementation	1.0	Above Target	1.5	
Sustainability	10%	Access to Health	6.0	At Target	6.0	100%
		Employees	4.0	At Target	4.0	

Total Payout **94%[3]**

(1)	Excluding the impact of fluctuations in currency exchange rates versus budget and certain other items, consistent with plan design.
(2)	Reflects adjustment of +1.0 point for certain regulatory approvals received but not originally anticipated in 2025.
(3)	Rounded to the nearest whole number.

Revenue:

Consistent with the Scorecard design and the metric as defined at the beginning of the performance period, reported revenue of $65.01B was adjusted to $63.86B to exclude the effect of certain business development transactions as well as the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan). We did not achieve our internal Revenue target of $65.63B due to below target performance in vaccines and oncology.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

54	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2025 Compensation

Pre-Tax Income:

Consistent with the Scorecard design and the metric as defined at the beginning of the performance period, non-GAAP pre-tax income of $26.32B was adjusted to $26.37B to exclude the effect of certain business development transactions as well as the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan). Despite our continued discipline in expense management, we did not achieve our internal Pre-Tax Income target of $27.43B due to below target sales performance.

Sustainability:

Our Sustainability goals, which are directly tied to drivers of sustainable appreciation in shareholder value, measure progress in enabling access to health for people around the world and fostering an engaged and inclusive workforce. In 2025, we expanded the number of people who now have the option to access medicines and vaccines through our supply commitments to Gavi and UNICEF, innovative insurance solutions, collaborations aimed at increasing the capacity of hospital systems for cancer diagnosis and care, and expanding channels through which people can access vaccines. The engagement and inclusion of our employees, which is measured through employee surveys, remains critically important and reflects the continued strength of our company culture.

Named Executive Officer 2025 Annual Incentive Payouts

The table below shows the 2025 annual cash incentives paid to the NEOs. The “Final Award” for each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

		Target
Named Executive Officer	Annual Base Salary (as of 12/31/25) ($)	Annual Incentive (%)	Annual Incentive ($)	Company Scorecard Result (%)	Final Award ($)

Davis	$1,650,000	150%	$2,475,000	94%	$2,326,500

Litchfield	1,170,000	100	1,170,000	94	1,099,800

Chattopadhyay	979,479	100	979,479	94	920,710

Li	1,456,000	100	1,456,000	94	1,368,640

Zachary	1,059,307	100	1,059,307	94	995,749

Long-Term Equity Incentives

The long-term incentive program, which consists of a mix of PSUs, RSUs, and stock options, is designed to provide our NEOs with a meaningful ownership interest in the Company while directly linking a substantial portion of their compensation to the returns realized by our shareholders. We use these three vehicles to maintain a balanced and sustainable LTI program that supports our compensation objectives over a multi-year period.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Compensation Discussion and Analysis The Elements of 2025 Compensation	÷ ÷ ÷ ÷	55

2025 Equity Award Mix

Performance Share Units
PSUs link realized compensation to the achievement of critical financial objectives and align executives’ interests with those of our shareholders. The earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by relative stock price performance and dividend yield. PSUs generally vest and become payable at the end of a three-year performance period provided that minimum performance goals are met.

Restricted Stock Units

RSUs were introduced in 2025 to further align the interests of our executives with those of shareholders. The ultimate value realized is at risk and varies based on our stock price performance, aligning with the returns experienced by our shareholders. The time-based vesting of RSUs promotes retention and encourages continued focus on the successful execution of our long-term strategy, critical to driving shareholder value creation. RSUs generally vest and become payable in equal installments on the first, second, and third anniversaries of the grant date.

Stock Options

Stock options align our executives’ interests with the interests of our shareholders because options only have financial value to the recipient if the price of our common stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.Stock options generally vest and become exercisable in equal installments on the first, second, and third anniversaries of the grant date.

Current LTI Grant Practices

All equity grants to executive officers are made under the 2019 Stock Incentive Plan (“Incentive Stock Plan”) and approved by the C&MD Committee. In the case of our CEO, grants are recommended by the C&MD Committee and approved by the independent members of the Board of Directors. Annual PSU grants, which have a three-year performance period, are generally made on the last business day in March. Annual RSU and stock option grants are made on the third business day following the announcement of our first quarter earnings. We may also selectively grant PSUs, RSUs, and stock options on the third business day following the announcement of quarterly earnings, generally as part of a new hire sign-on or for retention purposes. This timing is designed to ensure that equity awards are made during periods when there is no material nonpublic information about our Company. The C&MD Committee retains discretion to modify the timing as appropriate, consistent with its responsibility to consider all facts and circumstances to ensure alignment with our compensation philosophy and objectives.

Stock options are granted at no less than fair market value on the applicable grant date or date of a specified event, with all required approvals obtained on or before the grant date. Fair market value is the closing price of a share of the Company’s common stock on the grant date. The re-pricing of stock options is not permitted under the Incentive Stock Plan without prior shareholder approval.

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56	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2025 Compensation

2025 LTI Grant Values

The 2025 annual LTI grant values for the CEO and other NEOs, as compared to the prior year, are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 71. The Board increased the LTI grant value for Mr. Davis based on a review of his performance and the competitive positioning of his compensation relative to the Company’s primary and supplemental peer groups. Consistent with our compensation strategy that supports a pay-for-performance culture, the Board intends to continue to evaluate and, when appropriate, adjust Mr. Davis’s compensation to ensure it remains competitive to these peer groups and reflects the Board’s assessment of his business performance and leadership.

	Target Grant Value(1)			Increase in Target Grant Value
Executive Officer	2024		2025

Davis	$15,500,000		$16,900,000	+$1,400,000

Litchfield	4,250,000		5,000,000	+$750,000

Chattopadhyay(2)	3,300,000	(3)	3,300,000	—

Li	5,600,000		6,000,000	+$400,000

Zachary	—	(4)	3,750,000	—
(1)

Grant values shown above will be different from the values shown in the Summary Compensation and Grants of Plan-Based Awards tables based on the fair value on grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) and SEC disclosure rules, which consider factors other than share price.

(2)

As discussed in “Management Succession Planning” on page 22, Mr. Chattopadhyay will retire from the Company effective July 1, 2026. For information on the treatment of equity awards in connection with a retirement, see “Potential Payments Upon Termination or a Change in Control” on page 80.

(3)	Although Mr. Chattopadhyay was not an NEO in 2024, he was an NEO in 2023. As such, pursuant to SEC rules, we have included his 2024 compensation information in the Summary Compensation table.
(4)	Ms. Zachary was not an NEO in 2024.

PSU Program

At the beginning of each year, we review the design of our PSU program to ensure that our metrics are focused on the long-term measures that are most relevant to driving value for the Company and its shareholders over a three-year performance period. Payouts under the PSU program are formulaic and, as such, the C&MD Committee does not consider individual performance or use discretion when determining final awards.

Financial targets applicable to the PSUs are established based on our three-year financial plan, which considers a variety of factors, including management, Board, and external expectations and aspirations of our long-term performance. The financial targets for our currently outstanding PSUs are Earnings Per Share (“EPS”) and Relative Total Shareholder Return (“R-TSR”), with 50% of the payout tied to EPS and 50% tied to R-TSR. R-TSR performance versus our primary peer group is measured at the end of the three-year period and compares the Company’s average annual Total Shareholder Return (“TSR”) to the median TSR of that peer group. Each percentage point of outperformance or underperformance relative to the peer group median modifies the earned award up or down by five percentage points. In the event of underperformance by more than 10 percentage points, no payout is earned on the R-TSR portion of the award. In the event of outperformance, the payout on the R-TSR portion of the award cannot exceed 200%. In addition, if the Company’s annualized TSR is negative, the payout on the R-TSR portion of the award cannot exceed 100% even if our R-TSR outperforms the peer group median.

Payouts Under the 2023-2025 PSU Program Performance Period

For awards granted in 2023, 70% of each NEO’s target annual LTI opportunity was provided as PSUs based on the closing price of Company’s stock on the grant date. The number of PSUs ultimately earned was based on our performance against the pre-established EPS target and R-TSR performance.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Compensation Discussion and Analysis The Elements of 2025 Compensation	÷ ÷ ÷ ÷	57

For the 2023-2025 performance period, EPS and three-year R-TSR versus our primary peer group each were weighted at 50%. Based on the combined results of these performance measures, the payout was 94% of target as illustrated below.

The 94% payout was based on our strong EPS performance driven by continued momentum in key growth areas of the business that delivered above-plan after-tax non-GAAP net income and resulted in an EPS payout of 187%. Our TSR underperformed the median of our pharmaceutical peer group by more than 10%, resulting in a payout of 0% for the R-TSR portion of the award.

(1)	Rounded to the nearest whole percentage.

Named Executive Officer PSU Distribution

Based on the final payout of 94%, the NEOs received the following number of shares of Company common stock, including dividends accrued during the performance period and paid in shares:

Named Executive Officer	Target Award (# of shares)	Final Award(1) (# of shares)

Davis	88,824	90,772

Litchfield	27,963	28,576

Chattopadhyay	21,713	22,188

Li	36,846	37,653

Zachary	19,739	20,172
(1)	Includes accrued dividends distributed in shares following final award determination.

Additional information regarding the payouts under the 2023-2025 PSU performance period is provided in the Option Exercises and Stock Vested table on page 75.

To accurately reflect the operating performance of our business, the C&MD Committee approved a consistent framework of adjustments to our reported financial results for incentive program purposes. For further explanation of these adjustments and our GAAP versus non-GAAP results, please refer to Appendices A and B on pages 101 and 103, respectively.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

58	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2025 Compensation

Other Employee Benefits

Consistent with the benefits provided to other salaried, U.S.-based employees, the NEOs participate in a variety of retirement, health and welfare, and paid time-off benefits designed to support the attraction and retention of our workforce in a highly competitive market. Pension and savings plans help employees save and prepare financially for retirement, and health and welfare and paid time-off benefits support a healthy, productive, and focused workforce.

Additionally, senior management employees, including the NEOs, are provided a limited number of other benefits, which the C&MD Committee believes are reasonable, appropriate, and consistent with our executive compensation philosophy.

These benefits, which are described in more detail below, are reflected in the “All Other Compensation” column of the Summary Compensation table.

•

Financial and tax planning. Executives receive a $10,000 cash allowance each December to encourage consultation with qualified financial and tax planning professionals who can help them understand the compensation and benefits programs in which they participate.

•

Personal use of Company aircraft. Our global security organization regularly evaluates the travel risk for our CEO. As a result of these assessments and based on our security team’s recommendation, our Board of Directors has determined that our CEO must use Company-provided aircraft for all business and personal travel. Personal use of Company aircraft by other executives requires CEO approval and is only permitted under exceptional circumstances. Other than for our CEO, there was no such reported usage for NEOs in 2025.

•

Personal use of Company car and driver. Our CEO is provided with a car and driver to ensure his individual safety and security. Personal use of a car and driver is also provided to a select number of other executives, primarily for commuting purposes, allowing them to devote additional time to critical Company business. In 2025, such personal use of a Company car and driver was provided to Mr. Chattopadhyay and Dr. Li.

•

Executive physicals. In 2025, select executives, including NEOs, were eligible for an optional Company-paid annual comprehensive physical to support their health and well-being. Mr. Davis, Mr. Chattopadhyay, and Dr. Li received these physicals in 2025.

•

Residential security systems and travel security. When deemed necessary by our internal global security team, select executives receive reimbursement for the installation, maintenance, and remote access of residential security systems, as well as Company-paid travel security. For residential security systems, executives are responsible for paying monthly security monitoring fees, which are not reimbursable. Other than for our CEO, the Company did not provide residential security system reimbursements or travel security for NEOs in 2025.

•

Personal digital security. In 2025, select executives, including NEOs, were eligible to receive optional personal digital security services paid for by the Company to further promote secure access to Company systems. These services include personal device security, home network protection, digital privacy measures, incident response support and remediation, ongoing monitoring, identity theft protection, and training. All NEOs used these services in 2025.

Other Compensation Practices

Stock Ownership Requirements

The C&MD Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy that requires the CEO and other senior executives to hold a certain amount of Company common stock for so long as they remain in office. The amount of Company common stock an executive is required to hold is based on a designated multiple of the executive’s base salary. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU settlements (100% for the CEO and 75% for the other NEOs). In calculating the attainment of our stock ownership requirements, we exclude (1) unexercised stock options and (2) unvested PSUs and RSUs.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Compensation Discussion and Analysis The Elements of 2025 Compensation	÷ ÷ ÷ ÷	59

The following table sets forth the stock ownership requirements and current stock ownership status as a multiple of base salary for the CEO and other NEOs as of February 28, 2026.

Return of Incentive Compensation (“Clawback Policy”)

The C&MD Committee has adopted a clawback policy, in compliance with Rule 10D-1 of the Securities Exchange Act of 1934 and Section 303A.14 of the New York Stock Exchange Listed Company Manual (the “Dodd-Frank Clawback Policy”).

In addition to the Dodd-Frank Clawback Policy, executives are subject to the recoupment of incentive-based cash compensation, equity-based compensation (both time-based and performance-based), and any proceeds or earnings received in respect to such compensation, where the C&MD Committee determines that (a) the executive engaged in misconduct, or failed to reasonably supervise an employee who engaged in misconduct, that resulted in (i) a material violation of a written Company policy relating to the research, development, manufacturing, sales, or marketing of the Company’s products or (ii) conduct detrimental to the Company, including the Company’s overall goodwill or reputation to the Company, and (b) a significant negative impact on the Company’s financial operating results or reputation occurred.

Hedging and Pledging

As part of our insider trading policy, the Company has a policy against the hedging and pledging of Company securities that is applicable to our Directors and management-level employees, including officers. See page 31 of this proxy statement under “Hedging and Pledging” for more information.

Tax Deductibility of Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the C&MD Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

60	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2025 Compensation

Equity Award Granting Policy
We do not grant stock options in anticipation of, or immediately following, the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, nor do we time the public release of such information based on stock option grant dates. For additional information about our grant policy, see page 55 of this proxy statement under “Current LTI Grant Practices.”
While we do not grant stock options in anticipation of, or immediately following, the release of material nonpublic information about our Company, the SEC has adopted Item 402(x) of Regulation
S-K,
which requires companies to disclose certain information in the event stock options were granted within four business days before or one business day after the filing of a
10-Q
or
10-K,
or the filing or furnishing of an
8-K
that discloses material nonpublic information. As disclosed in the
Grants of Plan-Based Awards
table on page 71, and consistent with prior practice as described earlier, we granted stock options to our NEOs on April 29, 2025, which grant was three business days following our
8-K
disclosure of Q1 2025 earnings. We subsequently filed our Q1 2025
10-Q
on May 2, 2025, and as such, the following tabular disclosure of our 2025 stock options grants is required by Item 402(x).

Named Executive Officer	Grant Date	Number of Securities Underlying the Award (1)	Exercise Price of the Award (1)	Grant Date Fair Value of the Award (1)	Percentage change in the closing market price of the
securities underlying the award between the trading
day ending immediately prior to the disclosure of
material nonpublic information and the trading day
beginning immediately following the disclosure of
material nonpublic information
(2)

Davis	4/29/2025	181,623	$84.71	$3,380,004	N/A

Litchfield	4/29/2025	53,735	84.71	1,000,008	N/A

Chattopadhyay	4/29/2025	35,465	84.71	660,004	N/A

Li	4/29/2025	64,481	84.71	1,199,991	N/A

Zachary	4/29/2025	40,301	84.71	750,002	N/A

(1)	See the Grants of Plan-Based Awards table on page 71.
(2)
While no material nonpublic information was disclosed in our
10-Q,
filed on May 2, 2025, the percentage change in the closing market price of our Company common stock between Thursday, May 1, 2025 and Monday, May 5, 2025 was
-0.50%.

Merck & Co., Inc., Rahway, NJ, U.S.A.,
2026 Proxy Statement

Compensation Discussion and Analysis Compensation Risk Assessment	÷ ÷ ÷ ÷	61

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and are designed to support the achievement of our purpose while reinforcing our values. The C&MD Committee and senior management regularly evaluate the relationship between risk and reward within our executive compensation program and have implemented policies and practices intended to mitigate undue risk while preserving the incentive-based nature of compensation. These policies and practices are described in greater detail in the Compensation Policies and Practices chart on page 46.

In 2024, our Company engaged Pay Governance, a compensation consultant to management, to conduct a formal assessment of our executive compensation program, policies, and practices based on generally accepted compensation risk principles. The results of this assessment were reviewed by FW Cook, the C&MD Committee’s independent compensation consultant, and discussed with the C&MD Committee in November 2024. The assessment reaffirmed our belief that the Company’s compensation programs and policies are structured and administered in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal risk assessments on a periodic basis. The next formal assessment is scheduled for review and discussion with the C&MD Committee in November 2026.

Compensation and Management Development Committee Report

The C&MD Committee, comprised of independent Directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&MD Committee recommended to our Board of Directors that the CD&A be included in this proxy statement.

Compensation and Management Development Committee

Patricia F. Russo (Chair)

Mary Ellen Coe

Thomas H. Glocer

Risa J. Lavizzo-Mourey, M.D.

Inge G. Thulin

Kathy J. Warden

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

62	ç ç ç ç

Summary Compensation Table

The following table summarizes the total compensation that was paid or accrued for the NEOs for the fiscal years ended December 31, 2025, 2024, and 2023. The NEOs are the Company’s Chief Executive Officer, Chief Financial Officer, and the three next most highly compensated executive officers as of December 31, 2025. All dollar amounts are rounded.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert M. Davis Chairman, Chief Executive Officer and President	2025		$1,645,302	$0	$12,102,838	$3,380,004	$2,326,500	$685,143	$658,058	$20,797,845
	2024		1,623,874	0	13,077,541	4,650,010	2,761,650	511,878	561,112	23,186,064
	2023		1,603,091	0	9,997,585	4,050,000	3,585,300	651,163	386,148	20,273,287
Caroline Litchfield Executive Vice President and Chief Financial Officer	2025		1,173,214	0	3,580,681	1,000,008	1,099,800	532,764	127,618	7,514,085
	2024		1,166,044	0	3,585,716	1,275,008	1,333,800	0	147,210	7,507,778
	2023		1,093,063	0	3,147,375	1,275,003	1,665,000	792,534	327,410	8,300,385
Sanat Chattopadhyay Executive Vice President and President, Merck Manufacturing Division	2025		982,170	0	2,363,261	660,004	920,710	291,064	191,199	5,408,408
	2024	(7)	976,167	0	2,784,313	990,003	1,116,606	138,908	157,166	6,163,163
	2023		934,923	0	2,443,907	989,997	1,393,873	317,466	160,194	6,240,360
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	2025		1,460,000	0	4,296,864	1,199,991	1,368,640	398,839	168,547	8,892,881
	2024		1,451,077	0	4,724,760	1,680,000	1,659,840	400,472	170,183	10,086,332
	2023		1,368,819	0	4,147,202	1,679,999	2,072,000	339,249	172,146	9,779,414
Jennifer Zachary Executive Vice President and General Counsel	2025		1,062,217	0	2,685,571	750,002	995,749	254,317	112,722	5,860,578
	2024	(8)	—		—	—	—	—	—	—
	2023	(8)	—		—	—	—	—	—	—
(1)

Amounts shown reflect actual base salary earnings and are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded nonqualified savings plan. For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 79.

(2)

The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the NEOs during 2025, 2024, and 2023, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the NEOs during the respective year. Please refer to pages 55-57 for more information on RSU and PSU awards. For discussion of the assumptions used in these valuations, see Note 12 to the Company’s Consolidated Financial Statements in the 2025 10-K.

The grant date fair value of the PSU awards granted to the NEOs during 2025, assuming achievement of the highest (maximum) level of performance (200%) was:

Named Executive Officer	Maximum Value of PSU Awards ($)

Davis	$17,445,648

Litchfield	5,161,359

Chattopadhyay	3,406,571

Li	6,193,724

Zachary	3,871,097

For more information on the awards granted during 2025, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 71.
(3)

The amounts shown in this column represent the full grant date fair value of stock options granted to each of the NEOs during 2025, 2024, and 2023, respectively, as calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using the Black-Scholes option pricing model and may not represent the actual value realized by the NEOs during the respective year. For discussion of the assumptions used in these valuations, see Note 12 to the Company’s Consolidated Financial Statements in the 2025 10-K. For more information on stock options granted during 2025, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 71.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Summary Compensation Table	÷ ÷ ÷ ÷	63

(4)

Represents amounts paid under the EIP. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 71. Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of awards into the Merck Deferral Program. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 79.

(5)

Amounts shown are solely an estimate of the aggregate change in actuarial present value of the NEOs’ accrued benefits under the Company’s pension plans from December 31, 2024 to December 31, 2025. These plans include the Merck U.S. Pension Plan, MSD Supplemental Retirement Plan, and U.K. Pension Plan (Ms. Litchfield only). For more information about the U.S. plans, see the Pension Benefits table and accompanying narrative beginning on page 76. The Merck Deferral Program, an unfunded nonqualified savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 79.

(6)

See the All Other Compensation table on page 64 for additional details on amounts. See footnotes 1, 2, 3, and 5 to the All Other Compensation table for an explanation of how certain additional benefits are valued, including financial and tax planning benefits; executive physicals; installation, maintenance and remote access of residential security systems; travel security; and personal digital security. For all other personal benefits provided to the NEOs, in accordance with SEC disclosure rules, the cost of those benefits was calculated as the incremental cost of providing them. Each benefit serves a business purpose, as described further in the “Other Employee Benefits” section on page 58.

(7)	Although Mr. Chattopadhyay was not an NEO in 2024, he was an NEO in 2023. As such, pursuant to SEC rules, we have included his 2024 compensation information in this Summary Compensation table.
(8)	Ms. Zachary was not an NEO in 2024 or 2023.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

64	ç ç ç ç	Summary Compensation Table

All Other Compensation

Name	Year		Financial/Tax Counseling & Tax Preparation Services ($)(1)	Company Aircraft ($)(2)	Company Car & Driver ($)(3)	Relocation Expense & Tax Equalization ($)		Savings Plan Company Match & Credits ($)(4)	Health & Security ($)(5)	Total ($)

Davis	2025		$10,000	$344,416	$30,978	$0		$198,100	$74,564	$658,058

	2024		10,000	224,340	11,517	0		234,013	81,242	561,112

	2023		10,000	91,519	15,224	0		257,580	11,824	386,148

Litchfield	2025		10,000	0	0	0	(6)	112,671	4,947	127,618

	2024		10,000	0	0	10,102	(6)	127,108	0	147,210

	2023		10,000	0	0	190,245	(6)	127,165	0	327,410

Chattopadhyay	2025		10,000	0	70,928	0		94,324	15,947	191,199

	2024	(7)	10,000	0	40,756	0		106,410	0	157,166

	2023		10,000	0	36,044	0		114,150	0	160,194

Li	2025		10,000	0	2,387	0		140,213	15,947	168,547

	2024		10,000	1,413	592	0		158,178	0	170,183

	2023		10,000	0	579	0		161,567	0	172,146

Zachary	2025		10,000	0	0	0		97,775	4,947	112,722

	2024	(8)	—	—	—	—		—	—	—

	2023	(8)	—	—	—	—		—	—	—
(1)	The NEOs receive a cash allowance each December for financial and tax planning benefits.

(2)

The value of any personal use of Company aircraft by the NEOs is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit is taxable to the NEOs. As further described in the “Other Employee Benefits” section on page 58, personal use of Company aircraft is required for the CEO for security purposes.

(3)

The value of any personal use of Company car and driver by the NEOs is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit is taxable to the NEOs. The incremental cost calculation for personal use of Company car and driver by the NEOs includes driver overtime, meals, travel pay, maintenance and fuel costs. As further described in the “Other Employee Benefits” section on page 58, our CEO is provided with a car and driver to ensure his individual safety and security. Personal use of a car and driver is also provided to a select number of other executives, primarily for commuting purposes, as further described in the “Other Employee Benefits” section on page 58.

(4)

The NEOs received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and a 4.5% credit of eligible compensation in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program.

(5)

Health and security includes amounts paid or reimbursed for executive physicals, residential security systems and travel security, each valued at fees invoiced by outside vendors. It also includes personal digital security, valued as a portion of an annual service fee paid by the Company, allocated pro rata based on the number of eligible executives. These items are further described in the “Other Employee Benefits” section on page 58. In 2025, each NEO received personal digital security benefits valued at $4,947. In addition, Mr. Davis received a half day executive physical valued at $6,000 and residential and travel security benefits valued at $63,617. Mr. Chattopadhyay and Dr. Li each received full day executive physicals valued at $11,000.

(6)

Prior to her appointment as our Chief Financial Officer, Ms. Litchfield served on an expatriate assignment that entitled her to receive certain tax equalization benefits, consistent with the Company’s standard practices for employees serving in an expatriate capacity. The tax equalization benefits are designed to mitigate the impact of an expatriate assignment by covering tax expense in excess of what the employee would have incurred had the employee remained in their home country. The value of the tax equalization benefits has decreased as additional time has lapsed since Ms. Litchfield localized in the U.S.

(7)	Although Mr. Chattopadhyay was not an NEO in 2024, he was an NEO in 2023. As such, pursuant to SEC rules, we have included his 2023 compensation information in this All Other Compensation table.

(8)	Ms. Zachary was not an NEO in 2024 or 2023.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

÷ ÷ ÷ ÷	65

CEO Pay Ratio

Introduction

The following is a disclosure of (1) total annual compensation for our CEO, (2) the median total annual compensation for our employees globally, excluding our CEO, and (3) the ratio of those two numbers.

Median Total Annual Compensation

We used base salary as of October 31, 2025 to identify the employee with median total annual compensation (excluding our CEO). For this purpose, we annualized base salary for all full- and part-time employees (excluding our CEO) hired after January 1, 2025 and employed as of October 31, 2025. We converted foreign currency to U.S. dollars using a twelve-month average exchange rate between November 1, 2024 through October 31, 2025.

Employee Population

Our Company’s employee population as of October 31, 2025 included 31,328 (39%) employees in the United States and 48,601 (61%) employees outside the United States. After excluding 3,996 employees in 15 countries, as detailed in the table below and within the 5% de minimis exemption permitted under SEC disclosure rules, we identified our median employee from a group of approximately 75,933 employees globally.

Country	Number of Employees	Country	Number of Employees

Algeria	36	Malaysia	409

Bahrain	2	Nigeria	1

Bosnia and Herzegovina	11	Philippines	214

Dominican Republic	8	Serbia	69

Egypt	172	Thailand	322

Honduras	5	Uruguay	92

India	2,043	Vietnam	413

Indonesia	199

Total			3,996

The Ratio

The total annual compensation of our median employee as calculated under the Summary Compensation table requirements was $108,614. This calculation is comprised of base salary, annual cash incentive, savings plan matching contributions, and change in pension value. The total annual compensation for our CEO was $20,797,845. Based on these amounts, the ratio of our CEO’s compensation to our median employee’s compensation is reasonably estimated as 191 to 1.

Under SEC rules, companies may identify the median employee total annual compensation using a wide variety of methods, including reasonable assumptions and estimations. It is, therefore, difficult to compare our Company’s ratio to the ratios of other companies and such comparisons may not be meaningful.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

66	ç ç ç ç

Pay Versus Performance
Introduction
The following disclosure and tables are provided in compliance with the requirements of Item 402(v) of Regulation
S-K
(the “Pay versus Performance” or “PVP rules”) to summarize information regarding the relationship between Compensation Actually Paid (“CAP”), as calculated under applicable SEC rules, for our CEO and non-CEO
NEOs, on an average basis, and the Company’s financial performance for the fiscal years presented below.
The C&MD Committee does not utilize CAP as the basis for making compensation decisions, nor does it use the performance measures that have been prescribed by the SEC to assess performance under the Company’s short-term or long-term incentive plans.
For information on the objectives and strategy of our executive compensation program and how we align pay with performance, refer to the Executive Compensation Overview on page 45.
Most Important Metrics Used to Link Pay and Performance
In accordance with the PVP rules, the most important performance metrics used to link our NEOs’ pay to performance in 2025 are listed below. These metrics align with the measures used in our Company Scorecard, as described on page 52, and our PSU Program, as described on page 56. These metrics help translate our strategic priorities into operational terms that enable us to measure and track our progress against annual operating goals and long-term strategic drivers of sustainable value creation, aligning the pay of our executives to Company performance. Although stock price performance, as reflected by our Total Shareholder Return (“TSR”), is not a metric used in our current programs to set or evaluate the level of pay for our executives and, therefore, is not included in the list below, it directly impacts the value of LTIs granted to our NEOs.

Company Scorecard Metrics	PSU Program Metrics

Revenue	Relative Total Shareholder Return (“R-TSR”)

Pre-Tax Income	Non-GAAP Earnings Per Share (“EPS”)

Pipeline

Sustainability
Summary Compensation Table Versus Compensation Actually Paid
The
Summary Compensation
table (“SCT”) discloses a mix of compensation elements, including amounts earned during the year (such as base salary and annual cash incentive), the full grant date fair value of equity granted during the year, and changes in the present value of pension benefits, which can be impacted by various actuarial assumptions. The CAP definition of pay adjusts compensation reported for a particular year to reflect an annualized value of compensation by removing the values mandated by the SCT for equity granted during the year and changes in the present value of pension benefits and instead including the value of equity vesting during the year, the potential change in value of unvested equity granted in prior years, the value of dividends accrued or paid during the year, and the value of pension benefits earned during the year. It is important to note that the executive did not actually earn or receive the amounts reflected as CAP in the applicable year. The following illustrates adjustments made to SCT compensation to arrive at the SEC’s definition of CAP.

Merck & Co., Inc., Rahway, NJ, U.S.A.,
2026 Proxy Statement

Pay Versus Performance Pay Versus Performance Table	÷ ÷ ÷ ÷	67

Pay Versus Performance Table
The following table* summarizes the SCT compensation and CAP for our CEO(s) and the average for our non-CEO
NEOs for the last five fiscal years, ending December 31, 2025. In accordance with the PVP rules, the table also includes certain prescribed performance related measures.

	Summary Compensation Table Total for CEO (Davis)	Summary Compensation Table Total for CEO (Frazier)	Compensation Actually Paid to CEO (Davis) (6)	Compensation Actually Paid to CEO (Frazier) (6)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (6)	Value of Initial Fixed $100 Investment Based on
Fiscal Year							Total Shareholder Return (7)	Peer Group Total Shareholder Return (8)	GAAP Net Income ($ 000’s)	Non-GAAP EPS (9)

2025 (1)	$20,797,845	—	$15,760,172	—	$6,918,988	$5,356,809	$158.08	$198.33	$18,254,000	$8.98

2024 (2)	23,186,064	—	14,725,823	—	9,487,609	6,989,318	144.00	145.51	17,117,000	7.65

2023 (3)	20,273,287	—	26,701,326	—	7,629,512	9,360,664	153.61	134.12	365,000	1.51

2022 (4)	18,650,093	—	52,474,235	—	8,406,647	22,341,814	152.09	130.07	14,519,000	7.48

2021 (5)	13,722,121	15,196,920	14,390,893	13,328,924	6,709,905	7,004,950	101.81	122.48	12,345,000	5.37
*	Compensation shown is rounded to the nearest dollar.

(1)	Non-CEO NEOs for 2025 are Ms. Litchfield, Mr. Chattopadhyay, Dr. Li, and Ms. Zachary.
(2)	Non-CEO NEOs for 2024 are Ms. Litchfield, Mr. DeLuca, Ms. Larson, and Dr. Li.
(3)	Non-CEO NEOs for 2023 are Ms. Litchfield, Mr. Chattopadhyay, Mr. DeLuca, and Dr. Li.
(4)	Non-CEO NEOs for 2022 are Mr. Frazier, Ms. Litchfield, Mr. Guindo, Dr. Li, and Ms. Zachary. Since Mr. Davis was CEO for all of 2022, only his compensation is shown in the CEO SCT and CAP columns.
(5)
Non-CEO
NEOs for 2021 are Ms. Litchfield, Mr. Clyburn, Mr. DeLuca, and Dr. Li. As a result of Mr. Frazier’s retirement as CEO, effective June 30, 2021, and Mr. Davis’s promotion to CEO, effective July 1, 2021, the Pay versus Performance table includes the compensation for both executives as CEO in 2021. The SCT and CAP amounts reported for Mr. Davis and Mr. Frazier reflect compensation for all of 2021, not just the respective periods in which they were CEO.

(6)	See the table on page 68 for additional details on the calculation of the CAP value.
(7)
TSR assumes an initial $100 investment in Company stock beginning on December 31, 2020. TSR is cumulative, with the value determined at the end of each applicable fiscal year, calculated in accordance with Item 201(e) of Regulation
S-K.

(8)
Peer Group TSR assumes an initial $100 investment in the Company’s primary peer group (market cap-weighted).
As described on page 47, the Company’s primary peer group consists of the following companies: AbbVie, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, Gilead Sciences, GlaxoSmithKline, Johnson & Johnson, Novartis, Pfizer, Roche Holding AG, and Sanofi.

(9)
The SEC requires the disclosure of a company selected measure, representing the most important financial metric used for determining CAP for the current fiscal year. As described in more detail on page 70, the selected measure for 2025 is non-GAAP
EPS. Refer to Appendix A on page 101 for a reconciliation between GAAP and non-GAAP
financial measures. Appendix B on page 103 provides an explanation of adjustments to non-GAAP
results for incentive plans purposes.

Merck & Co., Inc., Rahway, NJ, U.S.A.,
2026 Proxy
Statement

68	ç ç ç ç	Pay Versus Performance Pay Versus Performance Table

The following table* provides additional information on how CAP for each reporting year was determined, starting with SCT compensation and applying each of the required adjustments, as applicable, in accordance with the PVP rules.

	Summary Compensation Table Total Compensation	Value of Pension Benefits Deducted from SCT (1)	Value of Equity Deducted from SCT	Value of Pension Benefits Per CAP Definition (2)	Fair Value of Equity Compensation Granted in Current Year (3)	Year-Over-Year Change in Fair Value of Unvested Equity (4)	Change in Fair Value of Equity that Vested During the Year (5)	Value of Dividends Accrued or Paid on Stock Awards (6)	Compensation Actually Paid

CEO (Davis)

2025	$20,797,845	$685,143	$15,482,842	$354,017	$17,087,745	($1,794,015)	($4,906,562)	$389,128	$15,760,172

2024	23,186,064	511,878	17,727,551	321,870	10,065,366	(2,204,776)	555,545	1,041,183	14,725,823

2023	20,273,287	651,163	14,047,586	271,130	18,028,095	(97,780)	1,522,952	1,402,391	26,701,326

2022	18,650,093	180,259	12,393,581	280,085	26,824,642	14,171,478	3,931,065	1,190,712	52,474,235

2021	13,722,121	235,640	9,084,579	265,823	10,649,030	(669,339)	(661,118)	404,596	14,390,893

CEO (Frazier)

2021	15,196,920	—	10,615,096	418,183	12,443,073	(2,633,787)	(2,435,189)	954,819	13,328,924

Average Non-CEO NEOs

2025	6,918,988	369,246	4,134,096	178,265	4,562,640	(460,854)	(1,442,613)	103,724	5,356,809

2024	9,487,609	175,334	6,714,011	130,394	4,223,773	(520,745)	281,388	276,243	6,989,318

2023	7,629,512	479,834	4,253,332	152,186	5,458,528	(43,471)	475,952	421,122	9,360,664

2022	8,406,647	42,041	5,514,804	122,447	9,133,936	6,336,440	3,346,846	552,343	22,341,814

2021	6,709,905	107,732	4,261,734	122,147	4,829,729	(247,588)	(208,749)	168,972	7,004,950
*	Compensation shown is rounded to the nearest dollar.

(1)
Represents the aggregate change in actuarial present value of the NEOs’ accrued benefits under the Company’s pension plans. The change in pension value for Mr. Frazier is negative in 2021, primarily due to age and an increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.

(2)
These amounts represent the present value of expected pension benefit accruals earned in the current year and reflect assumptions used for financial statement reporting purposes. They do not reflect the change in the present value of the accumulated pension benefit due to changes in assumptions such as discount rate from year to year.

(3)
These amounts represent the fair value as of the indicated fiscal year-end
of the outstanding and unvested stock and option awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes. The fair value differs from the value in the SCT because for purposes of CAP the fair value for equity granted in the current year is determined as of the last day of the applicable year. Fair values in the SCT are determined as of the grant date.

(4)
These amounts represent the change in fair value during the indicated fiscal year of each stock and option award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(5)
These amounts represent the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock and option award that was granted in a prior fiscal year and that vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.

(6)
These amounts represent the dollar value of any dividends or other earnings accrued or paid on stock or option awards in the applicable fiscal year or for awards that vested in the fiscal year, prior to the vesting date, that are not otherwise reflected in the fair value of such awards or included in any other component of total compensation for the applicable fiscal year.

Merck & Co., Inc., Rahway, NJ, U.S.A.,
2026
Proxy
Statement

Pay Versus Performance Pay Versus Performance Table	÷ ÷ ÷ ÷	69

Relationship Between CAP and TSR
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and the Company’s TSR and Peer Group TSR. The peer group for each listed fiscal year consists of the companies listed as our current primary peer group. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP for that year.

As described on page 56, our PSU program utilizes three-year cumulative E
PS
and
R-TSR,
each weighted at 50%. Under the terms of the PSU program awards, performance versus our peer group is measured at the end of the three-year period and compares the Company’s average annual TSR to the median TSR of our primary peer group. By contrast, as required by applicable disclosure rules, for purposes of this disclosure the Company TSR and peer group TSR are based on the following performance periods.

Reporting Year	Beginning	End	Number of Years

2025	12/31/2020	12/31/2025	5 years

2024	12/31/2020	12/31/2024	4 years

2023	12/31/2020	12/31/2023	3 years

2022	12/31/2020	12/31/2022	2 years

2021	12/31/2020	12/31/2021	1 year
Relationship
Between
CAP and Net Income
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and the Company’s GAAP net income. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP for that year. For 2023, GAAP net income reflects the impact of $17.1 billion in business development activity, including the acquisitions of Prometheus Biosciences and Imago BioSciences, and the collaborations with Daiichi Sankyo and Kelun-Biotech.

Merck
& Co., Inc., Rahway, NJ, U.S.A.,
2026 Proxy Statement

70	ç ç ç ç	Pay Versus Performance Pay Versus Performance Table

Relationship Between CAP and the Company-Selected Measure
The SEC requires the disclosure of a company-selected measure, defined as the most important financial metric used for determining CAP for the current fiscal year. For 2025, we consider non-GAAP
EPS to be the most important financial measure used to link pay with performance because EPS represents 50% of our PSU program design, PSUs represent 60% of annual LTI grants, and LTI represents the majority of our executives’ target TDC. Specifically, for 2025, non-GAAP
EPS influences 24% of our CEO’s target TDC and 20% of the average target TDC for our non-CEO
NEOs. It is worth noting that the SEC requires the disclosure of single year metrics for purposes of comparing CAP to a company-selected measure. While our PSU program design employs three-year non-GAAP
EPS, in the graph below, CAP is being compared to
one-year
non-GAAP
EPS.
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and the Company’s non-GAAP
EPS for the applicable reporting year. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP for that year. For 2023,
non-GAAP
EPS was negatively affected by $6.21 of charges for certain upfront and pre-approval
milestone payments related to collaborations and licensing agreements, as well as charges related to pre-approval
assets obtained in transactions accounted for as asset acquisitions.

Our PSU program utilizes a
non-GAAP
EPS goal, established based on a three-year financial plan, which considers a variety of factors including management, Board, and external expectations and aspirations of our long-term performance. Appendix A on page 101 provides a reconciliation between GAAP and non-GAAP
financial measures. Appendix B on page 103 provides an explanation of adjustments to non-GAAP
results for incentive plans purposes.

Merck & Co., Inc., Rahway, NJ, U.S.A.,
2026 Proxy Statement

÷ ÷ ÷ ÷	71

Grants of Plan-Based Awards

The following table provides information concerning each award made in 2025 to the NEOs under any incentive plan. All dollar amounts are rounded.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2025

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Award Type	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)

Davis	3/31/2025	3/24/2025	PSUs				0	112,968	225,936				$8,722,824

	4/29/2025	1/27/2025	RSUs							39,901			3,380,014

	4/29/2025	1/27/2025	Options								181,623	$84.71	3,380,004

			EIP	$0	$2,475,000	$4,950,000

Litchfield	3/31/2025	3/24/2025	PSUs				0	33,422	66,844				2,580,680

	4/29/2025	1/27/2025	RSUs							11,805			1,000,002

	4/29/2025	1/27/2025	Options								53,735	84.71	1,000,008

			EIP	0	1,170,000	2,340,000

Chattopadhyay(6)	3/31/2025	3/24/2025	PSUs				0	22,059	44,118				1,703,286

	4/29/2025	1/27/2025	RSUs							7,791			659,976

	4/29/2025	1/27/2025	Options								35,465	84.71	660,004

			EIP	0	979,479	1,958,958

Li	3/31/2025	3/24/2025	PSUs				0	40,107	80,214				3,096,862

	4/29/2025	1/27/2025	RSUs							14,166			1,200,002

	4/29/2025	1/27/2025	Options								64,481	84.71	1,199,991

			EIP	0	1,456,000	2,912,000

Zachary	3/31/2025	3/24/2025	PSUs				0	25,067	50,134				1,935,548

	4/29/2025	1/27/2025	RSUs							8,854			750,022

	4/29/2025	1/27/2025	Options								40,301	84.71	750,002

			EIP	0	1,059,307	2,118,614
(1)

Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2025. The actual amounts earned by each NEO are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

(2)

The payout of PSUs can range from zero for below threshold performance to a maximum of 200% of target, depending on the level of achievement of the applicable performance goals. For more information on PSUs, see the PSU Program section on page 56 and the narrative to this Grants of Plan-Based Awards table on page 72.

(3)

RSUs generally vest and become payable in equal installments on the first, second, and third anniversaries of the grant date. For more information on RSUs, see the narrative to this Grants of Plan-Based Awards table on page 72.

(4)

Stock options generally vest and become exercisable in equal installments on the first, second, and third anniversaries of the grant date. For more information on stock options granted to the NEOs in 2025, please see “Current LTI Grant Practices” on page 55.

(5)

This column represents the full grant date fair value of PSUs, RSUs, and stock options granted to each of the NEOs, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the NEOs during 2025.

(6)

As discussed in “Management Succession Planning” on page 22, Mr. Chattopadhyay will retire from the Company effective July 1, 2026. For information on the treatment of equity awards in connection with a retirement, see “Potential Payments Upon Termination or a Change in Control” on page 80.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

72	ç ç ç ç	Grants of Plan-Based Awards Narrative Information Relating to the Grants of Plan-Based Awards Table

Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the EIP

The EIP is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as follows:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The Company performance component (as reflected by the Company Scorecard) is multiplied by the target award opportunity.

•	The Company performance component can range between 50% and 200% of target.

•	If the combined results of the metrics do not total at least 50, no payout will be made.

General Information Regarding LTI

Stock Options

Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. The exercise price of a stock option is set as the closing price of Company common stock as reported on the NYSE on the grant date.

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

RSUs

RSUs, subject to their terms, generally vest and become payable in equal installments in shares of Company common stock on the first, second and third anniversaries of the grant date. Dividend equivalents are accrued and paid out in cash if, and when, the RSUs vest.

PSUs

PSUs, subject to their terms, generally vest and become payable in shares of Company common stock at the end of a three-year performance period provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. PSU awards for continuing executives and performance goals are approved by the C&MD Committee within the first 90 days of the applicable performance cycle.

For PSUs granted in 2025, final awards will be determined based on the following:

•	50% of the award will be determined by the Company’s cumulative EPS versus target for the three-year performance period (2025-2027).

•

50% of the award will be determined by the Company’s average annual TSR (inclusive of reinvested dividends) relative to the median TSR for our primary peer group for the three-year performance period (2025-2027).

Payouts can range from zero (for below threshold performance) to a maximum of 200% of target.

Dividend equivalents are accrued and paid in shares if, and when, the PSUs vest, and are only applied to the portion of the award that is earned.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

÷ ÷ ÷ ÷	73

Outstanding Equity Awards

The following table provides details about each outstanding equity award held by the NEOs as of December 31, 2025. All dollar amounts are rounded.

Outstanding Equity Awards for Fiscal Year Ended December 31, 2025

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Davis	116,370			5/3/2019	$77.62	5/3/2020	5/2/2029

	83,020			5/1/2020	75.36	5/1/2021	4/30/2030

	96,760			5/4/2021	73.73	5/4/2022	5/3/2031

	228,155			5/3/2022	87.10	5/3/2023	5/2/2032

	124,480	62,242		5/2/2023	117.89	5/2/2024	5/1/2033

	60,547	121,094		4/30/2024	129.22	4/30/2025	4/29/2034

		181,623		4/29/2025	84.71	4/29/2026	4/28/2035

								39,901	$4,199,979

										164,456	(4)	$17,310,639

										225,936	(5)	23,782,023

Litchfield	41,997			5/10/2016	53.06	5/10/2017	5/9/2026

	26,465			5/5/2017	62.07	5/5/2018	5/4/2027

	22,630			5/4/2018	56.04	5/4/2019	5/3/2028

	17,455			5/3/2019	77.62	5/3/2020	5/2/2029

	20,313			5/1/2020	75.36	5/1/2021	4/30/2030

	69,413			5/4/2021	73.73	5/4/2022	5/3/2031

	53,398			5/3/2022	87.10	5/3/2023	5/2/2032

	39,188	19,595		5/2/2023	117.89	5/2/2024	5/1/2033

	16,601	33,204		4/30/2024	129.22	4/30/2025	4/29/2034

		53,735		4/29/2025	84.71	4/29/2026	4/28/2035

								11,805	1,242,594

										45,092	(4)	4,746,384

										66,844	(5)	7,035,999

Chattopadhyay(6)	66,913			5/3/2019	77.62	5/3/2020	5/2/2029

	87,170			5/1/2020	75.36	5/1/2021	4/30/2030

	88,343			5/4/2021	73.73	5/4/2022	5/3/2031

	58,252			5/3/2022	87.10	5/3/2023	5/2/2032

	30,428	15,215		5/2/2023	117.89	5/2/2024	5/1/2033

	12,890	25,782		4/30/2024	129.22	4/30/2025	4/29/2034

		35,465		4/29/2025	84.71	4/29/2026	4/28/2035

								7,791	820,081

										35,014	(4)	3,685,574

										44,118	(5)	4,643,861

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

74	ç ç ç ç	Outstanding Equity Awards

Outstanding Equity Awards for Fiscal Year Ended December 31, 2025

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Li	15,087			5/4/2018	$56.04	5/4/2019	5/3/2028

	17,455			5/3/2019	77.62	5/3/2020	5/2/2029

	21,014			5/1/2020	75.36	5/1/2021	4/30/2030

	3,891			5/1/2020	75.36	5/1/2021	4/30/2030

	94,654			5/4/2021	73.73	5/4/2022	5/3/2031

	75,728			5/3/2022	87.10	5/3/2023	5/2/2032

	51,636	25,819		5/2/2023	117.89	5/2/2024	5/1/2033

	21,875	43,750		4/30/2024	129.22	4/30/2025	4/29/2034

		64,481		4/29/2025	84.71	4/29/2026	4/28/2035

								14,166	$1,491,113

										59,416	(4)	$6,254,128

										80,214	(5)	8,443,326

Zachary	25,946			5/1/2020	75.36	5/1/2021	4/30/2030

	56,792			5/4/2021	73.73	5/4/2022	5/3/2031

	38,835			5/3/2022	87.10	5/3/2023	5/2/2032

	27,662	13,832		5/2/2023	117.89	5/2/2024	5/1/2033

	11,718	23,438		4/30/2024	129.22	4/30/2025	4/29/2034

		40,301		4/29/2025	84.71	4/29/2026	4/28/2035

								8,854	931,972

										31,830	(4)	3,350,426

										50,134	(5)	5,277,105
(1)

Stock options generally vest and become exercisable in equal installments on the first, second, and third anniversaries of the grant date, and expire on the day before the tenth anniversary of the grant date. The date set forth in the “Vesting Date” column represents the first vesting date for such award.

(2)

All NEOs were granted RSU awards on April 29, 2025, payable in shares of Company common stock that are scheduled to vest in equal installments on the first, second, and third anniversaries of the grant date. For more information on RSUs, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 71.

(3)	The market value of the units reported in this column was computed by multiplying the number of such units by $105.26, the closing price of the Company’s common stock on December 31, 2025.
(4)

Maximum (200% of target) of PSUs granted during 2023 that may be earned based on the Company’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2026.

(5)

Maximum (200% of target) of PSUs granted during 2024 that may be earned based on the Company’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2027.

(6)

As discussed in “Management Succession Planning” on page 22, Mr. Chattopadhyay will retire from the Company effective July 1, 2026. For information on the treatment of equity awards in connection with a retirement, see “Potential Payments Upon Termination or a Change in Control” on page 80.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

÷ ÷ ÷ ÷	75

Option Exercises and Stock Vested

The following table provides information about stock options that were exercised and stock units that vested during 2025. All dollar amounts are rounded.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Davis	—	—	90,772	$9,748,913

Litchfield	—	—	28,576	3,069,062

Chattopadhyay	—	—	22,188	2,382,991

Li	—	—	37,653	4,043,932

Zachary	—	—	20,172	2,166,473
(1)

This column represents the vesting during 2025 of PSUs granted in 2023 that were paid on January 26, 2026, including dividends accrued and paid in shares. The total net after-tax number of shares of the Company’s common stock received from the vesting of PSUs was 47,434 for Mr. Davis, 15,852 for Ms. Litchfield, 13,880 for Mr. Chattopadhyay, 20,469 for Dr. Li, and 11,583 for Ms. Zachary.

(2)	The value realized for PSUs was determined by multiplying the number of vested units by the market price of the Company’s common stock on January 26, 2026.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

76	ç ç ç ç

Pension Benefits

The table below provides information concerning the present value of benefits accumulated by the NEOs from the Merck U.S. Pension Plan (the “Qualified Plan”), MSD Supplemental Retirement Plan (the “SRP”), and U.K. Pension Plan (see footnote 4 below). The terms of the Qualified Plan and SRP are described below. All dollar amounts are rounded.

Pension Benefits for Fiscal Year Ended December 31, 2025

Name	Plan Name	Number of Years Credited Service (#)(1)	Number of Years Cash Balance Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)

Davis	Qualified Plan		11.67	$358,085

	SRP		11.67	3,346,982

Litchfield(4)	Qualified Plan		35.25	227,064

	SRP		35.25	1,231,086

	U.K. Pension Plan	26.25		2,501,011

Chattopadhyay	Qualified Plan	10.00	16.08	671,824

	SRP	10.00	16.08	3,226,959

Li	Qualified Plan		8.75	283,558

	SRP		8.75	1,486,004

Zachary	Qualified Plan		7.67	179,564

	SRP		7.67	998,039
(1)

This column shows the number of years of Credited Service that is used for benefit accrual purposes under the Final Average Pay formula of the Qualified Plan and the SRP. The Final Average Pay formula is applicable only for participants who were actively employed on December 31, 2012. Participants hired (or rehired) after December 31, 2012 receive benefits under a Cash Balance formula that does not rely on Credited Service.

For employees actively employed on December 31, 2012, Credited Service for the Final Average Pay formula begins with the January 1 or July 1 that coincides with or follows a participant’s hire date and ends with the last full month of employment. Credited Service is earned through the earlier of termination or December 31, 2019. After December 31, 2019, all benefits will be calculated under the Cash Balance formula. A maximum of 35 years of Credited Service may be earned. Mr. Davis, Ms. Litchfield, Dr. Li, and Ms. Zachary do not have Credited Service because they entered the Qualified Plan and SRP after December 31, 2012 and only have a benefit under the Cash Balance formula. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and not eligible for the Qualified Plan and SRP.

The number of years of Credited Service for Ms. Litchfield in the U.K. Pension Plan row shown is used for benefit accrual purposes while she participated in the plan prior to her transfer from the U.K. to the U.S.

(2)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance formula of the Qualified Plan and the SRP.
Cash Balance Service begins on a participant’s first day of employment, includes all years and completed months of service, and ends on the participant’s date of termination of employment.

The Cash Balance Service for Ms. Litchfield is based on her original hire date and is used to determine the pay credit level under the Cash Balance formula. Benefit accruals under the Cash Balance formula did not start until January 1, 2020, effective with her transfer to the U.S. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and, therefore, not eligible for the Qualified Plan and SRP.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Pension Benefits	÷ ÷ ÷ ÷	77

(3)

For the Qualified Plan and the SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is the earlier of age 62 and 10 years of Credited Service (including service under the Cash Balance formula) or age 65 with no service requirement. As of December 31, 2025, the balance (under the Cash Balance formula) is projected to the earliest unreduced retirement age based on the assumed interest crediting rate. Mr. Davis, Ms. Litchfield, Dr. Li, and Ms. Zachary have only a Cash Balance benefit, which is valued as of December 31, 2025. Some key assumptions include:

•	Discount rate equals 5.64% for the Qualified Plan and 5.31% for the SRP;

•	Interest crediting rate equals 5.40% for both the Qualified Plan and the SRP;

•	Mortality based on 100% of the sex-distinct Pri-2012 White Collar Mortality Table, with projection based on modified MP-2021 Projection Scale using a 0.75% ultimate rate at most ages;

•

Future lump sum conversion factors calculated by implied forward rates embedded in the 12/31/2025 Willis Towers Watson RATE:Link 60th to 90th percentile yield curve and mortality defined in Internal Revenue Code Section 417(e)(3); and

•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity for the Qualified Plan and assumes 100% of retirees elect a lump sum for the SRP.
(4)

The amounts in the table for the U.K. Pension Plan for Ms. Litchfield reflect benefits accrued during her participation in the plan plus legally required U.K. pension consumer price index increases. The amounts reported represent the actuarial present value of the accrued benefit payable at age 65 and converted from GBP to USD using an exchange rate ($1/£) of 1.348254 as of December 31, 2025.

The NEOs participate in the Company’s U.S. defined benefit plans, consistent with other U.S.-based salaried employees of our U.S. operating subsidiary. Benefits under the Qualified Plan and the SRP are calculated using multiple formulas.

Beginning in 2013, a Cash Balance formula was added to replace the Final Average Pay (“FAP”) formula. Employees eligible for U.S. benefits on December 31, 2012, receive transition benefits, which provide the greater of the benefit under the Cash Balance and FAP formulas through December 31, 2019, or the date the participant terminates employment or loses retirement plan eligibility, if earlier. Mr. Chattopadhyay is the only NEO eligible for transition benefits.

Final Average Pay Formula. For service prior to January 1, 2013, benefits are calculated and shown as a single life annuity normally payable at age 65 (normal retirement date or “NRD”). The amount equals:

* Limited to 31.25

Final Average Pay. The average of a participant’s highest five consecutive calendar years of Total Pay for the 10 years before the earlier of:

•	Termination of employment, or

•	December 31, 2019, if eligible for the transition provisions.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

78	ç ç ç ç	Pension Benefits

Cash Balance Formula. For service starting January 1, 2013, benefits are calculated and shown as an account balance that grows with annual pay credits according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance

At Least	Less Than

—	40	4.5%

40	50	5.5%

50	60	6.5%

60	70	8.0%

70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Total Pay is generally base salary and EIP for both the FAP and Cash Balance formulas for the NEOs.

Vesting. A participant is generally vested after three years of vesting service. All NEOs are vested. A participant who is vested and terminates employment can commence receiving a reduced pension benefit after attaining age 55. FAP benefits are reduced on an actuarial basis. Participants who only have vested benefits under the Cash Balance formula can commence payment of their Qualified Plan benefit immediately upon termination.

Early Retirement Subsidies. Under the FAP formula, a participant who is age 55 with at least 10 years of Credited Service for eligibility is entitled to early retirement subsidies. Under this provision, unreduced benefits may begin at age 62 and benefits that begin before 62 are only reduced by 3% per year. As of December 31, 2025, Mr. Chattopadhyay is retirement eligible under the Qualified Plan and the SRP (i.e., at least age 55 and having completed at least 10 years of Credited Service for eligibility).

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code. The SRP is an unfunded plan maintained to provide benefits according to the formulas described above without regard to those limits. The SRP also may include benefits based on compensation deferred into the Merck Deferral Program.

Forms of Benefit. In the Qualified Plan and in the SRP for accruals prior to 2005, a participant generally can choose from several annuity options or a lump sum. SRP accruals post-2004 are payable in a lump sum or installments of 5 to 10 years. All forms of benefit are actuarially equivalent to the single life annuity.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

÷ ÷ ÷ ÷	79

Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings, and account balances for the NEOs in the Merck Deferral Program, an unfunded, nonqualified, unsecured deferred compensation plan. The Merck Deferral Program allows participants who are executive officers to defer all or a portion of annual bonus and/or up to 50% of base salary, subject to certain limitations. All dollar amounts are rounded.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2025

Name	Executive Contributions in 2025 ($)	Registrant Contributions in 2025 ($)(1)	Aggregate Earnings in 2025 ($)(2)	Aggregate Withdrawals/ Distributions in 2025 ($)	Aggregate Balance at 12/31/25 ($)(3)

Davis	$0	$182,350	$348,482	$0	$2,473,091

Litchfield	0	96,921	98,747	0	666,800

Chattopadhyay	0	78,574	1,750,061	0	14,479,534

Li	0	124,463	167,724	0	1,110,177

Zachary	0	86,261	166,178	0	1,090,660
(1)

The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation table for each applicable NEO for 2025.

(2)	This column represents dividends earned plus changes in market and account value (investment earnings or losses) for the period of January 1, 2025 to December 31, 2025.
(3)

This column includes deferred compensation earned in earlier years which was disclosed as “Salary,” “Non-Equity Incentive Plan Compensation”, or “All Other Compensation” in the Summary Compensation table of prior proxy statements as follows: Mr. Davis, $218,488 for 2024 and $242,730 for 2023; Ms. Litchfield, $111,583 for 2024 and $112,315 for 2023; Mr. Chattopadhyay, $99,300 for 2023, and Dr. Li, $142,653 for 2024 and $146,717 for 2023. Ms. Zachary was not an NEO in 2024 or 2023. Although Mr. Chattopadhyay was not an NEO for 2024 and his 2024 compensation information was not disclosed in prior proxy statements, pursuant to SEC rules, his 2024 compensation information is included in the Summary Compensation table in this year’s proxy and the balance listed for him in this column includes a Company credit of $90,885 for 2024.

Deferral Program Investments. Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan.

Distributions. When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year (regardless of whether employment has then ended) or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Company common stock fund are made in shares, with cash payable for any partial share.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

80	ç ç ç ç

Potential Payments Upon

Termination or a Change in Control

The section below describes the payments and benefits that may be made to the NEOs upon termination from employment, including in connection with a change in control under the Merck & Co., Inc. U.S. Separation Benefits Plan and the Merck & Co., Inc. Change in Control Separation Benefits Plan. For payments that may be made to the NEOs upon retirement, see the Pension Benefits table and related narrative beginning on page 76.

Merck & Co., Inc. U.S. Separation Benefits Plan, as amended (the “Separation Plan”)

The Separation Plan provides severance pay and benefits to certain eligible employees, including the NEOs, whose employment is terminated due to organizational changes, including discontinuance of operations, location closings, corporate restructuring, or a work force reduction. For the NEOs, the following severance pay and benefits are payable under the Separation Plan:

▶	A cash lump sum severance payment, the amount which, for the NEOs, is determined as follows:

Years of Continuous Service at Separation Date	Severance Pay (base salary in weeks)

Less than 1 year	26

1-4 years	40

5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

▶	Continued participation in the Company’s medical, dental, and basic life insurance plans at active-employee rates for 26 to 78 weeks (determined based on years of continuous service);

▶	Outplacement services for up to 12 months; and

▶	Continued eligibility for the financial and tax planning allowance for the calendar year in which separation occurs.

To be eligible for the severance pay and benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants.

As discussed in “Management Succession Planning” on page 22, Mr. Chattopadhyay will retire from the Company effective July 1, 2026. Mr. Chattophadyay will not be eligible for severance benefits in connection with his retirement.

Effects of Termination on Other Awards or Under Other Benefit Plans

The NEOs may be eligible for additional payments and benefits upon termination from employment as described below.

•	Executive Incentive Plan Awards. The NEOs may be eligible for payments in lieu of EIP bonus payouts as follows:

Timing of Termination	Eligibility for Pay in Lieu of EIP	Determination of Amount of Pay in Lieu of EIP

Termination occurs following the end of the performance year or on December 31	Eligibility determined in accordance with same terms and conditions as other employees participating in the EIP	Amount determined in accordance with same terms and conditions as other employees participating in the EIP

Termination occurs between January 1 and June 30 of the performance year	Eligible for special payment if NEO is retirement eligible	Amount of the special payment is based on the NEO’s target award and the number of months worked in the performance year

Termination occurs after June 30 and before December 31 of the performance year	Eligible for special payment	Amount of the special payment is based on the NEO’s target award and the number of months worked in the performance year

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Potential Payments Upon Termination or a Change in Control Merck & Co., Inc. U.S. Separation Benefits Plan, as amended (the “Separation Plan”)	÷ ÷ ÷ ÷	81

•

Retirement Plan Bridge. NEOs who are age 50 or above with at least 10 years of Cash Balance Service as of December 31 of the year of separation may be eligible for a pro rata portion of the early retirement subsidies described in the “Pension Benefits” section beginning on page 76. The pro rata portion equals the percentage of the employee’s Credited Service on the separation date divided by the Credited Service the employee would have had if employment had continued until the employee was first eligible to be treated as an early retiree. This benefit is only provided in exchange for a valid release of claims.

•

Retiree Healthcare Bridge. NEOs who are age 50 or above with 10 years of Cash Balance Service as of December 31 of the year of separation may be eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees, as may be amended from time to time. This benefit is only provided in exchange for a valid release of claims.

Stock Options, RSUs, and PSUs

	Stock Options:	RSUs:	PSUs:

Retirement:	If an NEO retiree has unvested stock options, the portion of the applicable stock option that would have become vested and exercisable according to its original schedule within one year of the retirement date will vest and become exercisable on its applicable vesting date and the remainder of the stock option will expire immediately. All vested stock options (including those that become vested in connection with the NEO’s retirement) will expire on the earlier of (a) the fifth anniversary of the NEO’s retirement date or (b) the original expiration date of the stock options.	If an NEO retiree has unvested RSUs, a pro rata portion of the unvested RSUs will vest and the underlying shares of Company common stock and the applicable accrued dividend equivalents will be distributed to the retiree on the next scheduled vesting date following the retirement date. The pro rata portion is determined based on the number of completed months of employment during the three-year vesting period relative to the total length of the period, i.e., 36 months, less any RSUs that had already vested under the applicable award. The remaining unvested portion of the award is forfeited as of the retirement date.	On the regularly scheduled determination date set forth in the applicable award agreement, an NEO retiree will become vested in a pro rata portion of the PSUs that become eligible to vest based on the actual attainment level of the applicable performance metrics, if any, and the underlying shares of Company common stock and applicable accrued dividend equivalents will be distributed on the original settlement date set forth in the applicable award agreement. The pro rata portion is determined based on the number of completed months of employment during the three-year performance period relative to the total length of the period, i.e., 36 months. The remaining unearned portion of the award is forfeited as of the retirement date.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

82	ç ç ç ç	Potential Payments Upon Termination or a Change in Control Individual Agreements and Arrangements

	Stock Options:	RSUs:	PSUs:

Involuntary Termination:	Unvested stock options expire on the termination date. Vested stock options as of the termination date may be exercised for one year following the NEO’s termination (but not beyond the original term of the stock option).	If the NEO has unvested RSUs, a pro rata portion of the unvested RSUs will vest and the underlying shares of Company common stock and the applicable accrued dividend equivalents will be distributed to the NEO on the next scheduled vesting date following the NEO’s termination, so long as such termination occurs on or after the first anniversary of the grant date. The pro rata portion is determined based on the number of completed months of employment during the three-year vesting period relative to the total length of the period, i.e., 36 months, less any RSUs that had already vested under the applicable award. The remaining unvested portion of the award is forfeited as of the termination date.	On the regularly scheduled determination date as set forth in the applicable award agreement, the NEO will become vested in a pro rata portion of the PSUs that become eligible to vest based on the actual attainment level of the applicable performance metrics, if any, so long as such termination occurs on or after the first anniversary of the first day of the applicable performance period, and the underlying shares of Company common stock and the applicable accrued dividend equivalents will be distributed on the original settlement date set forth in the applicable award agreement. The pro rata portion is determined based on the number of completed months of employment during the three-year performance period relative to the total length of the period, i.e., 36 months. The remaining unearned portion of the award is forfeited as of the termination date.

•

NEOs who are entitled to the Retirement Plan Bridge, as described above, also are eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees with respect to stock options granted to them before 2013. For stock options, RSU, and PSU grants occurring during or after 2013, generally, separated “bridged” employees are eligible for subsidized retiree medical benefits. If the “bridged” employees are not also eligible for subsidized retiree medical benefits, separated “bridged” employees will be treated in accordance with the equity plan’s provisions applicable to involuntarily terminated employees, as described above.

Other Benefits

Members of the Company’s executive team, including the NEOs, remain eligible for Company-paid annual executive physicals for up to 18 months after termination.

Individual Agreements and Arrangements

When Mr. Davis was appointed Executive Vice President and Chief Financial Officer by the Board, effective April 23, 2014, to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer, his offer letter provides for a cash payment of $2,000,000 within 90 days of his termination of employment (other than for cause) provided that he was employed for at least 10 years with no breaks in service. Mr. Davis has now met the requirements for the cash payment and will be entitled to a payment of $2,000,000 within 90 days of his termination of employment (other than for cause).

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans	÷ ÷ ÷ ÷	83

Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans

Merck & Co., Inc. Change in Control Separation Benefits Plan, as amended (the “Change in Control Plan”)

The Change in Control Plan provides for the following severance payments and benefits upon a termination without “cause,” or a resignation by the NEO for “good reason,” in each case within two years following a change in control:

•

Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three (for the CEO) or two (for the other NEOs) times the sum of (x) the NEO’s base salary, plus (y) the lesser of (a) the NEO’s target bonus amount or (b) the average of the actual bonuses paid to the NEO in the three years immediately preceding termination while the NEO was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position;

•	Pro rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination;

•

Continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO and for up to two years for the other NEOs, which are reduced by benefits obtained from a subsequent employer;

•	Outplacement services for a period of time as provided under the Change in Control Plan;

•	Continued eligibility for the financial and tax planning allowance for the calendar year in which separation occurs;

•

If the NEO would have attained specified age and service levels within two years following the change in control, then the NEO is entitled to (a) subsidized and/ or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after termination of employment, and (b) subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active-employee rates as described above; and

•	If the NEO is a participant in the Company’s pension plan and not already vested, the NEO will become vested (if not already) in the applicable accrued benefit as of the termination date.

To be eligible for the Change in Control Plan benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants. The benefits provided under the Change in Control Plan are in lieu of (or offset by) any other severance benefits to which an NEO may be entitled under other arrangements.

An NEO is not eligible for benefits under the Change in Control Plan following a termination due to death or permanent disability. An NEO is not entitled to any tax gross-ups if subject to excise taxes payable under Section 4999 of the Internal Revenue Code in connection with a change in control.

For purposes of the Change in Control Plan:

•	A “change in control” generally consists of:

(i)	an acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company);

(ii)	the current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company;

(iii)

the consummation of a merger, consolidation or reorganization, unless (a) the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor, (b) the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor, and (c) no person owns 30% or more of the voting securities of the Company or the successor; or

(iv)	shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

84	ç ç ç ç	Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans

•	A termination for “good reason” generally includes any of the following actions without the executive’s written consent:

(i)	significantly and adversely changing the executive’s authority, duties, responsibilities, or position (including title or reporting level) other than:

(a)	an isolated, insubstantial, and inadvertent action not taken in bad faith that the Company remedies promptly after receiving notice;

(b)	a change in the person to whom (but not the position to which) the NEO reports;

(c)	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

(d)	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

(ii)	reducing annual base salary or level of bonus opportunity;

(iii)

changing the executive’s office location so the executive must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

(iv)	failing to pay base salary, bonus, or deferred compensation under any Company deferred compensation program within seven days of its due date;

(v)

failing to continue any material compensation plan or program in which the executive participates, including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue the executive’s level of participation in those plans;

(vi)

failing to continue to provide the executive with pension and welfare benefits substantially similar to those in which he or she participates, or materially reducing any of those benefits or depriving the executive of any material fringe benefit;

(vii)	failing to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the obligations under the Change in Control Plan; and

(viii)	any purported termination of the executive’s employment by the Company or its subsidiaries that is not properly effected pursuant to the notice provisions of the Change in Control Plan.

•	A termination by the Company for “Cause” generally includes:

(i)

willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered;

(ii)	willful misconduct or gross negligence by the executive that is demonstrably and materially injurious to the Company or any of its subsidiaries; or

(iii)	conviction, or entry of a plea of nolo contendere, to a felony or any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To be eligible for the severance pay and benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants. The severance benefits provided under the Change in Control Plan are in lieu of (or offset by) any other severance benefits to which an NEO may be entitled under other arrangements.

Merck & Co., Inc. 2010 Stock Incentive Plan and Merck & Co., Inc. 2019 Stock Incentive Plan (together, the “Equity Plans”)

The Equity Plans and applicable equity award terms and conditions provide for the following treatment of stock options, RSUs, and PSUs upon termination of employment and/or a change in control:

Stock Options

•

If a change in control occurs, all stock options will remain in place under their existing terms. If an employee is terminated without cause within two years after a change in control, any unvested stock options held at the time of the change in control will immediately vest and become exercisable.

•

If stock options remain in place after the change in control (or are converted into options of the acquiring company), any vested options will stay exercisable for five years after an employee leaves (but not beyond the original expiration date).

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans	÷ ÷ ÷ ÷	85

This extended exercise period would not apply in the case of a termination by reason of death or retirement or for gross misconduct.

•

If stock options are not continued or converted following the change in control, any unvested options will immediately vest, and employees will receive a cash payment shortly after the transaction equal to the difference between the transaction price and the exercise price for each share covered by the option.

RSUs

•	If an employee is terminated without cause within two years after a change in control, their RSUs will continue to vest on schedule as if they had remained employed.

•

If Company stock remains publicly traded after the transaction (or is converted into publicly traded stock of the acquirer), employees who are terminated without cause within two years will receive their RSU payouts in stock at the originally scheduled vesting dates.

•	If Company stock is no longer publicly traded after the transaction, all unvested RSUs will immediately vest and be paid out in cash shortly after the transaction closes.

PSUs

•	When a change in control occurs, any unvested PSUs will be treated as if the employee earned the target number of shares, and the payout will occur on the original schedule.

•

If an employee is terminated without cause within two years after a change in control, all of their unvested PSUs will immediately vest and be paid out at the same time as PSUs held by employees who stayed with the company.

•

If Company stock remains publicly traded after the transaction (or is converted into publicly traded stock of the acquirer), PSUs will be paid out in stock or cash shortly after the transaction closes.

•	If Company stock is no longer publicly traded after the transaction, PSUs will be paid out in cash shortly after the transaction closes.

Other Benefit Plans

Our compensation and employee benefit plans, programs, and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs, and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies, and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

The following table estimates the dollar value of the payments and benefits the NEOs would have been entitled to receive under the applicable plans and arrangements described above, assuming termination from employment occurred on December 31, 2025, including in connection with a change in control. All dollar amounts are rounded. For NEOs who are retirement eligible, only the incremental value of payments made in connection with a change in control is reflected. As of December 31, 2025, Mr. Davis, Ms. Litchfield, and Mr. Chattopadhyay are retirement eligible (i.e., at least age 55 and having completed at least 10 years of Credited Service for eligibility). As of December 31, 2025, Dr. Li would be retirement eligible within two years of a change in control and therefore would be eligible for subsidized retiree medical benefits. In addition to

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

86	ç ç ç ç	Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans the payments and benefits shown in this table, as described in “Individual Agreements and Arrangements” on page 82, Mr. Davis will be entitled to a payment of $2,000,000 within 90 days of his termination of employment (other than for cause).

Name	Type of Payment or Benefit	Involuntary Termination Before Change in Control ($)	Involuntary Termination After Change in Control ($)

Davis	Severance Pay(1)	$1,713,462	$12,375,000

	Supplemental Pension and Retiree Medical(2)

	Welfare Benefits Continuation	22,977	68,931

	Stock Option Accelerated Vesting(3)		2,488,235

	PSU Accelerated Vesting(4)		18,099,420

	RSU Accelerated Vesting(4)		3,266,744

	Outplacement, Financial Planning	4,650	4,650

	Total	$1,741,089	$36,302,980

Litchfield	Severance Pay(1)	$1,755,000	$4,680,000

	Supplemental Pension and Retiree Medical(2)

	Welfare Benefits Continuation	33,711	44,949

	Stock Option Accelerated Vesting(3)		736,170

	PSU Accelerated Vesting(4)		5,204,573

	RSU Accelerated Vesting(4)		966,497

	Outplacement, Financial Planning	4,650	4,650

	Total	$1,793,361	$11,636,839

Chattopadhyay	Severance Pay(1)	$1,205,513	$3,917,916

	Supplemental Pension and Retiree Medical(2)

	Welfare Benefits Continuation	17,580	35,159

	Stock Option Accelerated Vesting(3)		485,871

	PSU Accelerated Vesting(4)		3,656,536

	RSU Accelerated Vesting(4)		637,876

	Outplacement, Financial Planning	4,650	4,650

	Total	$1,227,743	$8,738,008

Li	Severance Pay(1)	$1,344,000	$5,824,000

	Supplemental Pension and Retiree Medical(2)		52,180

	Welfare Benefits Continuation	22,449	39,152

	Stock Option Accelerated Vesting(3)		1,325,085

	PSU Accelerated Vesting(4)	622,173	7,348,727

	RSU Accelerated Vesting(4)	331,358	1,491,113

	Outplacement, Financial Planning	14,650	14,650

	Total	$2,334,630	$16,094,907

Zachary	Severance Pay(1)	$937,079	$4,237,228

	Supplemental Pension and Retiree Medical(2)

	Welfare Benefits Continuation	8,367	22,313

	Stock Option Accelerated Vesting(3)		828,186

	PSU Accelerated Vesting(4)	333,307	4,313,765

	RSU Accelerated Vesting(4)	207,046	931,972

	Outplacement, Financial Planning	14,650	14,650

	Total	$1,500,449	$10,348,114
(1)

Amounts included under “Involuntary Termination Before Change in Control” are based on the severance benefits payable to each NEO under the Separation Plan. Amounts included under “Involuntary Termination After Change in Control” are based on the severance benefits payable to each NEO under the Change in Control Plan. Amounts do not include any discretionary special payment in lieu of the EIP bonus payout.

(2)	Enhancements include the incremental value of benefits provided upon a change in control.
(3)

Regarding involuntary termination after change in control, unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the full number of unvested stock option shares held as of December 31, 2025, multiplied by the difference between the closing price of the Company’s common stock on December 31, 2025, which was $105.26, and the exercise price of the option.

(4)

The value equals the pro-rated or full total number of accelerated shares as of December 31, 2025, as applicable, multiplied by the closing price of the Company’s common stock on December 31, 2025, which was $105.26, and does not include any amounts attributable to accrued dividend equivalents. For PSUs, the value includes adjustment based on the applicable performance metrics.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

÷ ÷ ÷ ÷	87

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for 2026

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2026, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, a proposal for the ratification of the appointment of PwC will be presented at the 2026 Annual Meeting even though ratification is not legally required. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the 2026 Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

FOR

The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

The Audit Committee’s Report for 2025 follows.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

88	ç ç ç ç	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2026

Audit Committee’s Report

The Audit Committee is made up entirely of independent Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2025, at each of its regularly scheduled meetings (which include meetings scheduled in conjunction with the regular Board meetings, as well as meetings to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of the Company’s financial management, the independent auditors, and internal auditors. In addition, at each meeting in connection with regular Board meetings, the Audit Committee held separate private sessions with senior management, the independent auditors, internal audit, the Chief Ethics and Compliance Officer, and, at times, the Chief Information Officer to confirm that all were carrying out their respective responsibilities.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

Both the independent auditors and the internal auditors had full access to the Audit Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures, and whether its accounting principles and underlying estimates are appropriate, as well as other matters that are required to be discussed by applicable regulatory standards. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2025 10-K. Additional information about the Audit Committee and its responsibilities may be found on page 14 of this proxy statement. The Audit Committee Charter is available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Audit Committee

Douglas M. Baker, Jr.

Pamela J. Craig (Chair)

Surendralal L. Karsanbhai

Stephen L. Mayo, Ph.D.

Paul B. Rothman, M.D.

Christine E. Seidman, M.D.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to specifically pre-approve audit and non-audit services performed by the independent auditors to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee also will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2026	÷ ÷ ÷ ÷	89

Fees for Services Provided by the Independent Registered Public Accounting Firm

Fees for PwC, our independent auditors, for 2025 and 2024 are as follows:

Type of Payment or Benefit	2025 ($ in millions)	2024 ($ in millions)

Audit Fees(1)	$42.8	$35.3

Audit-Related Fees(2)	4.6	4.5

Tax Fees(3)	2.6	2.0

Total Fees	$50.0	$41.8

(1)

Audit Fees include fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits. The increase in Audit Fees for 2025 is primarily due to additional statutory audits for existing entities prepared under a different basis of accounting than U.S. GAAP. Fees associated with approximately two-thirds of these additional statutory audits relate to periods prior to 2025 and are not expected to recur in 2026.

(2)

Fees for audit-related services primarily include due diligence related to mergers and acquisitions, employee benefit plan audits, other audit-related reviews, agreed-upon procedures, and systems pre-implementation review procedures.

(3)	Fees for tax services reported above include approximately $0.6 and $0.5 million in 2025 and 2024, respectively, for tax compliance services.

None of the services provided by PwC for fiscal years 2025 or 2024 was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable SEC rules.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

90	ç ç ç ç

Shareholder Proposals

The Board of Directors Recommends that the Company’s Shareholders Vote AGAINST Proposals 4, 5, and 6.

The text of the shareholder proposals and supporting statements below appear exactly as received by the Company. All statements contained in the proposals and supporting statements are the sole responsibility of the proponent(s) and may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The addresses of the proponents will be provided promptly upon request. Requests should be sent in writing to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, NJ 07065 U.S.A.

Proposal 4 – Shareholder Proposal Regarding a Report on DEI Risks in Federal Contracting

The Bahnsen Family Trust, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 4 — Report on DEI Risks In Federal Contracting

Whereas: Merck is a significant federal contractor, with more than $2.8 billion dollars in U.S. government contracts in recent years.1 As a federal contractor, Merck must comply with applicable civil rights laws and federal contracting requirements. Recently, the legal environment regarding diversity, equity, and inclusion (DEI) policies has significantly changed. In January 2025, Executive Orders 14173 and 14151 revoked longstanding affirmative action mandates, including EO 11246, and require federal contractors to certify that they do not operate illegal DEI programs. This includes representational or aspirational quotas that conflict with civil rights law as well as “equity-related” actions, initiatives, programs, grants, contracts or performance requirements for employees, contractors, or grantees.

Despite this, Merck has yet to provide clarity regarding such policies, including tying elements of its executive compensation2 to metrics that include the “engagement and inclusion of our employees,” without explaining whether such initiatives involve racial/gendered criteria. This clarity is particularly important given Merck’s previous diversity initiatives, including commitments3 to “actively cultivating a… diverse and inclusive workforce,” without explaining whether cultivation efforts involve quotas, an accelerator program aimed at “accelerat[ing] the career growth and increas[ing] representation of… employees” based on racial characteristics, “diverse coaching” programs for “underrepresented ethnic groups, and Merck’s current bronze-level corporate sponsorship4 of the Human Rights Campaign.

Federal regulators have warned that DEI initiatives relying on race- or gender-based classifications may expose companies to liability under Title VII and the False Claims Act. In July 2025, the Department of Justice (DOJ) launched a Civil Rights Fraud Initiative explicitly stating it will use the False Claims Act to investigate any recipients of federal funds who certify compliance with civil rights laws while maintaining illegal DEI programs. This is a direct risk area for Merck. The company’s federal contracts5 are valued at almost $3 billion, more than 17% of its roughly $17 billion annual profit.6 Merck being the subject of such an investigation because of DEI initiatives creates tremendous contingent liability regarding both federal contracts and the impact of such investigations on broader valuations. Shareholders are right to ask the company to address it.

Merck’s diversity policies, if still in effect, may expose the company to regulatory scrutiny and costs associated with federal investigations in absence of further clarity. A transparent, up-to-date, and forward-looking evaluation of these practices is integral to the Board’s fiduciary duty. Shareholders deserve assurance that Merck is not implementing any illegal DEI practices, protecting access to federal contracts and safeguarding its brand and financial performance.

Resolved: Shareholders request that the Board of Directors of Merck and Co, Inc. prepare and publish, within 12 months and at reasonable cost (excluding proprietary information), a report assessing the risks associated with race, gender, or identity-based recruitment goals or preferences and practices, specifically addressing whether these DEI initiatives pose potential legal or reputational liabilities given (1) recent federal directives, (2) the exposure of current DEI-related practices to enforcement actions, and (3) existing federal civil rights law.

[1]	https://www.congress.gov/crs-product/IF10600
[2]	https://www.merck.com/wp-content/uploads/sites/124/2025/04/2025-Merck-Proxy-Statement.pdf
[3]	https://www.merck.com/wp-content/uploads/sites/124/2024/08/Merck_ImpactReport_2023-2024.pdf
[4]	https://www.hrc.org/resources/corporations/merck
[5]	https://1792exchange.com/contractors/
[6]	https://www.forbes.com/lists/global2000/

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proposals 4-6 Shareholder Proposals	÷ ÷ ÷ ÷	91

Board of Directors’ Statement in Opposition to Proposal 4

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. The Board believes that the report sought by the proposal is unnecessary and not in the best interests of the Company or its shareholders. As further discussed below, the Company has no unlawful race, gender, or identity-based recruitment goals and is intentional and transparent about providing equal opportunity for all employees. Our employment decisions are based on merit. The Board and its committees oversee the Company’s compliance with laws, regulations, and Company policies and also oversee risk management. The Company already makes significant disclosures about its risk management process and regularly reports on material risks facing the Company. The requested report therefore would not provide additional value or information.

The Company has no unlawful race, gender, or identity-based recruitment goals and is intentional and transparent about providing equal opportunity for all employees in order to advance its business.

We make employment decisions based on merit, and not based on an individual’s race, gender or other legally protected characteristics. Our goal is to hire and develop the best, most qualified talent from a broad talent pool. The Company’s success is built on a culture that embraces employees’ different perspectives and experiences and values their contributions. We believe that different perspectives and experiences are essential to fostering innovation and creativity and improving our understanding of our customers. With this in mind, we prioritize the development of a workforce that can best serve the world in which we operate and create opportunities for all employees to grow, learn and thrive.

As discussed in our Purpose for Progress 2024/2025 Impact Report, the Company is dedicated to providing fair, equal and merit-based opportunities in all aspects of employment, preventing bias and ensuring a vibrant and inclusive workplace. Through its policies and practices, the Company does not tolerate discrimination or harassment based on legally protected personal characteristics and strives to create an environment of respect, engagement and empowerment. We believe these policies and practices afford a competitive edge by focusing on the needs of patients worldwide and leveraging employee insights to improve performance.

The Board and its committees maintain active oversight of risk management as well as the Company’s compliance with legal requirements, and the Company provides extensive disclosures in this area.

The Company is subject to numerous and evolving laws that govern its operations, including those related to employment and recruitment practices. Overseeing these and other risks is an important component of the Board’s engagement on strategic planning.

As discussed on page 18 of this proxy statement, the Board oversees risk management through a Company-wide ERM process and functioning of Board committees. The ERM process, among other things, seeks to identify emerging risks in business operations and address them appropriately to limit negative consequences to the Company. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating action. The Audit Committee reviews the ERM process to ensure it is robust and that it functions effectively.

Board committees also oversee risk management based on their specific areas of competency. For example, the C&MD Committee oversees and monitors the Company’s programs, policies and practices related to its management of human capital resources. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and meets separately with the Company’s chief ethics and compliance officer on a regular basis. The Company’s compliance program is designed to prevent, detect and remediate potential violations of law or company policy, and is continuously assessed to ensure it is tailored to evolving business operations, considering developments in our industry and in the external landscape. The Company uses required enterprise training to reinforce key parts of the program, our audit program tests compliant execution, and we require and encourage employees to “speak up” and report potential violations of law or Company policy.

Additionally, as a public company, we are required to identify, assess and disclose materials risks and uncertainties faced by our business. The continual analyses performed by the Board and its committees, as well as the Company’s management, are designed to ensure that the Company’s workforce-related programs support its strategic, financial, and human capital objectives and that the programs remain appropriate.

AGAINST

The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

92	ç ç ç ç	Proposals 4-6 Shareholder Proposals

Proposal 5 – Shareholder Proposal Regarding a Report on Healthcare Coverage Gaps

William Cunningham, who holds at least $2,000 in market value of the Company’s common stock, has given notice that he intends to present for action at the Annual Meeting the following proposal:

Proposal 5 — Report on Healthcare Coverage Gaps

Whereas: Compensation and benefits inequities persist across employee gender categories and pose substantial risk to companies and the shareholders that own them. As noted by the 1792 Exchange’s Corporate Bias Rating1 (which assigns the company a High Risk label), Merck has committed itself to cover costs of “transgender medical procedures for covered employees and dependents, including children.” Notably, the company has also provided philanthropic support for Planned Parenthood as recently as 20232 as well as prior years.

As per its perfect score3 on the Human Rights Campaign’s Corporate Equality Index, Merck ostensibly covers a variety of highly controversial medical procedures, including hormone therapy and “equal health coverage for transgender individuals without exclusion for medically necessary care.” Yet, an increasing body4 of scientific evidence shows harms resulting from such “transition” treatments.5 Do the company’s employees victimized by such treatments receive healthcare benefits too?

This is an area of direct, significant risk for the company. Merck is one of the highest-valued retail brands in the world, with a FactSet-estimated brand value6 near $16 billion, more than 6 percent of its $247 billion valuation5. The higher the brand value of a company, the more vulnerable it is to public scandal, scandal that is quickly emerging for companies that have taken non-fiduciary activist positions on issues such as abortion and gender-affirming care. Healthcare organizations like Kaiser Permanente are currently facing high-profile lawsuits7 over coverage of transition treatments resulting in long-term harm7 to patients, seeking damages worth millions of dollars. Companies that subsidize such treatments could well be next.

Given the rapidly shifting legal landscape surrounding these treatments, evidenced by cases such as United States v. Skrmetti, this risk area is only increasing for companies like Merck. Shareholders are right to ask Merck to address the obvious contingent liability and brand damage caused by championing controversial, scientifically dubious, and risk-fraught procedures such as abortion and gender-affirming care, especially when the company is unclear as to its coverage of corresponding areas such as detransition care.

Side-taking via healthcare policy is not consistent with Merck’s fiduciary duty or its responsibility to mitigate significant areas of legal and reputational risk and avoid widespread brand value damage. This concern is especially relevant given Merck’s past struggles8 with brand politicization and its recent, laudable, steps9 toward brand neutrality. In its healthcare coverage, as in all corporate policies, Merck must focus on its fiduciary duty to shareholders, a duty likely violated by engaging in politically divisive rhetoric and/or actions, including through its decisions on healthcare coverage.

Resolved: Shareholders request the board of Merck report on median compensation and benefits gaps across gender as they address reproductive and gender dysphoria care, including associated policy, reputational, competitive, operational and litigative risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

[1]	https://1792exchange.com/company/merck-co/
[2]	https://www.merck.com/wp-content/uploads/sites/124/2024/01/Charitable_Contributions_report-2023.pdf
[3]	https://www.hrc.org/resources/corporations/merck
[4]	https://www.hhs.gov/press-room/gender-dysphoria-report-release.html
[5]	https://nationalpost.com/news/canada/michelle-zacchigna-ontario-detransitioner-sues-doctors
[6]	https://www.merck.com/stories/our-q4-and-full-year-2024-financial-results/
[7]	https://www.dhillonlaw.com/lawsuits/chloe-cole-v-kaiser-permanente/
[8]	https://kansasreflector.com/2024/12/06/republican-ags-sue-Merck-other-investment-firms-over-woke-climate-action-efforts/
[9]	https://www.wsj.com/business/Mercks-woke-era-is-over

Board of Directors’ Statement in Opposition to Proposal 5

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. The Board believes that preparing the report sought by the shareholder proposal is not in the best interests of our Company or its shareholders because our Company already makes significant disclosure regarding our employee benefit programs and our commitment to fair pay. Our compensation and benefits programs and initiatives are designed in recognition that employees are our most valuable asset and do not discriminate on the basis of gender or other characteristics that are protected by law.

Our Company has been a leader in employee benefits programs for decades and its disclosures in this area are extensive.

Critical to our purpose of using the power of leading-edge science to save and improve lives, our Company is dedicated to the professional growth and personal well-being of our employees. As discussed in detail in the Purpose for Progress 2024/2025

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Proposals 4-6 Shareholder Proposals	÷ ÷ ÷ ÷	93

Impact Report (our “Impact Report”), one of the ways we demonstrate this commitment is through our comprehensive suite of benefits programs and initiatives, thoughtfully designed to address the varied needs of our workforce. We provide benefits and well-being programs that draw from best practices to ensure quality, competitive value, and protection from significant financial hardship. For health benefits, we believe in providing access to care for employees and their families, who can then assess their own individual situations to plan their care in consultation with healthcare professionals. Contrary to the allegation in the proposal, our benefits programs do not draw distinctions on the basis of gender or other characteristics protected by law and do not exclude de-transitioning care.

Our Company is committed to fair pay.

As discussed in detail in our Impact Report, our Company is deeply committed to ensuring fair pay for all employees. This commitment aligns with our core values of integrity, fairness, and respect for every individual. Our Company takes a comprehensive approach to maintaining fair pay. We collaborate with external experts and legal partners to conduct an annual study in the U.S. and internationally to ensure our employees are paid fairly. As reported in our Impact Report, our global study encompassed approximately 70,000 employees. Our Company’s focus on fair pay furthers our goal of being the employer of choice for individuals of all backgrounds, and it supports our efforts to attract and retain the best talent, which are clear business imperatives for our Company.

AGAINST

The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Proposal 6 – Shareholder Proposal Regarding a Report on Political Contributions

Mercy Investment Services, Inc., which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 6 — Report on Political Contributions

RESOLVED: Shareholders of Merck & Co., Inc. (“Merck” or the “Company”) request the Board of Directors oversee an analysis and report to shareholders (at reasonable cost and omitting confidential and proprietary information) on the alignment of the Company’s political contributions, both direct and indirect (through trade associations and social welfare organizations), with its business, and any steps Merck takes to address misalignments. Lobbying activities are not covered by this proposal.

SUPPORTING STATEMENT

Merck says that “[p]olitical spending shall reflect the company’s interests” and that contribution decisions are guided by, among other things, “improving access to medicines and vaccines.”1 We applaud Merck’s disclosure regarding its political spending. That said, candidates, trade associations and other organizations to which Merck belongs or contributes may take positions that undermine its strategy or long-term financial prospects. We therefore believe that Merck should periodically evaluate the alignment of its political spending with its business.

Vaccines are one of Merck’s focus areas,2 and the Company recently opened a new $1 billion facility for manufacturing them.3 Recently, policies have gained momentum at the state and federal levels that could undermine the health benefits of vaccines. Hundreds of bills have been introduced in state legislatures in 2024 and 2025 to weaken vaccination requirements and criminalize “vaccine harm,” among other topics.4 Some bills promote disinformation about vaccines by designating products using mRNA technology as “weapons of mass destruction”5 or implying that mRNA vaccines alter DNA or result in the implantation of a chip under the recipient’s skin.6

Merck recognizes potential changes to vaccine or other healthcare policy in the United States could result in increased risk to its business.7 Yet the company has contributed to the authors of bills introduced in 2024 that aim to weaken vaccination requirements, including a New Jersey bill barring vaccination requirements to attend public school and imposing liability on the state if it requires a vaccine that causes harm to any person8 and a Missouri bill prohibiting educational institutions from requiring the COVID-19 vaccine or “gene therapy.”9 Such bills, we believe, signal efforts to undermine vaccination regulations broadly, threatening Merck’s core vaccine business.

Merck also belongs to the Pharmaceutical Research and Manufacturers of America trade association, which spent $16,688,488 of Merck’s 2024 dues on lobbying and political activity.10 (Merck’s report does not distinguish between lobbying and election-related spending.) Such indirect contributions are important to monitor because the interests of companies and their trade associations may not be fully aligned. An alignment report, as requested in this proposal, would give Merck the opportunity to better manage

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

94	ç ç ç ç	Proposals 4-6 Shareholder Proposals

risks associated with misaligned political spending, which are higher than ever, and allow shareholders to evaluate the quality of Merck’s internal procedures and board oversight of political spending.

[1]	https://www.merck.com/wp-content/uploads/sites/124/2021/11/Merck-Principles-Gov-Corp-Political-Spending.pdf
[2]	https://www.merck.com/what-we-do/
[3]	https://www.merck.com/ news/merck-unveils-new-facility-to-increase-vaccine-production-capacity/
[4]	See apnews.com/article/vaccines-fluoride-kennedy-trump-science-antiscience-legislation-73af8e65f407331e8f31b2909812a004; https://www.ncsl.org/health/state-public-health-legislation-database
[5]	MN S.3456
[6]	E.g., MO H.2652; SC S.975
[7]	https://www.sec.gov/Archives/edgar/data/310158/000162828025007732/mrk-20241231.htm, at 36
[8]	https://custom.statenet.com/public/resources.cgi?id=ID:bill:NJ2024000S379&ciq=ncsl&client_md=a06ce01c667094c055471085bc 60a983&mode =current_text (Testa-R)
[9]	H.1807 (Gregory-R)
[10]	https://www.merck.com/wp-content/uploads/sites/124/2025/04/2024-Trade-Association-Dues-Attachment-3.pdf

Board of Directors’ Statement in Opposition to Proposal 6

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. Our Company is committed to participating constructively and responsibly in the political process. The Board believes that preparing the report sought by the shareholder proposal is not in the best interests of our Company or its shareholders because our Company already provides robust disclosures regarding its approach to political contributions as well as the actual corporate political and Political Action Committee (PAC) contributions made in the US each year and preparing the requested report would be costly. In addition, our Company’s governance and oversight process ensures that political contributions align with our principles, including encouraging innovation and improving patient access to health care.

Our Company is transparent about its approach to corporate political advocacy, including with respect to political contributions, and discloses all of its corporate and PAC contributions each year.

Our Company has adopted a set of principles governing its corporate and political action committee spending (the “Principles”). Posted on our corporate website, the Principles serve as the foundation for our Company’s approach to political contribution decisions and transparency. As discussed in our Purpose for Progress 2024/2025 Impact Report, our Company makes bipartisan contributions that are carefully considered on a case-by-case basis. Candidates who support policies that enhance innovation and patient access to health care are prioritized. The fact that we support a particular candidate does not mean we agree with every position that recipient takes on every social and business issue.

Our Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures on our website at www.merck.com/company-overview/sustainability/transparency-disclosures. This information includes the Company’s U.S. contributions, categorized by state, candidate and amount, for our corporate political and PAC contributions dating back to 2016. This information also includes a list of industry and trade groups for which our dues are greater than $25,000, along with the amount of those dues that are used for political purposes in the U.S.

Since 2017, our Company has been listed as a “Trendsetter” (scoring 90% or above for political disclosure and accountability) in the annual index produced by The Center for Political Accountability (CPA), in conjunction with the Zicklin Center for Governance & Business Ethics at The Wharton School of the University of Pennsylvania.

Our Company’s robust governance and oversight process ensures that our support aligns with our Principles, including encouraging innovation and improving patient access to health care.

As set forth in the Principles, our Political Contributions Committee oversees our Company’s corporate political contributions and PAC contributions. This Committee is made up of senior leaders from a broad range of corporate divisions and functions and is led by a chair appointed by the Executive Vice President and General Counsel. The Committee approves contribution budgets and reviews contributions and their alignment in support of policies that enhance innovation and patient access to healthcare. The Board of Directors receives a semi-annual report on the Company’s political contributions, and its Governance Committee periodically reviews the policies and practices of the corporate political contributions program.

AGAINST

The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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Questions and Answers about the 2026 Annual Meeting and Voting

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 26, 2026, at 9:00 a.m., Eastern Time

Location:	Via Webcast at www.virtualshareholdermeeting.com/MRK2026

Record Date:	March 27, 2026

We hope you will fully participate as a shareholder and exercise your right to vote. It is very important that you vote to play a part in the future of our Company. You do not need to attend the 2026 Annual Meeting of Shareholders to vote your shares.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Votes required for approval	Abstentions and Broker Non-Votes

Proposal 1	Election of Directors	Page 32	FOR each Nominee	No	Majority of votes cast	Do not count for all six proposals (no effect)
Proposal 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	Page 42	FOR	No	Majority of votes cast
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2026	Page 87	FOR	Yes	Majority of votes cast
Proposals 4-6	Shareholder Proposals	Pages 90-94	AGAINST	No	Majority of votes cast

Why did I receive this Proxy Statement?

The Board of Directors is soliciting your proxy to vote at the 2026 Annual Meeting because you were a shareholder at the close of business on March 27, 2026, the record date, and are entitled to vote at the 2026 Annual Meeting.

This proxy statement and the 2025 10-K (the “Proxy Materials”) along with either a proxy card or a voting instruction form, or a Notice of Internet Availability of Proxy Materials, as applicable, are being distributed to shareholders beginning on April 8, 2026. This proxy statement summarizes the information you need to know to vote at the 2026 Annual Meeting. You do not need to attend the 2026 Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Shareowner Services, you are considered the shareholder of record for those shares, and applicable materials have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and applicable materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares. See “Voting information for beneficial owners” on page 97.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

96	ç ç ç ç	Questions and Answers about the Annual Meeting and Voting

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan. However, the proxy card does not include shares held for participants in the Merck U.S. Savings Plan, MSD Employee Stock Purchase and Savings Plan, and Merck Puerto Rico Employee Savings Plans and Security Plan. Instead, these participants will receive separate voting instruction cards covering these shares from plan trustees.

What constitutes a quorum?

As of the record date, 2,469,879,206 shares of Company common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present at the 2026 Annual Meeting or represented by proxy constitutes a quorum for the transaction of business at the 2026 Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I attend the 2026 Annual Meeting?

The 2026 Annual Meeting will be held in a solely virtual format, and all shareholders as of the record date, March 27, 2026, as well as guests are invited to attend. To attend the 2026 Annual Meeting, visit the online meeting platform at:

www.virtualshareholdermeeting.com/MRK2026

Access to the meeting platform will begin at 8:45 a.m. on May 26, 2026 (Eastern Time).

If you are a shareholder as of the record date, March 27, 2026, you will be able to participate in the meeting by voting your shares and asking questions through the online meeting platform. To do so, visit the online meeting platform listed above and enter the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Guests may also access the 2026 Annual Meeting but may do so solely in listen-only mode. No control number is required for guests.

The meeting will include a question and answer session, and we will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition.

As a shareholder, you will have multiple opportunities to submit questions for the 2026 Annual Meeting:

•	You can submit a question before the 2026 Annual Meeting: visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question” option.

•	You can also submit a question via the online platform during the 2026 Annual Meeting.

Whether or not you plan to attend the 2026 Annual Meeting, we urge you to vote and submit your proxy in advance by one of the advance voting methods described in the “How do I vote?” section below. If you encounter any technical difficulties with the meeting platform on the date of the 2026 Annual Meeting, technical support will be available during this time and will remain available until the virtual 2026 Annual Meeting has ended.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign, and date the card and return it in the prepaid envelope.

•

Via the internet. You may vote online at www.proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. Internet voting will close at 11:59 p.m. Eastern Time on May 25, 2026.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 25, 2026.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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•

By QR code. You may vote by scanning with your mobile device the QR code included on your proxy card or Notice of Internet Availability of Proxy Materials. You may also vote by scanning the QR code on page 1, which will direct you to www.proxyvote.com to enter your control number.

•	At the 2026 Annual Meeting. All shareholders may vote at the 2026 Annual Meeting. Please see “How do I attend the 2026 Annual Meeting?” above.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank, or nominee. You may also vote at the 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/MRK2026 and entering the 16-digit control number you received from your broker, bank, or nominee or by following the voting instructions provided by them.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the 2026 Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet, or paper ballot after the date of the revoked proxy; or

•	attending the 2026 Annual Meeting and voting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote during the 2026 Annual Meeting.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards. All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of First Coast Results will tabulate the votes and act as inspectors of election.

Voting information for beneficial owners

If you hold your shares through a broker, bank, or nominee, you are considered the beneficial owner of those shares, but not the shareholder of record. As a beneficial owner, you will receive voting instructions from your broker, bank, or nominee and you must communicate your voting decisions to that particular institution (not the Company) by using the voting instructions that institution provides to you.

Your broker is not permitted to vote on your behalf on any matter to be considered at the 2026 Annual Meeting except on ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026. If you do not provide voting instructions, your shares will not be voted on any matter other than the ratification of the auditors. This is called a “broker non-vote.”

For your vote to be counted, you must communicate your voting decisions to your broker, bank, or nominee before the date of the 2026 Annual Meeting.

What if I am a shareholder of record and I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the individuals named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the thirteen nominees;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026; and

•	AGAINST the shareholder proposals.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

98	ç ç ç ç	Questions and Answers about the Annual Meeting and Voting

What if I am a plan participant and do not provide voting instructions?

If voting instructions are not received for shares held in the Merck U.S. Savings Plan or the MSD Employee Stock Purchase and Savings Plan, those shares will not be voted. If voting instructions are not received from participants in the Merck Puerto Rico Employee Savings and Security Plan, the plan trustee will vote the shares you hold in the same proportion as the shares held in these plans for which voting instructions were timely received.

What is “householding” and how does it affect me?

The Company has adopted the process called “householding” for mailing the Proxy Materials and Notice of Internet Availability of Proxy Materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. The Company will continue to mail a proxy card to each shareholder of record.

Can I access the Proxy Materials on the internet instead of receiving paper copies?

The Proxy Materials are available on the Company’s website at www.merck.com/investor-relations/financial-information. If you are a shareholder of record, you may choose to stop receiving paper copies of Proxy Materials in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Materials on the internet, you will receive an email message next year that will provide a link to those documents. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner of shares, please refer to the information provided by your broker, bank, or nominee for instructions on how to elect to access future Proxy Materials electronically. Most beneficial owners of shares who elect electronic access will receive an email message next year containing the URL for accessing the Proxy Materials.

If you prefer to receive multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the 2026 Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to Equiniti Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 or calling 1-800-522-9114. The request should include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting the Company in the same manner.

If you are a beneficial owner of shares, you can request additional copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding, in each case, by notifying your broker, bank, or nominee.

Where can I find the results of the 2026 Annual Meeting?

We will post the final voting results the Friday following the 2026 Annual Meeting on our website www.merck.com under “Investors” in the section titled “Events & Presentations.” We also intend to disclose the final voting results on Form 8-K within four business days of the 2026 Annual Meeting.

Where can I find the 2025 10-K?

The 2025 10-K is available on the Company’s website at www.merck.com/investor-relations/financial-information. In addition, we will provide without charge a copy of the 2025 10-K, including financial statements and schedules, upon the written request of any shareholder to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, NJ 07065 U.S.A. Shareholders may also email the Office of the Secretary at office.secretary@merck.com to make such request.

How much did this proxy solicitation cost?

The Company retained Sodali & Co to assist in the distribution of the Proxy Materials and solicitation of votes for $22,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company also may solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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Shareholder Proposals and Director Nominations for the 2027 Annual Meeting of Shareholders

Deadline for Receipt of Shareholder Proposals for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the address shown below and received by the close of business, Eastern Time, on December 9, 2026.

Director Nominees for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Shareholders (Proxy Access)

Shareholders who intend to nominate a person for election as director under the proxy access provision in our By-Laws for inclusion in our Proxy Materials must comply with the provisions of, and provide notice to us in accordance with, Section 3 of Article II of our By-Laws. That section sets forth shareholder eligibility requirements and other procedures that must be followed and the information that must be provided in order for an eligible shareholder to have included in our Proxy Materials up to two Director nominees. For the 2027 Annual Meeting of Shareholders, we must receive the required notice between November 9, 2026 and December 9, 2026, at the address shown below. Such notice must include the information required by our By-Laws, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

Shareholder Proposals, Director Nominations, and Other Business to be Brought Before the 2027 Annual Meeting of Shareholders

Any shareholder who wishes to present proposals, director nominations, or other business for consideration directly at the 2027 Annual Meeting of Shareholders but does not intend to have such proposals or nominations included in the Company’s Proxy Materials must submit the proposal or nomination in writing to the address shown below so that it is received between December 27, 2026 and January 26, 2027. However, in the event that the date of the 2027 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2027 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2027 Annual Meeting of Shareholders is first made.

Written notice of proposals or other business for consideration must contain the information specified in Article I, Section 6 of our By-Laws. Written notice of nomination must contain the information set forth in Article II, Section 2 of our By-Laws. Our By-Laws are available online at www.merck.com/company-overview/leadership/board-of-directors or upon request to the Office of the Secretary.

This written notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates.

ADDRESS TO CONTACT THE COMPANY

Any notice required to be sent to the Company as described above should be emailed to office.secretary@merck.com, or mailed to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, NJ 07065 U.S.A.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

100	ç ç ç ç

Forward-Looking Statements

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include without limitation statements regarding growth strategy, financial results, product approvals, product potential, and development programs. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of the 2025 10-K, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

Other Matters

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

Merck & Co., Inc.

Rahway, NJ, U.S.A.

April 8, 2026

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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Appendix A—Non-GAAP Income and Non-GAAP EPS

Non-GAAP* income and non-GAAP EPS are alternative views of the Company’s performance that the Company is providing because management believes this information enhances investors’ understanding of the Company’s results since management uses non-GAAP measures to assess performance. Non-GAAP income and non-GAAP EPS exclude certain items because of the nature of these items and the impact that they have on the analysis of underlying business performance and trends. The excluded items (which should not be considered non-recurring) consist of acquisition- and divestiture-related costs, restructuring costs, income and losses from investments in equity securities, and certain other items. These excluded items are significant components in understanding and assessing financial performance.

Non-GAAP income and non-GAAP EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes a non-GAAP EPS metric. Management uses non-GAAP measures internally for planning and forecasting purposes and to measure the performance of the Company along with other metrics. In addition, annual employee compensation, including senior management’s compensation, is derived in part using a non-GAAP pretax income metric. Since non-GAAP income and non-GAAP EPS are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and, therefore, may not be comparable to the calculation of similar measures of other companies. The information on non-GAAP income and non-GAAP EPS should be considered in addition to, but not as a substitute for or superior to, net income and EPS prepared in accordance with GAAP.

A reconciliation between GAAP financial measures and non-GAAP financial measures is as follows:

($ in millions except per share amounts)	Year Ended December 31, 2025

Income before taxes as reported under GAAP	$21,067

Increase (decrease) for excluded items:

Acquisition- and divestiture-related costs(1)	3,007

Restructuring costs	2,551

(Income) loss from investments in equity securities, net	(306)

Non-GAAP income before taxes	26,319

Taxes on income as reported under GAAP	2,804

Estimated tax benefit on excluded items(2)	933

Net tax benefit, which reflects a net benefit related to favorable audit reserve adjustments	60

Non-GAAP taxes on income	3,797

Non-GAAP net income	22,522

Less: Net income attributable to noncontrolling interests as reported under GAAP	9

Non-GAAP net income attributable to Merck & Co., Inc.	$22,513

EPS assuming dilution as reported under GAAP(3)	$7.28

EPS difference	1.70

Non-GAAP EPS assuming dilution(3)	$8.98

(1)	Includes $55 million of intangible asset impairment charges.
(2)	The estimated tax impact on the excluded items is determined by applying the statutory rate of the originating territory of the non-GAAP adjustments.
(3)

GAAP and non-GAAP EPS were negatively affected by $0.20 of per share charges for certain upfront and pre-approval milestone payments related to collaborations and licensing agreements, as well as charges related to pre-approval assets obtained in transactions accounted for as asset acquisitions.

*	“GAAP” is defined as generally accepted accounting principles in the United States.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

102	ç ç ç ç	Appendix A Non-GAAP Income and Non-GAAP EPS

Acquisition and Divestiture-Related Costs

Non-GAAP income and non-GAAP EPS exclude the impact of certain amounts recorded in connection with acquisitions and divestitures of businesses. These amounts include the amortization of intangible assets and the recognition of fair value step-up of inventories, as well as intangible asset impairment charges, and expense or income related to changes in the estimated fair value measurement of liabilities for contingent consideration. Also excluded are integration, transaction, and certain other costs associated with acquisitions and divestitures. Non-GAAP income and non-GAAP EPS also exclude amortization of intangible assets related to collaborations, asset acquisitions, and licensing arrangements, as well as the recognition of fair value step-up of inventories related to asset acquisitions.

Restructuring Costs

Non-GAAP income and non-GAAP EPS exclude costs related to restructuring actions (see Note 5 to the Company’s Consolidated Financial Statements in the 2025 10-K). These amounts include employee separation costs and accelerated depreciation associated with facilities to be fully or partially closed or divested. Accelerated depreciation costs represent the difference between the depreciation expense to be recognized over the revised useful life of the asset, based upon the anticipated date the site will be closed or divested or the equipment disposed of, and depreciation expense as determined utilizing the useful life prior to the restructuring actions. Restructuring costs also include asset impairment, facility shut-down, contractual termination, and other related costs, as well as employee-related costs such as curtailment, settlement and termination charges associated with pension and other postretirement benefit plans, and share-based compensation costs.

Income and Losses from Investments in Equity Securities

Non-GAAP income and non-GAAP EPS exclude realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds.

Certain Other Items

Non-GAAP income and non-GAAP EPS exclude certain other items. These items are adjusted for after evaluating them on an individual basis, considering their quantitative and qualitative aspects. Typically, these items are unusual in nature, significant to the results of a particular period or not indicative of future operating results. Excluded from non-GAAP income and non-GAAP EPS in 2025 is a net tax benefit, which reflects a net benefit from favorable audit reserve adjustments.

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

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Appendix B—Explanation of Adjustments to Non-GAAP Results For Incentive Plans

Incentive Program	Financial Metric	Weighting of Component	Definition	Adjustments
	Pipeline	20%	The Company’s Research and Development goals for the Company Scorecard	No Adjustments
	Sustainability	10%	The Company’s patient access and employee inclusion and engagement metrics for the Company Scorecard	No Adjustments
	Revenue	35%

Excludes charges or items from the measurement of performance relating to (1) the impact of significant acquisitions and/or divestitures; (2) fluctuations in currency exchange rates versus rates budgeted in the annual operating plan; and (3) extraordinary items and other unusual or non-recurring charges and/or events that impact revenue

	Pre-Tax Income	35%	The Company’s target non-GAAP income before taxes

Excludes charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, the impact of significant acquisitions and/or divestitures, extraordinary items and other unusual or non-recurring charges and/ or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; (3) fluctuations in foreign exchange versus rates budgeted in the annual operating plan; and (4) the effects of accounting changes in accordance with GAAP, or other significant legislative changes, including tariffs

	Earnings Per Share (or EPS)	50%	The Company’s cumulative after-tax non-GAAP net income (attributable to the Company) divided by total shares outstanding assuming dilution, measured at the end of the applicable three-year period	All of the adjustments listed for “Pre-Tax Income” above, as well as the impact of share repurchases by the Company above or below planned levels
	Relative TSR (or R-TSR)	50%	The comparison of the Company’s average annual TSR (inclusive of reinvested dividends) to the median TSR for the primary peer group, measured at the end of the applicable three-year period	No Adjustments

Merck & Co., Inc., Rahway, NJ, U.S.A., 2026 Proxy Statement

Our Purpose	We use the power of leading-edge science to save and improve lives around the world.

As a research-intensive biopharmaceutical company, we focus on delivering innovative health solutions that advance the prevention and treatment of diseases in people and animals.

Our values – patients first, respect for people, ethics and integrity, and innovation and scientific excellence – guide every decision and action we take, helping us operate responsibly, earn trust, and create long-term value for patients, communities, and shareholders.

Copyright © 2026 Merck & Co., Inc., Rahway, NJ, U.S.A. and its affiliates. All rights reserved.

MERCK & CO., INC. 126 EAST LINCOLN AVENUE RAHWAY, NJ 07065 w SCAN TO VIEW MATERIALS & VOTE w ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRK2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V90951-P46756-Z92129 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MERCK & CO., INC. The Board of Directors recommends you vote FOR each of the following Nominees: 1. Election of Directors For Against Abstain Nominees: 1a. Douglas M. Baker, Jr. ! ! ! 1b. Mary Ellen Coe ! ! ! 1c. Pamela J. Craig ! ! ! 1d. Robert M. Davis ! ! ! 1e. Thomas H. Glocer ! ! ! 1f. Surendralal L. Karsanbhai ! ! ! 1g. Risa J. Lavizzo-Mourey, M.D. ! ! ! 1h. Stephen L. Mayo, Ph.D. ! ! ! 1i. Paul B. Rothman, M.D. ! ! ! 1j. Patricia F. Russo ! ! ! 1k. Christine E. Seidman, M.D. ! ! ! 1l. Inge G. Thulin ! ! ! 1m. Kathy J. Warden ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. Non-binding advisory vote to approve the compensation of our named executive officers. ! ! ! 3. Ratification of the appointment of the Company’s independent registered public accounting firm for 2026. ! ! ! The Board of Directors recommends you vote AGAINST proposals 4, 5, and 6. 4. Shareholder proposal regarding a report on DEI risks in federal contracting. ! ! ! 5. Shareholder proposal regarding a report on healthcare coverage gaps. ! ! ! 6. Shareholder proposal regarding a report on political contributions. ! ! ! Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Merck & Co., Inc. Annual Meeting of Shareholders Tuesday, May 26, 2026, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2026* Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 26, 2026: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. *We have adopted a virtual format for the 2026 Annual Meeting of Shareholders to provide a convenient and consistent experience to all shareholders regardless of location. V90952-P46756-Z92129 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints ROBERT M. DAVIS, JENNIFER ZACHARY, and KELLY GREZ as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held at 9:00 a.m. (Eastern Time) on May 26, 2026, and at all adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan. Any prior proxy or voting instructions are hereby revoked. The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR each nominee in Item 1, FOR Items 2 and 3, and AGAINST Items 4, 5, and 6. IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THIS PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON May 25, 2026. Please complete, sign, date, and return the Proxy Card promptly using the enclosed envelope. (Continued, and to be signed and dated on the reverse side.)